                                    EXHIBIT 5

                                   $75,000,000

                          CREDIT AND SECURITY AGREEMENT

                                   dated as of

                                October 9, 2003,

                                      among

                                  BELDEN INC.,

                           BELDEN TECHNOLOGIES, INC.,

                         BELDEN COMMUNICATIONS COMPANY,

                                       and

                          BELDEN WIRE & CABLE COMPANY,

                                  as Borrowers,

                           The Lenders listed herein,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                    as Agent,

                                       and

                       and U.S. BANK NATIONAL ASSOCIATION,

                              as Syndication Agent

                     Arranger: WACHOVIA CAPITAL MARKETS, LLC

ARTICLE 1      DEFINITIONS.........................................................................             1
    SECTION 1.01.      Definitions.................................................................             1
    SECTION 1.02.      Accounting Terms and Determinations.........................................            31
    SECTION 1.03.      References..................................................................            31
    SECTION 1.04.      Use of Defined Terms........................................................            31
    SECTION 1.05.      Terminology.................................................................            32
ARTICLE 2      THE CREDITS.........................................................................            32
    SECTION 2.01.      Commitments to Lend.........................................................            32
    SECTION 2.02.      Method of Borrowing.........................................................            34
    SECTION 2.03.      Continuation and Conversion Elections.......................................            36
    SECTION 2.04.      Notes.......................................................................            36
    SECTION 2.05.      Maturity of Loans...........................................................            37
    SECTION 2.06.      Interest Rates..............................................................            37
    SECTION 2.07.      Fees........................................................................            39
    SECTION 2.08.      Optional Termination or Reduction of Commitments............................            40
    SECTION 2.09.      Mandatory Reduction and Termination of Commitments..........................            40
    SECTION 2.10.      Optional Prepayments........................................................            40
    SECTION 2.11.      Mandatory Prepayments.......................................................            40
    SECTION 2.12.      General Provisions as to Payments...........................................            41
    SECTION 2.13.      Computation of Interest and Fees............................................            45
    SECTION 2.14.      All Loans to Constitute One Obligation......................................            45
    SECTION 2.15.      Lockbox; Collateral Reserve Accounts; Control Agreements....................            45
    SECTION 2.16.      Issuance of Letters of Credit...............................................            48
    SECTION 2.17.      Conditions and Amounts of Letters of Credit.................................            48
    SECTION 2.18.      Requests for Issuance of Letters of Credit..................................            48
    SECTION 2.19.      Letter of Credit Reimbursement Obligations; Duties of the LC Issuer.........            49
    SECTION 2.20.      Letter of Credit Participations.............................................            50
    SECTION 2.21.      Payment of Letter of Credit Reimbursement Obligations.......................            52
    SECTION 2.22.      Compensation for Letters of Credit and Reporting Requirements...............            53
    SECTION 2.23.      Indemnification and Exoneration with respect to Letters of Credit...........            53

ARTICLE 3      COLLATERAL..........................................................................            54
    SECTION 3.01.      Grant of Security Interest..................................................            55
    SECTION 3.02.      Further Assurances..........................................................            56
ARTICLE 4      REPRESENTATIONS AND WARRANTIES......................................................            56
    SECTION 4.01.      Corporate Existence and Power...............................................            57
    SECTION 4.02.      Corporate and Governmental Authorization; No Contravention..................            57
    SECTION 4.03.      Binding Effect..............................................................            57
    SECTION 4.04.      Financial Information.......................................................            57
    SECTION 4.05.      Litigation..................................................................            58
    SECTION 4.06.      Compliance with ERISA.......................................................            58
    SECTION 4.07.      Compliance with Laws; Payment of Taxes......................................            58
    SECTION 4.08.      Investment Company Act......................................................            58
    SECTION 4.09.      Public Utility Holding Company Act..........................................            59
    SECTION 4.10.      Ownership of Property; Liens................................................            59
    SECTION 4.11.      No Default..................................................................            59
    SECTION 4.12.      Full Disclosure.............................................................            59
    SECTION 4.13.      Environmental Matters.......................................................            59
    SECTION 4.14.      Capital Stock...............................................................            60
    SECTION 4.15.      Margin Stock................................................................            60
    SECTION 4.16.      Insolvency..................................................................            60
    SECTION 4.17.      Insurance...................................................................            61
    SECTION 4.18.      Purchase of Collateral......................................................            61
    SECTION 4.19.      Possession of Permits.......................................................            61
    SECTION 4.20.      Labor Disputes..............................................................            61
    SECTION 4.21.      Surety Obligations..........................................................            61
    SECTION 4.22.      Restrictions................................................................            61
    SECTION 4.23.      Leases......................................................................            62
    SECTION 4.24.      Business Conduct............................................................            62
    SECTION 4.25.      Capital Structure...........................................................            62
    SECTION 4.26.      Article 9 Information.......................................................            62
    SECTION 4.27.      Accounts....................................................................            62
    SECTION 4.28.      Good Title to Collateral....................................................            63

    SECTION 4.29.      Right to Assign and Grant Security Interest.................................            63
    SECTION 4.30.      Trade Styles................................................................            63
    SECTION 4.31.      Farm Products...............................................................            63
    SECTION 4.32.      Investment Property.........................................................            64
    SECTION 4.33.      Intellectual Property.......................................................            64
    SECTION 4.34.      Account Debtor Capacity and Solvency........................................            65
    SECTION 4.35.      Proceedings with Respect to Accounts........................................            65
    SECTION 4.36.      Location of Collateral......................................................            65
    SECTION 4.37.      Inventory...................................................................            65
    SECTION 4.38.      Material Contracts..........................................................            65
    SECTION 4.39.      Force Majeure...............................................................            66
    SECTION 4.40.      Survival of Representations and Warranties..................................            66
ARTICLE 5      COVENANTS...........................................................................            66
    SECTION 5.01.      Information.................................................................            66
    SECTION 5.02.      Inspection of Property, Books and Records...................................            70
    SECTION 5.03.      Maintenance of Existence....................................................            70
    SECTION 5.04.      Dissolution.................................................................            70
    SECTION 5.05.      Consolidations and Mergers..................................................            70
    SECTION 5.06.      Use of Proceeds.............................................................            71
    SECTION 5.07.      Compliance with Laws; Payment of Taxes......................................            71
    SECTION 5.08.      Insurance; Net Casualty/Insurance Proceeds..................................            71
    SECTION 5.09.      Change in Fiscal Year.......................................................            72
    SECTION 5.10.      Maintenance of Property.....................................................            73
    SECTION 5.11.      Material Contracts..........................................................            73
    SECTION 5.12.      Environmental Matters.......................................................            73
    SECTION 5.13.      Environmental Release.......................................................            73
    SECTION 5.14.      Transactions with Affiliates................................................            73
    SECTION 5.15.      Special Provisions Concerning Subsidiaries..................................            74
    SECTION 5.16.      Restricted Payments and Investments and Acquisitions........................            74
    SECTION 5.17.      Permitted Liens.............................................................            76
    SECTION 5.18.      Restrictions on Ability of Borrower and Subsidiaries to Pay Dividends.......            77
    SECTION 5.19.      Financial Covenants.........................................................            78

    SECTION 5.20.      Permitted Debt..............................................................            78
    SECTION 5.21.      Limitation on Issuance and Sale of Capital Stock and Redeemable Preferred
                       Stock of Subsidiaries.......................................................            80
    SECTION 5.22.      Change of Location of Collateral............................................            80
    SECTION 5.23.      Physical Inventories........................................................            80
    SECTION 5.24.      Inventory Returns...........................................................            80
    SECTION 5.25.      Intellectual Property.......................................................            80
    SECTION 5.26.      Records Respecting Collateral...............................................            82
    SECTION 5.27.      Reports Respecting Collateral...............................................            83
    SECTION 5.28.      Collateral Location Waivers.................................................            83
    SECTION 5.29.      Appraisals; Field Examinations..............................................            83
    SECTION 5.30.      Payment of Taxes On and Use of Collateral...................................            83
    SECTION 5.31.      Dispositions of Collateral..................................................            84
    SECTION 5.32.      Changes to Federal Taxpayer Identification Number; Organizational
                       Identification Number.......................................................            84
    SECTION 5.33.      Discounts and Allowances....................................................            85
    SECTION 5.34.      Taxes Owing with Respect to Accounts........................................            85
    SECTION 5.35.      Commercial Tort Claims......................................................            85
    SECTION 5.36.      Senior Note Purchase Agreements.............................................            85
    SECTION 5.37.      Other Restrictive Agreements................................................            85
ARTICLE 6      DEFAULTS............................................................................            85
    SECTION 6.01.      Events of Default...........................................................            85
    SECTION 6.02.      Notice of Default...........................................................            89
    SECTION 6.03.      Remedies with Respect to Collateral.........................................            89
    SECTION 6.04.      Power of Attorney...........................................................            90
ARTICLE 7      THE AGENT AND THE LENDERS...........................................................            91
    SECTION 7.01.      Appointment; Powers and Immunities..........................................            91
    SECTION 7.02.      Reliance by Agent...........................................................            92
    SECTION 7.03.      Defaults....................................................................            92
    SECTION 7.04.      Rights of Agent and its Affiliates as a Lender..............................            93
    SECTION 7.05.      Indemnification.............................................................            93
    SECTION 7.06.      Payee of Note Treated as Owner..............................................            93
    SECTION 7.07.      Nonreliance on Agent and Other Lenders......................................            94

    SECTION 7.08.      Failure to Act..............................................................            94
    SECTION 7.09.      Resignation of Agent........................................................            94
    SECTION 7.10.      Joinder of Lenders..........................................................            94
    SECTION 7.11.      Agreements Regarding Collateral.............................................            95
    SECTION 7.12.      Agent Field Examinations; Appraisals........................................            95
    SECTION 7.13.      Designation of Co-Agent.....................................................            96
    SECTION 7.14.      Replacement of Certain Lenders..............................................            96
ARTICLE 8      CHANGE IN CIRCUMSTANCES; COMPENSATION...............................................            96
    SECTION 8.01.      Basis for Determining Interest Rate Inadequate or Unfair....................            96
    SECTION 8.02.      Illegality..................................................................            97
    SECTION 8.03.      Increased Cost and Reduced Return...........................................            98
    SECTION 8.04.      Base Rate Loans or Other Euro-Dollar Loans
                       Substituted for Euro-Dollar Loans...........................................            99
    SECTION 8.05.      Compensation................................................................            99
    SECTION 8.06.      Failure to Pay in Foreign Currency..........................................           100
    SECTION 8.07.      Judgment Currency...........................................................           100
ARTICLE 9      CONDITIONS TO BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT..........................           100
    SECTION 9.01.      Conditions to Initial Borrowing and issuance of any Letter of Credit........           101
    SECTION 9.02.      Conditions to All Borrowings and Issuances of Letters of Credit.............           103
ARTICLE 10     MISCELLANEOUS.......................................................................           104
    SECTION 10.01.     Notices.....................................................................           104
    SECTION 10.02.     No Waivers..................................................................           104
    SECTION 10.03.     Expenses; Documentary Taxes.................................................           105
    SECTION 10.04.     Indemnification.............................................................           105
    SECTION 10.05.     Setoff; Sharing of Setoffs..................................................           105
    SECTION 10.06.     Amendments and Waivers......................................................           107
    SECTION 10.07.     No Margin Stock Collateral..................................................           108
    SECTION 10.08.     Successors and Assigns......................................................           108
    SECTION 10.09.     Confidentiality.............................................................           111
    SECTION 10.10.     Representation by Lenders...................................................           111
    SECTION 10.11.     Obligations Several.........................................................           111

    SECTION 10.12.     New York Law................................................................           111
    SECTION 10.13.     Severability................................................................           111
    SECTION 10.14.     Interest....................................................................           112
    SECTION 10.15.     Interpretation..............................................................           112
    SECTION 10.16.     WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION...............................           113
    SECTION 10.17.     Counterparts................................................................           113
    SECTION 10.18.     Source of Funds -- ERISA....................................................           113
    SECTION 10.19.     Credit Inquiries............................................................           113
    SECTION 10.20.     Consequential Damages.......................................................           113
    SECTION 10.21.     Entire Agreement............................................................           113
    SECTION 10.22.     Continuing Agreement.......................................................            114

EXHIBITS:
    EXHIBIT A-1    -   Form of Revolving Loan Note
    EXHIBIT A-2        Form of Settlement Loan Note
    EXHIBIT B-1    -   Form of General Counsel Opinion
    EXHIBIT B-2    -   Form of Borrower's Outside Counsel Opinion
    EXHIBIT C      -   Form of Agent's Opinion
    EXHIBIT D      -   Form of Assignment and Acceptance
    EXHIBIT E-1    -   Form of Notice of Borrowing
    EXHIBIT E-2        Form of Notice of Continuation or Conversion
    EXHIBIT F      -   Form of Borrowing Base Certificate
    EXHIBIT G      -   Form of Compliance Certificate
    EXHIBIT H      -   Form of Closing Certificate
    EXHIBIT I      -   Form of Officer's Certificate
    EXHIBIT J      -   Form of Waiver Agreement
    EXHIBIT K      -   Form of Instruction Letter
    EXHIBIT L      -   Form of Contribution Agreement
    EXHIBIT M      -   Collateral Disclosure Certificate
    EXHIBIT N      -   Form of Pledge Agreement
    EXHIBIT P-1    -   Form of Letter of Credit Request
    EXHIBIT P-2    -   Form of Notice of Letter of Credit
    EXHIBIT Q      -   Form of Deposit Account Control Agreement
    EXHIBIT R      -   Form of Securities Account Control Agreement
    EXHIBIT S          Form of Guaranty
    EXHIBIT T          Form of Joinder Agreement

SCHEDULES:
    SCHEDULE 1.01       -    Other Material Subsidiaries
    SCHEDULE 2.16       -    Existing Letters of Credit
    SCHEDULE 3.01       -    Certain Permitted Encumbrances
    SCHEDULE 4.01       -    Qualification Jurisdictions
    SCHEDULE 4.04       -    Material Adverse Effect
    SCHEDULE 4.05       -    Litigation
    SCHEDULE 4.13       -    Environmental Matters
    SCHEDULE 4.20       -    Labor Disputes
    SCHEDULE 4.21       -    Surety Obligations
    SCHEDULE 4.22       -    Burdensome Restrictions
    SCHEDULE 4.23       -    Leases
    SCHEDULE 4.25       -    Capital Structure
    SCHEDULE 4.33       -    Intellectual Property Matters
    SCHEDULE 5.01(c)    -    Consolidating Financial Information
    SCHEDULE 5.14       -    Affiliate Transactions
    SCHEDULE 5.20       -    Intercompany Debt, Other Debt

                          CREDIT AND SECURITY AGREEMENT

                  THIS CREDIT AND SECURITY AGREEMENT dated as of October 9, 2003, is made by and among BELDEN INC., BELDEN TECHNOLOGIES, INC., BELDEN COMMUNICATIONS COMPANY, BELDEN WIRE & CABLE COMPANY, the Lenders listed on the signature pages hereof, WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as Agent and U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent.

                  The parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

                  SECTION 1.01. Definitions. The terms as defined in this
SECTION 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided), have the meanings set forth herein:

                  "Accounts" means all "accounts" as such term is defined in the UCC and, in any event, includes, without limitation, all accounts receivable, other receivables, and all other rights to payment for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered or in connection with any other transaction (whether or not yet earned by performance), all rights in, to, and under all purchase orders or receipts for goods or services, all rights to any goods represented by any of the foregoing, including, without limitation, all rights of rescission, replevin, reclamation, and stoppage in transit and rights to returned, reclaimed, or repossessed goods, all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor.

                  "Account Debtor" means the Person who is obligated on any Account, Chattel Paper, or General Intangible.

                  "Adjusted London Interbank Offered Rate" means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  "Affected Lender" has the meaning set forth in SECTION 7.14.

                  "Affiliate" of any relevant Person means (a) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (b) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (c) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 15% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means Wachovia Bank, National Association, a national banking association organized under the laws of the United States of America, in its capacity as administrative agent and collateral agent for the Lenders hereunder, and its successors and permitted assigns in such capacity.

                  "Aggregate Commitments" means the sum of all the Commitments, which, as of the Closing Date equals Seventy Five Million and No/100 Dollars ($75,000,000).

                  "Aggregate Real Properties" means the Real Properties and any other real property operated by a Borrower or a Guarantor.

                  "Agreement" means this Credit and Security Agreement, together with all amendments and supplements hereto.

                  "Amortizing Equipment Availability Amount" means from and after the Appraisal Approval Date an amount equal to the lesser of (a) 85% of the net orderly liquidation value of the eligible Equipment as determined by an appraisal firm selected by the Agent on the Appraisal Approval Date and (b) $20,000,000; provided that the Amortizing Equipment Availability Amount shall be reduced from the initial Amortizing Equipment Availability Amount in effect on the Appraisal Approval Date as set forth below on the last day of each successive month after the Appraisal Approval Date, on a five (5) year schedule of level monthly amortization, and further provided that upon any sale or material decline in value, as determined by the Agent based upon a new appraisal, of any asset included in the calculation of such value, the Amortizing Equipment Availability Amount shall be reduced by the amount of such sold asset that was included in such calculation, or by the amount of such decline in value, as applicable.

                  "Applicable Margin" means:

                           (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, (A) for any Base Rate Loan, .50%, and (B) for any Euro-Dollar Loan, 2.25%; and

                           (ii) from and after the first Performance Pricing Determination Date, for any Base Rate Loan and Euro-Dollar Loan the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to each such type of Loan and the Test Ratio as determined as of the end of the Fiscal Quarter ending immediately prior to such Performance Pricing Determination Date.

                                                                        Applicable
                                            Applicable Margin           Margin for
                                              for Base Rate            Euro-Dollar
              Test Ratio                          Loans                   Loans
              ----------                          -----                   -----
              LEVEL I

If the Test Ratio is equal to or                    1.50%                   3.25%
greater than 4.00

              LEVEL II

If the Test Ratio is less than 4.00                 1.00%                   2.75%
but is equal to or greater than 3.00

              LEVEL III

If the Test Ratio is less than 3.00                 0.50%                   2.25%
but is equal to or greater than 2.00

              LEVEL IV

If the Test Ratio is less than 2.00                 0.00%                   1.75%

The Applicable Margin shall be subject to adjustment as provided in SECTION 2.06(a).

                  "Appraisal Approval Date" means the date upon which the Agent in its sole discretion approves the equipment appraisal which may be submitted by Borrowers to Agent at any time which is (i) after the payment by Parent of the $64,000,000 Senior Notes Series A which are due on September 1, 2004 pursuant to the 1999 Senior Note Purchase Agreement; and (ii) within twenty-four
(24) months of the Closing Date.

                  "Approved Depositary" means either (a) the Agent or a Lender, or (b) another depositary bank upon the execution and delivery by the Agent and such other depositary bank and the relevant Borrower or Guarantor of a Deposit Account Control Agreement.

                  "Approved Securities Intermediary" means either (a) the Agent or a Lender, or (b) another depositary bank upon the execution and delivery by the Agent and such other depositary bank and the relevant Borrower of a Securities Account Control Agreement.

                  "Arranger" means Wachovia Capital Markets, LLC.

                  "Assignee" has the meaning set forth in SECTION 10.08(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with SECTION 10.08(c) in the form of EXHIBIT D.

                  "Assignment of Claims Act" means the Assignment of Claims Act of 1940 (31 USC SECTION 3727 and 41 USC SECTION 15), as it may be amended from time to time.

                  "Authority" has the meaning set forth in SECTION 8.02.

                  "Bankruptcy Code" means Title 11 of the United States Code, as it may be amended from time to time.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (a) the Prime Rate, or (b) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Notice of Continuation or Conversion, SECTION 2.02(f), or ARTICLE 8, as applicable.

                  "Borrowers" means, individually and collectively, as the context requires, each of the following Persons, each of them being jointly and severally obligated as Borrowers hereunder: (a) Belden Inc., Belden Technologies, Inc., Belden Communications Company and Belden Wire & Cable Company; and (b) in the case of each Borrower, its successors and its permitted assigns.

                  "Borrowing" means a borrowing hereunder consisting of Loans and Refunding Loans made to the Borrowers (a) at the same time by all of the Lenders, in the case of a Revolving Loan Borrowing, or (b) separately by Wachovia, in the case of a Settlement Loan Borrowing, in each case pursuant to
ARTICLE 2. A Borrowing is a "Revolving Loan Borrowing" if such Loans are Revolving Loans, a "Settlement Loan Borrowing" if such Loans are Settlement Loans, a "Syndicated Borrowing" if such Loans are Syndicated Loans, a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans, and a "Base Rate Borrowing" if such Loans are Base Rate Loans.

                  "Borrowing Base" means the following sum:

                  (a) an amount equal to 85% of the face dollar value of Eligible Accounts as of the date of determination;

                  PLUS

                  (b)

                           (i) an amount equal to 40% of the dollar value of the Eligible Inventory consisting of finished goods, valued at the lower of cost

                                    (on a first-in, first- out basis) or market value as at the date of determination;

                                    plus

                           (ii) an amount equal to 50% of the face dollar value of the Eligible Inventory consisting of its raw materials, valued at the lower of cost (on a first-in, first-out basis) or market value as of the date of determination;

                  PLUS

                  (c)      Amortizing Equipment Availability Amount, if any;

                  MINUS

                  (d)      a reserve in the amount of the Current Derivative
                           Exposure;

                  MINUS

                  (e) such other reserves as the Agent may in its commercially reasonable judgment, or at the direction of the Required Lenders in their commercially reasonable judgment will, establish from time to time by written notice to the Parent and the Lenders.

                  "Borrowing Base Certificate" means a certificate in the form of EXHIBIT F.

                  "Capital Stock" means any Equity Interest other than Redeemable Preferred Stock of the Parent or any Subsidiary (to the extent issued to a Person other than any Borrower, Guarantor, or any other Subsidiary), whether common or preferred.

                  "Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Collateral.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Certified Public Accountants" means the Parent's independent certified public accountants as of the Closing Date and such other firm or firms of nationally recognized independent certified public accountants which may be retained by the Parent thereafter for the purpose of auditing its financial statements.

                  "Change of Law" shall have the meaning set forth in SECTION 8.02.

                  "Chattel Paper" means "chattel paper" as such term is defined in the UCC, and includes, without limitation, Electronic Chattel Paper, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or Guarantor.

                  "Closing Certificate" has the meaning set forth in SECTION 9.01(e).

                  "Closing Date" means October 9, 2003.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                  "Collateral" means (a) the personal property in which the Agent, for the benefit of the Lenders, is granted a security interest pursuant to SECTION 3.01 and (b) the Pledged Stock pledged to the Agent pursuant to the Pledge Agreement.

                  "Collateral Disclosure Certificates" means, individually or collectively, as the context shall require, the Collateral Disclosure Certificates dated as of even date herewith, substantially in the form of EXHIBIT M, executed by each of the Borrowers and the Guarantors and containing disclosure of information pertaining to the Collateral.

                  "Collateral Locations" means the respective Executive Office of each Borrower and each Guarantor and those additional locations, if any, of each Borrower and Guarantor set forth and described in the Collateral Disclosure Certificates or disclosed in writing to the Agent by the Borrowers as required in SECTION 5.22.

                  "Collateral Reserve Account" means each Deposit Account (a) over which the Agent has control by virtue of such Deposit Account's being maintained with the Agent or other Approved Depositary and (b) which Borrowers or Guarantors are or may be required to open and maintain with the Agent pursuant to the requirements of SECTION 2.15.

                  "Commercial Tort Claims" means each of the Borrowers' and each Guarantors' "commercial tort claims" as such term is defined in the UCC, and includes, without limitation, those commercial tort claims described in the Collateral Disclosure Certificates, if any, and all other commercial tort claims with respect to which any Borrower or Guarantor has given the Agent notice in accordance with SECTION 5.35.

                  "Commitment" means (a) as of the Closing Date, with respect to Wachovia $25,000,000; U.S. Bank National Association, $22,500,000; Comerica Bank, $7,500,000; The Northern Trust Company, $7,500,000; ING Bank N.V., $7,500,000; and Fifth Third Bank, Indiana, $5,000,000; and (b) as to any Lender which enters into any Assignment and Acceptance (whether as transferor Lender or as Assignee thereunder), the amount of such Lender's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to SECTIONS 2.08 and 2.09.

                  "Commitment Percentage" means, for each Lender, the percentage equal to its Commitment divided by the Aggregate Commitments.

                  "Compliance Certificate" means a certificate in the form of EXHIBIT G.

                  "Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any governmental authority or by any Person acting under governmental authority.

                  "Condemnation Awards" means any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

                  "Consolidated Cash Taxes" means, for the relevant fiscal period, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries, the aggregate of all taxes, to the extent they are paid in cash during such fiscal period.

                  "Consolidated EBITDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries, for the relevant fiscal period: (a) Consolidated Operating Income; plus (b) depreciation and amortization expenses; plus (c) non-cash charges as determined by the Agent.

                  "Consolidated Fixed Charges" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries in each case calculated for the 4 Fiscal Quarters or 12 Fiscal Months just ended prior to the date of such calculation: (a) Consolidated Net Interest Expense, plus (b) principal of long term Debt (excluding the payment by Parent of the $64,000,000 Senior Notes Series A which are due on September 1, 2004) paid or payable in cash as reflected on the Parent's and its Consolidated Subsidiaries' most recent monthly financial statements submitted to the Lenders pursuant to SECTION 5.01(b), plus (c) the aggregate amount of all Restricted Payments (other than those of the type described in subsections (a) and (b) of the definition of Restricted Payments) paid, plus (d) the amount of any reductions in the Amortizing Equipment Availability Amount pursuant to the definition thereof.

                  "Consolidated Funded Debt" means, on any date of measurement, the Funded Debt of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Interest Expense" for any relevant fiscal period means interest payable in cash in respect of Debt of the Parent or any of its Consolidated Subsidiaries outstanding during such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Operating Income" means, for any relevant fiscal period, the Operating Income of the Parent and its Consolidated Subsidiaries for such period, determined on a consolidated basis, but excluding extraordinary items.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Parent in its consolidated financial statements as of such date.

                  "Consolidated Tangible Net Worth" means, as of any date of determination, Stockholders' Equity, less the sum of the value as of such date, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

                  (a) Any surplus resulting from any write-up of assets subsequent to December 31, 2002;

                  (b) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense, and unamortized capital startup costs;

                  (c) To the extent not included in (b) of this definition, any amount at which shares of Capital Stock of the Parent appear as an asset on the balance sheet of the Parent and its Consolidated Subsidiaries;

                  (d) Loans or advances to stockholders, directors, officers or employees;

                  (e) To the extent not included in (b) of this definition, deferred expenses (not including deferred taxes); and

                  (f) Affiliate and shareholder loans of the Parent and its Consolidated Subsidiaries.

                  "Contribution Agreement" means the Contribution Agreement of even date herewith in substantially the form of EXHIBIT L to be executed by each of the Borrowers and each Guarantor.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under Section 414 of the Code.

                  "Cooper Tax Sharing Agreement" means that certain Tax Sharing and Separation Agreement dated September 30, 1993 between Borrowers and Cooper Industries, Inc., as amended or supplemented from time to time.

                  "Copyrights" means all of the following types of property of the Borrowers and the Guarantors: (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in the Collateral Disclosure Certificates), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (b) the right to obtain all renewals thereof.

                  "Copyright Licenses" means all written agreements naming a Borrower or Guarantor as licensor or licensee (including, without limitation, those listed in the Collateral

Information Certificates), granting any right under any Copyright, including, without limitation, the grant of rights in all derivative works based upon any Copyright, and all renewals and extensions thereof.

                  "Credit Documents" means this Agreement, the Notes, the Contribution Agreement, the Guaranty, the Security Documents, the Collateral Disclosure Certificates, any other agreement or document executed by the Borrowers or the Guarantors evidencing, relating to or securing the Obligations of the types described in clauses (a) and (b) of the definition thereof, and any other agreement, document or instrument executed by the Borrowers or the Guarantors and delivered from time to time in connection with this Agreement, the Notes, the Contribution Agreement, the Guaranty, the Security Documents or the Obligations of the types described in clauses (a) and (b) of the definition thereof, as such documents and instruments may be amended or supplemented from time to time.

                  "Current Derivative Exposure" means, as of any date of determination, 100% of the aggregate mark-to-market exposure then owing by the Borrower or any Guarantor under Interest Rate Protection Agreements, as calculated by the Agent on a monthly basis (or more frequently, in the discretion of the Agent).

                  "Debt" of any Person means at any date, without duplication,
(a) all obligations of such Person for borrowed money, (b) all payment obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (d) all obligations of such Person as lessee under capital leases or leases for which such Person retains tax ownership of the property subject to a lease (and where such lease is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP), (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (f) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (g) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or undrawn amounts available to be paid under a letter of credit or similar instrument, (h) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (i) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements, other than commodity hedging agreements entered into by such Person as risk protection rather than as an investment (each valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable agreement, if any), and (j) all Debt of others Guaranteed by such Person.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means, with respect to any of the Obligations, on any day, the sum of (a) the applicable Interest Rate Basis, plus (b) the highest Applicable Margin, plus (c) two percent (2%).

                  "Deposit Account" means "deposit account" as defined in the UCC or the Uniform Commercial Code of any applicable jurisdiction, but only to the extent such deposit account is located in the United States of America, and, in any event, includes, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution in the United States of America and all funds from time to time credited to any account referred to in this definition. Notwithstanding any provision of this Agreement to the contrary, Belden Wire & Cable Company's account maintained with Fleet Bank having a maximum amount of $25,000 shall not be a Deposit Account and no Deposit Account Control Agreement shall be required for such account.

                  "Deposit Account Control Agreement" means a Deposit Account Control Agreement substantially in the form of EXHIBIT Q, with any changes as may be acceptable to the Agent in its sole discretion, or a similar control agreement in form and substance acceptable to the Agent, executed and delivered by an Approved Depositary at which a Borrower or a Guarantor maintains a Deposit Account.

                  "Dollar Equivalent" means the Dollar equivalent of the amount of a foreign currency, determined by the Agent on the basis of its spot rate for the purchase of the appropriate foreign currency with Dollars.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Documents" means "documents" as such term is defined in the UCC, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or Guarantor.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, or New York, New York, are authorized by law to close.

                  "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States of America or any state thereof, or the District of Columbia.

                  "Echelon Accounts" means accounts that arise from sales by one of the Borrowers to BB Communications Service Facility, LLC, a Delaware limited liability company that does business under the name "Echelon", in which, with respect to the associated Inventory sold, such Borrower (i) takes a purchase money security interest in the product sold and the proceeds thereof, (ii) timely causes to be filed a financing statement with the Secretary of State of Delaware, showing BB Communications Service Facility, LLC as the debtor, such Borrower as the secured party, and the Agent as assignee of the secured party, and (iii) satisfies all other conditions set forth in Section 9-324 of the applicable Uniform Commercial Code to obtain priority over any other conflicting security interests.

                  "Electronic Chattel Paper" means "electronic chattel paper" as such term is defined in the UCC, all whether now existing or owned or hereafter acquired or arising, by or in favor of, any Borrower or Guarantor.

                  "Eligible Accounts" means that portion of each Borrower's and Guarantor's Accounts consisting of trade accounts receivable (as reported on the general ledger and then reconciled to the aging report described in SECTION 5.27(a)) actually owing to such Borrower or Guarantor by its Account Debtors subject to no counterclaim, defense, dispute, setoff, retainage or deduction (including, without limitation, chargebacks, accrued customer rebates and other non-cash credits), provided, in each of the foregoing cases, that each such Account is at all times subject to a duly perfected, first priority security interest in favor of Agent, subject only to any Permitted Encumbrances excluding, however, in any event any such Account:

                           (i) more than 90 days past invoice date or more than 60 days past due date (or in either case, such lesser number of days which the Agent may establish by written notice from time to time to the Borrowers in its commercially reasonable judgment);

                           (ii) which is owing by any Subsidiary or other Affiliate or any employee thereof, provided, that the eligibility requirement set forth in this clause (ii) shall not apply to Echelon Accounts;

                           (iii) which is owing by any Account Debtor having 50% or more in face value of its then existing Accounts with such Borrower or Guarantor ineligible under clause (i) above;

                           (iv) the assignment of which is subject to any requirements set forth in the Assignment of Claims Act, unless the Borrower or the relevant Guarantor, as applicable, duly assigns its rights to payment thereof to the Agent pursuant to the Assignment of Claims Act;

                           (v) which is owing by any Account Debtor whose Accounts, in face amount, with such Borrower or Guarantor exceed 15% (or 20% as to Anixter Inc. and its Affiliates, KMM Telecommunications and the Echelon Accounts) (or in each case such lesser percentage which the Agent may establish by written notice from time to time to the Borrowers in its commercially reasonable judgment) of such Borrower's or Guarantor's Eligible Accounts, but only to the extent of such excess;

                           (vi) which arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States or any province in Canada (other than Quebec) provided that the Canadian receivables are billed and collected by a Borrower or Guarantor, unless the sale is backed by an irrevocable letter of credit (a) which is issued or confirmed by a bank acceptable to the Agent, (b) which is in form and substance acceptable to the Agent, (c) which is payable in the full amount of such Account, (d) which is freely convertible into Dollars at a place of payment within the United States, and, (e) if requested by the Agent, over which the Agent has control;

                           (vii) which arises from (a) the sale of goods which have not been delivered (a "bill and hold" arrangement), or (b) services which have not been performed by such Borrower or Guarantor and accepted by the Account Debtor;

                           (viii) which is owing by any Account Debtor which is the subject (as debtor) of any voluntary or involuntary case or proceeding under any bankruptcy, insolvency or other similar law or as to which a trustee, receiver, liquidator, custodian or other similar official has been appointed for it or for any substantial part of its property;

                           (ix) which arises from the sale of any Inventory that is not Eligible Inventory pursuant to clause (iii) of the proviso contained in the definition of "Eligible Inventory";

                           (x) with respect to which the Agent determines in its commercially reasonable judgment that collection of such Account is insecure, or that payment thereof is doubtful or will be materially delayed by reason of such Account Debtor's financial condition or that the prospect of payment or performance by such Account Debtor is or will be materially impaired;

                           (xi) with respect to which the Account Debtor's executive offices are located in the State of New Jersey, Indiana or any other state imposing similar conditions to the right of a creditor to collect Accounts, unless (a) such Borrower or Guarantor has filed a notice of business activities report, or such other similar report required by such state, with the appropriate officials of such state for the then current year or such Borrower or Guarantor is qualified to do business in such state, or (b) such Account Debtor has substantial assets located, respectively, outside of the States of New Jersey, Indiana or such other state, as the case may be;

                           (xii) which is owed by, billed to, or will be paid by an Account Debtor located in the State of Alabama or any other state in which the Borrowers or Guarantors are aware that the laws of such state deny creditors access to its courts in the absence of qualification to do business as a foreign corporation in such state or in the absence of the filing of any required reports with such state, unless such Borrower or Guarantor has qualified as a foreign corporation authorized to do business in Alabama or such state or has filed such required reports;

                           (xiii) which is subject to any Lien other than a Permitted Encumbrance;

                           (xiv) which consists of "billings over cost" (items which have been invoiced but for which costs incurred in connection therewith have not been recognized);

                           (xv) which is owing by any Account Debtor with respect to which any Borrower or Guarantor has determined for any reason not to continue selling goods to or performing services for on open account;

                           (xvi) which is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

                           (xvii) with respect to which such Borrower or Guarantor has made an agreement with the Account Debtor (a) for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face amount of each invoice related to such Account, but only to the extent of such deduction, or (b) to extend the time of payment thereof beyond the period set forth in clause (i) in this definition;

                           (xviii)  which arises from a retail sale of goods to
                  a Person who is purchasing the same primarily for personal, family or household purposes;

                           (xix) which represents a progress billing or percentage of completion arrangement (unless the Agent, in the exercise of its sole discretion, after the Borrower's request, permits the same to not be excluded hereunder) or a retainage;

                           (xx) to the extent that such Account includes any tax due to any governmental taxing authority, the amount of such tax; or

                           (xxi) which has otherwise been determined by the Agent in its commercially reasonable judgment not to be eligible for purposes hereof, whether or not satisfying the criteria set forth above, as such criteria may be modified by the Agent in its commercially reasonable judgment upon notice to the Borrower.

                  "Eligible Inventory" means the gross dollar value of Inventory (as reported on the general ledger and then reconciled to the inventory report described in SECTION 5.27(d)) of each Borrower and Guarantor consisting of: (a) raw materials; and (b) finished goods, subject to no further processing and held for sale in the ordinary course of business to customers and not Affiliates of the Borrowers; provided, in each of the foregoing cases, that such Inventory:

                           (i) is at all times subject to a duly perfected, first priority security interest in favor of Agent, subject only to any Permitted Encumbrances;

                           (ii)     is in good and saleable condition;

                           (iii) is not on consignment from or subject to any guaranteed sale, sale-or-return, sale-or-approval, or repurchase agreement with any supplier;

                           (iv) does not constitute in-transit goods (except for in-transit goods which are being carried on vehicles owned or leased by a Borrower);

                           (v) does not constitute packaging, scrap, tools, supplies, work-in-process or obsolete, repossessed, damaged or slow-moving (more than 12 months since most recent sale of an item) goods or (without duplication) goods which have been reserved for by the Borrowers or Guarantors as "slow-moving goods";

                           (vi) conforms in all material respects to the warranties and representations with respect to Inventory set forth herein;

                           (vii) is not subject to a negotiable document of title (unless issued or endorsed, and delivered to Agent);

                           (viii) is not subject to any license or other agreement that limits or restricts such Borrower's, Guarantor's or the Agent's right to sell or otherwise dispose of such Inventory;

                           (ix) is located in the United States on premises owned by such Borrower or Guarantor or with respect to which the Agent holds a Waiver Agreement and is a Collateral Location;

                           (x)      meets all standards imposed by any
                  governmental authority;

                           (xi) does not constitute special order goods not covered by a firm purchase order; and

                           (xii) which has not otherwise been determined by the Agent in its commercially reasonable judgment to be ineligible for purposes hereof, whether or not satisfying the criteria set forth above, as such criteria may be modified by the Agent in its commercially reasonable judgment upon notice to the Parent.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Parent or any Subsidiary required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means (i) all judgments, decrees or orders arising from any Environmental Requirements (whether or not entered upon consent), or (ii) written agreements with an Environmental Authority arising from any Environmental Requirement (whether or not incorporated in a judgment, decree or order).

                  "Environmental Liabilities" means any liabilities, whether accrued or contingent, arising from any Environmental Requirement.

                  "Environmental Notices" means notices from any Environmental Authority of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any violation of any Environmental Requirement or any investigations of an Environmental Authority concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirement" means any health, safety or environmental law or regulation applicable to any Borrower or Guarantor with respect to its US operations or the Real Properties, including but not limited to any such requirement under CERCLA or similar state law and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law relating to health or the environment.

                  "Equipment" means all "equipment," as such term is defined in the UCC, wherever located but only to the extent located in the United States and, in any event, includes, without limitation, all machinery and equipment, including, without limitation, all processing equipment, conveyors, machine tools, data processing and computer equipment, including, without limitation, all embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, rolling stock and other equipment of every kind and nature (which do not constitute titled vehicles), trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or Guarantor, but in any event only to the extent located in the United States, and excluding all Excluded Equipment.

                  "Equity Interests" means, with respect to any Person, (a) all shares, interests, participations, rights or other equivalents (however designated, whether voting or non-voting) of or interests in corporate or capital stock, including without limitation, shares of preferred or preference stock, of such Person, (b) all partnership interests (whether general or limited) of such Person, (c) all membership interests or limited liability company interests in such Person, (d) all other equity or ownership interests in such Person of any other type and (e) all warrants, rights or options to purchase any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to a Notice of Borrowing or continued as or converted to a Euro-Dollar Loan pursuant to a Notice of Continuation or Conversion.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

                  "Event of Default" has the meaning set forth in SECTION 6.01.

                  "Excess Borrowing Availability" means, at any time, the amount (if any) by which the lesser of (i) the Aggregate Commitments and (ii) the aggregate amount of the Borrowing Base exceeds the then outstanding Working Capital Obligations.

                  "Excluded Equipment" means (a) any Equipment subject to a Purchase Money Lien as to which the purchase money creditor holding such Lien prohibits other Liens thereon without its prior consent, unless and until either
(i) such creditor grants such consent or (ii) the Debt secured by such Lien has been fully paid and satisfied; (b) any Equipment with respect to which the rights of possession and use of any Borrower or Guarantor are created pursuant to a lease which does not create a security interest, unless and until such time (if any) as such Borrower acquires title to such Equipment from the lessor or the lessor abandons its rights and claims thereto; and (c) Vehicles.

                  "Executive Office" means the chief executive office address of the Parent and each Borrower designated as such in the Collateral Disclosure Certificates.

                  "Existing Letters of Credit" means those letters of credit described in Schedule 2.16 that are in existence on the Closing Date but are deemed to have been issued under this Agreement pursuant to SECTION 2.16.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined in good faith by the Agent.

                  "Fee Letter" means that certain letter agreement, dated as of August 19, 2003 among the Borrowers, the Agent and the Arranger relating to certain fees from time to time payable by the Borrowers to the Agent and the Arranger, together with all amendments and supplements thereto.

                  "Fiscal Month" means any fiscal month of the Parent.

                  "Fiscal Quarter" means any fiscal quarter of the Parent.

                  "Fiscal Year" means any fiscal year of the Parent.

                  "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA, less the aggregate amount of all capital expenditures of the Parent and its Consolidated Subsidiaries, less Consolidated Cash Taxes, less any amounts to be paid under the Cooper Tax Sharing Agreement, less amounts paid of the types described in subsection (a) of the definition of Restricted Payments, in each case for the period of 12 Fiscal Months ended on such date, to (b) Consolidated Fixed Charges.

                  "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

                  "ForEx Contract" means each "spot" or "forward" foreign currency exchange agreement entered into from time to time between the Parent or any Borrower and any Lender.

                  "ForEx Obligations" means any and all settlement obligations, fees, charges, liabilities and other obligations owed to any Lender under all ForEx Contracts.

                  "Funded Debt" for any Person means: (a) all Debt of such Person and (b) all accounts payable of such Person which are more than 60 days past due and not in dispute.

                  "GAAP" means generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with SECTION 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "General Intangibles" means all of each Borrower's and Guarantor's "general intangibles" as such term is defined in the UCC and, in any event, includes, without limitation, (a) all tax refunds, claims for tax refunds, and tax credits, (b) all permits, licenses, approvals, authorizations, consents, variances, and certifications of any governmental authority, (c) all claims, causes of action, and choses in action, (d) all property, casualty, liability, and other insurance of any kind or character, and all insurance claims and insurance refund claims, (e) all payment intangibles, (f) all lists, books, records, recorded knowledge, ledgers, files (whether in printed form or stored electronically), designs, blueprints, data, specifications, engineering reports, manuals, computer records, computer programs and computer software (including source codes), (g) all internet domain names and websites and related licenses and agreements, (h) all Intellectual Property and (i) all contracts, agreements, instruments and indentures in any form, and portions thereof, to which any Borrower or Guarantor is a party or under which any Borrower or Guarantor has any right, title or interest or to which any Borrower or Guarantor or any property of any Borrower or Guarantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of any Borrower or Guarantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Borrower or Guarantor to damages arising thereunder and (iii) all rights of any Borrower or Guarantor to perform and to exercise all remedies thereunder; but in any event excluding from this definition, rights under any contract, agreement, instrument or indenture or under any Intellectual Property that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless consent from the relevant party or parties has been obtained and under the terms of which any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in the termination thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law or principles of equity.

                  "Goods" means all "goods" as defined in the UCC, wherever located but only to the extent located in the United States, including, without limitation, embedded software to the extent included in "goods" as defined in the Code, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or Guarantor.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantors" means (i) the Initial Subsidiary Guarantors and
(ii) each other Domestic Subsidiary that becomes a Guarantor pursuant to SECTION 5.15.

                  "Guaranty" means the Guaranty, substantially in the form of EXHIBIT S, to be executed by the Guarantors, unconditionally and jointly and severally guaranteeing payment of the Loans, the Notes and all other Obligations of the Borrowers to the Agent and the Lenders hereunder, including without limitation all principal, interest, fees, costs, and compensation and indemnification amounts provided for hereunder.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Initial Subsidiary Guarantors" means Belden Holdings, Inc. and Belden International, Inc., each a Delaware corporation.

                  "Instruments" means all "instruments" as such term is defined in the UCC, wherever located, and, in any event, includes, without limitation, all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or Guarantor.

                  "Intellectual Property" means the collective reference to all of the Borrowers' and the Guarantors' rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including, without limitation, the right to receive all proceeds and damages therefrom; provided, however, that the term "Intellectual Property" will only include the foregoing types of property to the extent perfection may be obtained under the laws of the United States, any state thereof or the District of Columbia.

                  "Interest Period" means, with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrowers may elect in the applicable Notice or Borrowing or Notice of Continuation or Conversion; provided that:

                           (i)      any Interest Period (subject to paragraph
                  (iii) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                           (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (iii) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                           (iii) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

                  "Interest Rate Basis" means the Base Rate or the Adjusted London Interbank Offered Rate, as appropriate.

                  "Interest Rate Protection Agreement" means an interest rate hedging or protection agreement or any other interest rate derivative product entered into by and between any of the Borrowers or Guarantors and any of the Lenders, or any Affiliates of any Lenders together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  "Inventory" means "inventory" as such term is defined in the UCC and includes, without limitation, wherever located but only to the extent located in the United States, all goods held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, spare parts, repair parts, returned and repossessed goods, all raw materials, work-in-process, finished goods and supplies used or consumed in a Borrower's or a Guarantor's business, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or Guarantor.

                  "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities or all or substantially all of the assets of such Person or of a division or particular line of business of such Person (including, without limitation, interest rate protection, foreign currency or other hedging arrangements to be held as an investment), capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                  "Investment Property" means all "investment property" as such term is defined in the UCC and, in any event, includes, without limitation, all Pledged Interests and all Pledged Notes (excluding any Investment Property consisting of Equity Interests in any Foreign Subsidiary).

                  "LC Issuer" means Wachovia or with regard to the Existing Letters of Credit, the respective issuers thereunder as described in SCHEDULE 2.16.

                  "Lender" means each bank or other financial institution listed on the signature pages hereof as having a Commitment, and its successors and assigns.

                  "Lending Office" means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrowers and the Agent.

                  "Letter(s) of Credit" means (i) the Existing Letters of Credit, as provided in SECTION 2.16 and (ii) any standby or documentary letter of credit issued by the LC Issuer for the account of any Borrower pursuant to
ARTICLE 2.

                  "Letter of Credit Application Agreement" means, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as the LC Issuer may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may by agreed upon by the LC Issuer and the Borrower and are not materially adverse to the interests of the Lenders; provided, however, that in the event of any conflict between the terms of any Letter of Credit Application Agreement and this Agreement, the terms of this Agreement shall control.

                  "Letter of Credit Commitment Fee" means a fee payable to Agent with respect to each Letter of Credit at a rate per annum equal to the Applicable Margin for Euro-Dollar Loans times the daily average of the undrawn amount of all outstanding Letters of Credit.

                  "Letter of Credit Fronting Fee" means a fee equal to 0.125% of the face amount of each Letter of Credit.

                  "Letter of Credit Obligations" means, at any particular time, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been requested by the relevant Borrower and authorized by the LC Issuer but which have not yet been issued.

                  "Letter of Credit Rights" means "letter-of-credit rights" as such term is defined in UCC, including, without limitation, rights to payment or performance under a letter of credit, whether or not the beneficiary thereof has demanded or is entitled to demand payment or performance, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or Guarantor.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, encumbrance, or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrowers or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Base Rate Loan, Euro-Dollar Loan, Revolving Loan or Settlement Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Revolving Loans or Settlement Loans, or any or all of them, as the context shall require.

                  "London Interbank Offered Rate" means, with respect to the Interest Period of any Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

                  "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Parent and its

Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Lenders under the Credit Documents, the Agent's security interest and Lien against the Collateral, or the ability of any of the Borrowers or the Guarantors to pay and perform its obligations under the Credit Documents to which it is a party (including, without limitation, the repudiation, revocation or any attempt to do the same by any Borrower or Guarantor), as applicable, or
(c) the legality, validity or enforceability of any Credit Document.

                  "Material Contracts" means (a) those contracts, leases, instruments, guaranties, licenses, agreements, and other arrangements listed in the Collateral Disclosure Certificates and, in any event, the Material Distributor Agreements and (b) all other contracts, leases, instruments, guaranties, licenses, agreements, and other arrangements to which any Borrower or Guarantor is, from time to time, a party, the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect.

                  "Material Distributor Agreements" means those certain agreements with (i) Graybar Electric Company, Inc., (ii) Houston Wire & Cable,
(iii) Anixter Inc. or any of its domestic Affiliates and (iv) any other distributor agreements to which any Borrower or Guarantor is a party that the Agent determines in its commercially reasonable judgment to be a material distributor agreement and notifies Borrowers of such determination.

                  "Material Subsidiary" means any Subsidiary which is directly owned by the Parent or a Subsidiary, and (a) has assets which constitute more than 5% of the consolidated total assets of the Parent and its Consolidated Subsidiaries at the end of the most recent Fiscal Quarter, (b) contributed more than 5% of Consolidated Operating Income for the 4 most recent Fiscal Quarters then ended (or, with respect to any Subsidiary which is not a Domestic Subsidiary and which existed during the entire 4 Fiscal Quarter period but was acquired by the Borrower during such period, which would have contributed more than 5% of Consolidated Operating Income for such period had it been a Subsidiary for the entire period, as determined on a pro forma basis in accordance with GAAP), or (c) is listed on SCHEDULE 1.01.

                  "Moody's" means Moody's Investor Service, Inc.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "Net Casualty/Insurance Proceeds", when used with respect to any Condemnation Awards or insurance proceeds allocable to the Collateral, means the gross proceeds from any Casualty or Condemnation remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds.

                  "Net Funded Debt" means, on any date of measurement, Consolidated Funded Debt minus Unrestricted Cash Balances.

                  "1999 Note Purchase Agreement" means that certain Note Purchase Agreement dated as of September 1, 1999 among Parent and certain noteholders from time to time party thereto, as such agreement may be hereafter amended, restated, supplemented, refinanced, increased or reduced from time to time, subject to SECTION 5.36.

                  "1997 Note Purchase Agreement" means that certain Note Purchase Agreement dated as of August 1, 1997 among Parent and certain noteholders from time to time party thereto, as amended by that certain First Amendment to Note Purchase Agreement dated as of September 1, 1999 and as such agreement may be hereafter amended, restated, supplemented, refinanced, increased or reduced from time to time, subject to SECTION 5.36.

                  "Notes" means each of the Revolving Loan Notes or the Settlement Loan Note, or any or all of them, as the context shall require, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

                  "Notice of Borrowing" means a notice in the form of EXHIBIT
E-1.

                  "Notice of Continuation or Conversion" means a notice in the form of EXHIBIT E-2.

                  "Obligations" means all Debts, indebtedness, liabilities, covenants, duties and other obligations of the Borrowers: (a) to the Agent or the Lenders included or arising from time to time under this Agreement or any other Credit Document, whether evidenced by any note or other writing, whether arising from the extension of credit, opening of a letter of credit, acceptance or loan guaranty, including, without limitation, principal, interest, fees, costs, attorney's fees and indemnification amounts and any and all extensions or renewals thereof in whole or in part, direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; (b) to the Agent or the LC Issuer, with respect to all Letter of Credit Obligations and all other obligations arising in connection with the issuance of any Letter of Credit; (c) to any Lender or Affiliate thereof arising under any Interest Rate Protection Agreement or ForEx Obligations with any such Lender or Affiliate, including, without limitation, any premature termination or breakage or other costs with respect thereto limited, however, as to this clause (c), to a maximum aggregate principal amount of $5,000,000 (prorated among all Interest Rate Protection Agreements, if there are more than one, based on the actual (as distinguished from notional) liability thereunder); (d) to Wachovia or any other Lender and their respective Affiliates, arising in connection with any cash management services or related banking services and functions provided to any Borrower or Guarantor in connection with the conduct of such Borrower's or Guarantor's business; and (e) to Wachovia or an Affiliate thereof arising under any Special Foreign Guarantees, including, without limitation, any costs with respect thereto limited, however, as to this clause (e), to a maximum aggregate principal amount of $1,000,000 based upon actual (as distinguished from notional) liability thereunder.

                  "Officer's Certificate" means a certificate in the form of
EXHIBIT I.

                  "Operating Income" means, as applied to any Person for any relevant fiscal period, the aggregate amount of operating income of such Person, before interest and taxes, for such period, as determined in accordance with GAAP-prepared financial statements.

                  "Overadvance Loan" means any Loan made pursuant to clause (i) or (ii) of SECTION 2.01(c).

                  "Parent" means Belden Inc., and its successors and permitted assigns.

                  "Participant" has the meaning set forth in SECTION 10.08(b).

                  "Patents" means all of the following types of property of the Borrowers and the Guarantors: (a) all letters patent including, without limitation, all utility patents, design patents, industrial designs and utility model registrations of the United States or any other country, or any political subdivision thereof and all reissues and extensions thereof, including, without limitation, those listed in the Collateral Disclosure Certificates, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, those listed in the Collateral Disclosure Certificates, and
(c) all rights to obtain any reissues, reexaminations, or extensions of the foregoing.

                  "Patent Licenses" means all agreements, whether written or oral, providing for the grant by or to a Borrower or a Guarantor of any right to make, use, sell, offer to sell, or import any invention covered in whole or in part by a Patent, including, without limitation, those listed in the Collateral Disclosure Certificates, and all extensions and renewals thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Performance Pricing Determination Date" means, in determining whether any reduction or increase shall be made to the Applicable Margin pursuant to SECTION 2.06(a), the first Business Day of the calendar month after receipt by Agent of the applicable financial statements and corresponding Compliance Certificate setting forth, among other things, the calculations necessary to determine whether any such adjustments are then necessary, beginning with the applicable financial statements and corresponding Compliance Certificate for the Fiscal Quarter ending December 31, 2003.

                  "Permitted Encumbrances" means as to any assets (including the Collateral), the types of Liens permitted for such types of assets pursuant to
SECTION 5.17.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under SECTION 412 of the Code and is either (a) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or
(b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Pledge Agreement" means the Stock Pledge Agreement dated as of even date herewith, substantially in the form of EXHIBIT N, executed by the Borrowers and any Guarantor that owns a Domestic Subsidiary in favor of the Agent and to be joined in pursuant to SECTION 5.15 by any other Borrower or Guarantor that after the Closing Date acquires a Domestic Subsidiary.

                  "Pledged Interests" means all Equity Interests of or in any Person incorporated or organized under the laws of the United States, any state thereof or the District of Columbia that may be issued or granted to, or held or owned by, a Borrower or Guarantor, including, without limitation, such Equity Interests described in the Collateral Disclosure Certificates, and all certificates representing such Equity Interests.

                  "Pledged Notes" means all Instruments listed in the Collateral Disclosure Certificates and all other Instruments issued to or held by a Borrower or a Guarantor.

                  "Pledged Stock" means the capital stock described in and pledged pursuant to the Pledge Agreement, which constitutes Investment Property in which a security interest is granted hereunder.

                  "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Purchase Money Lien" means any Lien (including a negative pledge arrangement) granted by any Borrower, Guarantor or any Subsidiary from time to time to vendors or financiers of equipment or property to secure the payment of the purchase price thereof so long as (a) such Liens extend only to the specific equipment or property so purchased, (b) secure only such deferred payment obligation and related interest, fees and charges and other obligations under the related contract and no other Debt, and (c) are promptly released upon the payment in full of such purchase price and related interest, fees and charges by operation of law or otherwise.

                  "Real Properties" means all real property of whatever nature now or hereafter owned, leased or operated by the Borrowers or the Guarantors, or in which the Borrowers or the Guarantors otherwise have an interest, and wherever located.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (a) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (b) redeemable at the option of the holder thereof.

                  "Refunding Loan" means a new Syndicated Loan made on the day on which an outstanding Syndicated Loan is maturing as a refinancing thereof as provided by SECTION 2.02(d), if and to the extent that the proceeds thereof are used entirely for the purpose of refinancing such maturing Loan, excluding any difference between the amount of such maturing Loan and any greater amount being borrowed on such day and actually either being made available to the Borrowers pursuant to SECTION 2.02(c) or remitted to the Agent as provided in SECTION 2.12, in each case as contemplated in SECTION 2.02(d).

                  "Register" has the meaning set forth in SECTION 10.08(c).

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Reimbursement Obligations" means the unpaid reimbursement or repayment obligations of the relevant Borrower to the LC Issuer pursuant to
SECTION 2.19 with respect to Letters of Credit that have been drawn.

                  "Related Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender.

                  "Required Lenders" means at any time Lenders holding Commitment Percentages equal to at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Lenders holding at least 66 2/3% of the aggregate outstanding principal amount of the Working Capital Obligations; provided, however, that such calculation shall be made without including the Commitment of or principal amount of Notes held by any Lender which is in default with respect to its obligations to the Agent, the Borrower or any Lender. As of the Closing Date, the Lenders have the following Commitment Percentages: (a) Wachovia: 33.3%; (b) U.S. Bank National Association:
30.0%; (c) Comerica Bank: 10.0%; (d) The Northern Trust Company: 10.0%; (e) ING Bank N.V.: 10.0%; and (f) Fifth Third Bank, Indiana: 6.6%.

                  "Restricted Payment" means (a) any dividend or other distribution on any shares of the Parent's Capital Stock or Redeemable Preferred Stock (except dividends payable solely in shares of its Capital Stock or Redeemable Preferred Stock); (b) any payment on account of the purchase, redemption, retirement, defeasance, or other acquisition of or sinking fund for
(i) any shares of the Parent's Capital Stock or Redeemable Preferred Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock or Redeemable Preferred Stock), or (ii) any option, capital appreciation rights, stock appreciation rights, warrant or other right to acquire shares of the Parent's Capital Stock or Redeemable Preferred Stock; or
(c) any payment prior to the scheduled maturity of any Subordinated Debt or other Debt (other than the Obligations) of any Borrower or Guarantor.

                  "Revolving Loans" means the revolving loans (and Settlement Loans) to be made by each of the Lenders in accordance with SECTION 2.01(a).

                  "Revolving Loan Notes" means the promissory notes of the Borrowers substantially in the form of EXHIBIT A-1, evidencing the obligation of the Borrowers to repay

Revolving Loans (other than Settlement Loans), together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Securities Account Control Agreement" means a Securities Account Control Agreement substantially in the form of EXHIBIT R, with any changes as may be acceptable to the Agent in its sole discretion, or a similar control agreement in form and substance acceptable to the Agent, executed and delivered by an Approved Securities Intermediary at which a Borrower or Guarantor maintains a securities account.

                  "Security Documents" means this Agreement, all Deposit Account Control Agreements, all Securities Account Control Agreements, the Pledge Agreement, and the Waiver Agreements, and any and all other documents executed or delivered by any Borrower or Guarantor to Agent for purposes of, or in connection with, the creating, attachment, or perfection of the Agent's security interest in and to any of the Collateral or the Pledged Stock.

                  "Senior Notes" means, individually and collectively, as the context shall require, the notes issued pursuant to the Senior Note Purchase Agreements.

                  "Senior Note Purchase Agreements" means, individually and collectively, as the context shall require, the 1999 Note Purchase Agreement and the 1997 Note Purchase Agreement.

                  "Senior Officer" means any of the following officers of the Borrowers and the Guarantors regardless of actual title: Chief Executive Officer; Chief Operating Officer (if any); Chief Financial Officer; and General Counsel.

                  "Settlement Date" has the meaning set forth in SECTION 2.01(b)(i).

                  "Settlement Loan" means a Loan made by Wachovia pursuant to
SECTION 2.01(b), which must be a Base Rate Loan.

                  "Settlement Loan Note" means the promissory note of the Borrowers, substantially in the form of EXHIBIT A-2, evidencing the obligation of the Borrowers to repay the Settlement Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "Special Foreign Guarantees" shall mean Guarantees issued by Wachovia or an Affiliate thereof for the benefit of Foreign Subsidiaries of the Borrowers and Guarantors to cover (i) customs, excise and similar taxes in the United Kingdom and (ii) overdraft protection in connection with certain Canadian Deposit Accounts.

                  "Stockholders' Equity" means, at any time, the shareholders' equity of the Parent and its Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Parent or any of its Subsidiaries. Shareholders' equity generally would include, but not be limited to (a) the par or stated value of all outstanding Capital Stock,
(b)
capital surplus, (c) retained earnings, and (d) various deductions such as (i) purchases of treasury stock, (ii) valuation allowances, (iii) receivables due from an employee stock ownership plan, (iv) employee stock ownership plan debt guarantees, and (v) translation adjustments for foreign currency transactions.

                  "Subordinated Debt" means any Debt, which is unsecured, of any Borrower or any Subsidiary to any Person which, by written agreement, has been subordinated in right of payment and claim, to the rights and claims of the Agent, the Lenders and Wachovia and the LC Issuer in respect of the Obligations, on terms and conditions reasonably satisfactory to the Required Lenders.

                  "Subsidiary" of any Person means a corporation, partnership or other entity of which sufficient shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent. For the avoidance of doubt, BB Communications Service Facility, LLC, a Delaware limited liability company that does business under the name "Echelon", is not a Subsidiary.

                  "Supporting Obligations" means all "supporting obligations" as such term is defined in the UCC, and, in any event, includes, without limitation, letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

                  "Syndicated Loans" means Revolving Loans, but not Settlement Loans.

                  "Syndication Agent" means U.S. Bank National Association.

                  "Tax Related Foreign Advances" means that flow of funds associated with the original issue discount note program of Belden (UK) Limited involving loans made once annually, typically during December of each year, from Belden Technologies, Inc. to Belden (UK) FINCO Limited Partnership and then from Belden (UK) FINCO Limited Partnership to Belden (UK) Limited and then repaid by Belden (UK) Limited to Belden (UK) FINCO Limited Partnership and by Belden (UK) FINCO Limited Partnership to Belden Technologies, Inc. within two weeks, the principal amount of which loans escalates each year by the amount of discount capitalized from the prior year (as of the Closing Date, the amount anticipated to be lent in December 2003 is approximately the Dollar equivalent of L17,900,000).

                  "Taxes" has the meaning set forth in SECTION 2.12(c).

                  "Termination Date" means whichever is the earlier of (a) June 30, 2006, (b) the date the Commitments are terminated pursuant to SECTION 6.01 following the occurrence of an Event of Default, or (c) the date the Borrowers terminate the Commitments entirely pursuant to SECTION 2.08.

                  "Test Ratio" means, as of any date of determination, the ratio of (i) Net Funded Debt as of such date to (ii) Consolidated EBITDA for the period of 12 Fiscal Months ended on such date.

                  "Third Party" means any landlord, warehousemen, servicer, processor, bailee and other third parties which may, from time to time, be in the possession or control of, any Collateral or any property on which any Collateral is or may be located.

                  "Third Party Claims" means claims of Third Parties against any Borrower or Guarantor for rent, storage, maintenance, repair, processing, servicing or bailment in respect of any Collateral or any property on which any Collateral is or may be located.

                  "Trademarks" means all of the following types of property of the Borrowers and the Guarantors: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, logos, words, terms, names, symbols and devices and all combinations thereof, and all other source or business identifiers, and all goodwill of the business connected with the use thereof as symbolized thereby, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, those listed in the Collateral Disclosure Certificates, and (ii) the right to obtain all renewals and extensions thereof.

                  "Trademark Licenses" means all agreements, whether written or oral, providing for the grant by or to a Borrower or Guarantor of any right to use any Trademark, including, without limitation, those listed in the Collateral Disclosure Certificates, and all renewals of extensions thereof.

                  "Transferee" has the meaning set forth in SECTION 10.08(d).

                  "UCC" means the Uniform Commercial Code Secured Transactions of New York, as in effect on the date hereof and as the same may be amended, restated, supplemented, or otherwise modified from time to time.

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  "Unrestricted Cash Balances" means, at any time of determination, the aggregate amount of all cash deposits of the Borrowers and the Guarantors maintained in any demand deposit account maintained in the United States with the Agent or in a Collateral Reserve Account or with an Approved Depository, to the extent such cash deposits are subject to the Agent's first-priority perfected security interest and are free of any Lien or other encumbrance (other than (i) customary Liens arising in the ordinary course of business which the depository institution may have with respect to any right of offset against funds in such account, (ii) customary holds for uncollected deposits, and (iii) Liens granted to the Agent and securing the Obligations).

                  "Unused Commitment" means at any date, (a) with respect to all Lenders, an amount equal to the Aggregate Commitments less the Working Capital Obligations and (b) with respect to any Lender, an amount equal to the aggregate Unused Commitments determined in the immediately preceding clause (a) multiplied by such Lender's Commitment Percentage.

                  "Unused Line Fee" means with respect to any Lender the fee calculated on the average daily amount of such Lender's pro rata share of the Unused Commitment (without taking into account any Settlement Loans) during each calendar quarter, at a rate per annum determined by reference to the table below, depending on the percentage of the average daily amount of Unused Commitment during such calendar quarter:

PERCENTAGE OF AVERAGE
    DAILY UNUSED                             UNUSED LINE FEE
     COMMITMENT                                PERCENTAGE
------------------------------------------------------------
> or = 67.0%                                      0.75%
------------------------------------------------------------
< 67.0% but > or = 33.0                           0.50%
------------------------------------------------------------
< 33.0%                                          0.375%
------------------------------------------------------------

                  "Vehicles" means all of the Borrowers' and Guarantors' cars, trucks, trailers, rolling stock, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing, all whether now existing or owned or hereafter acquired or arising.

                  "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

                  "Waiver Agreement" means a Waiver and Agreement substantially in the form of EXHIBIT J, with any changes as may be acceptable to the Agent in its sole discretion, executed and delivered by any Third Party waiving or subordinating its Third Party Claims, and making certain other agreements in regard to the Collateral, all on terms satisfactory to the Agent in all respects.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Parent.

                  "Working Capital Obligations" means the sum at any time of (a) the aggregate principal amount outstanding under the Revolving Loans (including, without limitation, the Settlement Loans) and (b) the Letter of Credit Obligations.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Certified Public Accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Parent and the Subsidiaries delivered to the Lenders unless with respect to any such change concurred in by the Certified Public Accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Credit Documents: (a) the Parent shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (b) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under SECTION 5.01 hereof, means the financial statements referred to in SECTION 4.04).

                  SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "articles", "exhibits", "schedules", "sections" and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof. Terms which are defined in the UCC and which are not otherwise defined herein or in the other Credit Documents shall have the meanings given such terms in the UCC.

                  SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Credit Documents, unless otherwise defined therein or unless the context shall require otherwise.

                  SECTION 1.05. Terminology. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." Unless and to the extent otherwise expressly provided herein, the term "pro rata" when applied to a Lender means such Lender's Commitment Percentage. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Credit Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Charlotte, North Carolina, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" to be "continuing" until such Event of Default has been waived in writing by Agent. Whenever the phrase "to the best of Borrowers' and Guarantors' knowledge", "to the best of a Senior Officer's knowledge" or words of similar import relating to the knowledge or the general awareness (rather than the actual awareness) of any Borrower, Guarantor or Senior Officer are used herein, such phrase shall mean and refer to (a) the actual knowledge of a Senior Officer or (b) the knowledge that a Senior Officer would have obtained if he had engaged in a good faith and diligent performance of his duties, including, as appropriate, the making of such reasonable specific inquiries as may be necessary of the officers, employees or agents of any Borrower or Guarantor and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All calculations of money values shall be in Dollars, all Loans made hereunder shall be funded in Dollars, and all amounts payable in respect of any of the Obligations shall be paid in Dollars. Any Lien referred to in this Agreement or any of the other Credit Documents as having been created in favor of the Agent, any agreement entered into by the Agent pursuant to this Agreement or any of the other Credit Documents, any payment made by or to or funds received by the Agent pursuant to or as contemplated by any of the Credit Documents, or any other act taken or admitted to be taken by the Agent shall, unless otherwise expressly provided, be created, entered into, made or received or taken or omitted, for the benefit or account of the Agent and the Lenders.

                                   ARTICLE 2
                                  THE CREDITS

                  SECTION 2.01. Commitments to Lend.

                  (a) Revolving Loans. Each Lender severally agrees, on the terms and conditions set forth herein, to make Revolving Loans to the Borrowers from time to time before the Termination Date upon request by the Borrowers pursuant hereto; provided that, immediately after each such Revolving Loan is made,

                           (i) the sum of (A) the principal amount of the Revolving Loans outstanding of each Lender plus (B) such Lender's Commitment Percentage of the Letter of Credit Obligations, will not exceed such Lender's Commitment, and

                           (ii) the Working Capital Obligations will not exceed the lesser of (A) the amount of the Aggregate Commitments, and (B) the aggregate amount of the Borrowing Base (subject, however, to Overadvance Loans made pursuant to SECTION 2.01(c)).

Each Syndicated Borrowing under this SECTION 2.01(a) shall be in an aggregate principal amount of (A) for Euro-Dollar Borrowings, $5,000,000 or any larger integral multiple of $1,000,000, and (B) for Base Rate Borrowings, $1,000,000 or any larger integral multiple of $1,000,000 (except that any Revolving Loan Borrowing may be in the aggregate amount of the Excess Borrowing Availability) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this SECTION, repay or, to the extent permitted by SECTION 2.10, prepay Revolving Loans and reborrow under this SECTION at any time before the Termination Date.

                  (b)      Settlement among Lenders; Settlement Loans.

                           (i) To facilitate the administration of the Revolving Loans under this Agreement, the Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that settlement among the Lenders with respect to the Revolving Loans may take place on a periodic basis on dates determined from time to time by the Agent (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in
                  ARTICLE 9 of this Agreement have been satisfied, provided that any such Revolving Loan for which settlement is to be made must have been advanced prior to the date on which the Commitments have been terminated pursuant to SECTION 6.01. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the settlement report delivered by the Agent to the Lenders with respect to such Settlement Date so that, as of each Settlement Date, each Lender shall hold its Commitment Percentage of all Revolving Loans then outstanding. As of the Closing Date, the Agent intends to request settlement with the Lenders once every 10 Domestic Business Days.

                           (ii) Between Settlement Dates, the Agent may request Wachovia to advance, and Wachovia may, but shall in no event be obligated to, advance as a Settlement Loan to the Borrowers out of Wachovia's own funds the entire principal amount of any Revolving Loan Borrowings that are Base Rate Borrowings requested or deemed requested pursuant to this Agreement. The aggregate principal amount of the Settlement Loans outstanding at any time shall not exceed $5,000,000. Each Settlement Loan shall constitute a Revolving Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolving Loans, except that all payments thereon shall be payable to Wachovia solely for its own account. The obligation of the Borrowers to repay such Settlement Loans to Wachovia shall be evidenced by the records of Wachovia (such records to constitute rebuttable presumptive evidence of such obligations). The Agent shall not request Wachovia to make any Settlement Loan if (A) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in ARTICLE 9 hereof will not be satisfied on the requested funding date for the applicable Borrowing, or (B) the requested Borrowing would exceed the amount of Revolving Loans permitted to be made under SECTION 2.01(a). Wachovia shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE 9 hereof have been satisfied or the requested Borrowing would exceed the amount of Revolving Loans permitted to be made under SECTION 2.01(a) prior to making, in its sole discretion, any Settlement Loan. On each Settlement Date, or, if earlier, upon demand by the Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable by the other Lenders.

                  The Borrowers shall be deemed to have requested Revolving Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and the proceeds of such Revolving Loans shall be applied to the repayment of such Settlement Loans. The Agent shall notify the Lenders of the amount of Revolving Loans to be so funded prior to 12:00 noon, Charlotte, North Carolina, time, on such funding date. The proceeds of Settlement Loans may be used solely for purposes for which Revolving Loans may be used in accordance with
                  SECTION 5.06 hereof. If any amounts received by Wachovia in respect of any Settlement Loans are later required to be returned or repaid by Wachovia to any Borrower or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, each Lender shall, upon demand by Wachovia with notice to Agent, pay to Agent for the account of Wachovia an amount equal to such Lender's Commitment Percentage of all such amounts required to be returned by Wachovia.

                  (c) Overadvance Loans. Notwithstanding the existence of a Default or an Event of Default or any other provision of this Agreement to the contrary, provided the Commitments have not been terminated pursuant to SECTION 6.01, (i) the Agent may, from time to time, in the exercise of its sole discretion, upon request by the Borrowers pursuant hereto, advance Revolving Loans on behalf of the Lenders equal to the lesser of (A) the Unused Commitment, and (B) an amount not greater than $3,000,000 in excess of the amount of the Borrowing Base, and/or (ii) Wachovia may, from time to time in the exercise of its sole discretion, at the request of the Agent and in the exercise of the Agent's sole discretion, upon request by the Borrowers pursuant hereto, make Settlement Loans equal to the lesser of (A) the Unused Commitment, and (B) an amount not greater than $3,000,000 in excess of the amount of the Borrowing Base; provided, however, that each Overadvance Loan made pursuant to this
SECTION 2.01(c) shall (x) become due and payable in full on or before the date which is 10 Business Days after such Overadvance Loan is made, and (y) not be made during any period longer than 10 Business Days after the date on which such first Overadvance Loan was made in excess of the Borrowing Base under this
SECTION 2.01(c).

                  SECTION 2.02. Method of Borrowing.

                  (a) The Borrowers shall give the Agent a Notice of Borrowing prior to (i) as to Base Rate Borrowings, 11:00 A.M. (Charlotte, North Carolina, time) on the Domestic Business Day of such Base Rate Borrowing, and
(ii) as to Euro-Dollar Borrowings, 11:00 A.M. (Charlotte, North Carolina, time) 3 Euro-Dollar Business Days before such Euro-Dollar Borrowing, specifying:

                           (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                           (ii)     the aggregate amount of such Borrowing,

                           (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                           (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing, unless it is to be advanced as a Settlement Loan Borrowing, and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by the Borrowers.

                  (c) Not later than (i) as to Euro-Dollar Borrowings, 11:00 A.M. (Charlotte, North Carolina, time), and (ii) as to Base Rate Borrowings, 2:00 P.M. (Charlotte, North Carolina, time), on the date of each Syndicated Borrowing, each Lender shall (except as provided in paragraph (e) of this SECTION) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Charlotte, North Carolina, to the Agent at its address determined pursuant to SECTION 10.01. Unless the Agent determines that any applicable condition specified in ARTICLE 9 has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrowers at the Agent's aforesaid address. Unless the Agent receives notice from a Lender, at the Agent's address referred to in or specified pursuant to SECTION 10.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Lender will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Agent shall be entitled to assume that such Lender will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Lender's ratable share of such Syndicated Borrowing to the Borrowers for the account of such Lender. If the Agent makes such Lender's ratable share available to the Borrowers and such Lender does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Agent shall be entitled to recover such Lender's ratable share from such Lender or the Borrowers (and for such purpose shall be entitled to charge such amount to any account of the Borrowers maintained with the Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (x) any such payment by the Borrowers of such Lender's ratable share and interest thereon shall be without prejudice to any rights that the Borrowers may have against such Lender and (y) until such Lender has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Lender, it shall forthwith notify the Borrowers of such decision.

                  (d) If any Lender makes a new Syndicated Loan hereunder on a day on which the Borrowers are to repay all or any part of an outstanding Syndicated Loan from such Lender, such Lender shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Lender to the Agent as provided in paragraph (c) of this SECTION, or remitted by such Borrower to the Agent as provided in SECTION 2.12, as the case may be.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, the Lenders shall not be obligated to make any Euro-Dollar Loans if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable). Nothing in the preceding sentence shall obligate, or be deemed to obligate, any of the Lenders to make any Loans at all during the existence of an Event of Default, other than (i) Refunding Loans in the event that the Obligations have not been accelerated pursuant to SECTION 6.01, and (ii) advances on any Settlement Date of a Lender's Commitment Percentage of Settlement Loans or Overadvance Loans made prior to the termination of the Commitments pursuant to SECTION 6.01.

                  (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans.

                  (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 5 Euro-Dollar Borrowings outstanding at any given time.

                  SECTION 2.03. Continuation and Conversion Elections.

                  (a) By delivering a Notice of Continuation or Conversion to the Agent on or before 12:00 P.M., Charlotte, North Carolina time, on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Euro-Dollar Loans outstanding), the Borrowers may from time to time irrevocably elect, by notice on the same Domestic Business Day, in the case of Base Rate Loans, or at least 3 Euro-Dollar Business Days prior to the last day of the then current Interest Period with respect thereto, in the case of Euro-Dollar Loans, that all of the associated Borrowing, or any portion thereof in an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000 be, (i) in the case of Base Rate Loans, converted into Euro-Dollar Loans or, (ii) in the case of Euro-Dollar Loans, converted into Base Rate Loans or continued as Euro-Dollar Loans (in the absence of delivery of a Notice of Continuation or Conversion with respect to any Euro-Dollar Loan at least 3 Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Euro-Dollar Loan shall, on such last day, automatically convert to a Base Rate Loan except to the extent repaid); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans in accordance with their Commitment Percentages, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, any Euro-Dollar Loan when any Event of Default has occurred and is continuing.

                  SECTION 2.04. Notes.

                  (a) The Revolving Loans of each Lender shall be evidenced by a single Revolving Loan Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Commitment. The Settlement Loans shall be evidenced by a single Settlement Loan Note payable to the order of Wachovia in the original principal amount of $5,000,000.

                  (b)      Upon receipt of each Lender's Notes pursuant to
SECTION 9.01, the Agent shall deliver such Notes to such Lender. Each Lender (or Wachovia, with respect to the Settlement Loan Note) shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence: the date, amount and maturity of, and effective interest rate for, each Loan made by it, and the date and amount of each payment of principal made by the Borrowers with respect thereto, and such schedules of each such Lender's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Lender's Notes; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrowers hereunder or under the Notes or the ability of any Lender to assign its Notes. Each Lender is hereby irrevocably authorized by the Borrowers so to endorse its Notes, and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                  (c) The Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the date, amount, effective interest rate and maturity of each Revolving Loan and Settlement Loan made hereunder to the Borrowers, (ii) the amount of any principal, interest or fees due or to become due from the Borrowers on the Revolving Loans and the Settlement Loans and (iii) the amount of any sum received by the Agent hereunder in respect of any such principal, interest or fees due on the Revolving Loans and Settlement Loans and each Lender's Commitment Percentage thereof.

                  (d) The entries made in the accounts pursuant to paragraph (c) above shall be rebuttable presumptive evidence of the existence and amounts of the Obligations of the Borrowers therein recorded and any payments thereon, and in case of discrepancy between such accounts and the schedules to the Notes maintained by any Lender pursuant to paragraph (b) or between such accounts and the books and records of the Borrowers, in the absence of rebuttal evidence to the contrary, the control account maintained by the Agent pursuant to paragraph (c) above shall be controlling with respect to Revolving Loans and Settlement Loans.

                  SECTION 2.05. Maturity of Loans.

                  (a) Each Euro-Dollar Loan included in any Borrowing will mature, and the principal amount thereof will be due and payable, on the last day of the Interest Period applicable to such Borrowing, subject to continuation or conversion of such Euro-Dollar Loan pursuant to SECTION 2.03, unless such Loan will be due and payable prior thereto by reason of the provisions of this Agreement (including, without limitation, SECTION 6.01).

                  (b) Notwithstanding the foregoing, the outstanding principal amount of all Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

                  SECTION 2.06. Interest Rates.

                  (a) The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table appearing in the definition of "Applicable Margin" herein, on a quarterly basis according to the performance of the Borrowers as measured by the Test Ratio as determined as of the end of the Fiscal Quarter ending immediately prior to the relevant

Performance Pricing Determination Date. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective on the Performance Pricing Determination Date; provided, however, that for Euro-Dollar Loans, any reduction in the Applicable Margin shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date. If the financial statements and the Compliance Certificate of the Borrowers setting forth the Test Ratio are not received by Agent by the date required pursuant to SECTION 5.01(a) and (b) of this Agreement (and without limiting the Agent's and the Lenders rights to invoke the Default Rate to the extent permitted hereby), the Applicable Margin shall be determined as if the Test Ratio exceeds the ratio set forth as Level I in the table noted above until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate is waived in writing by the Agent and the Required Lenders. For the final Fiscal Quarter of any Fiscal Year, the Borrowers may in their discretion provide the unaudited financial statements of Borrowers, subject only to year-end adjustments, for the purpose of determining the Applicable Margin, the resulting reduction in such Applicable Margin to occur on the day of receipt by the Agent of such unaudited financial statements; provided, however, if, upon delivery of the annual audited financial statements required to be submitted by the Borrowers to Agent pursuant to SECTION 5.01(a) of this Agreement, the Applicable Margin pursuant to the terms herein based on such audited financial statements for the final quarter of such Fiscal Year then ended would not be the same as the Applicable Margin as reduced based on the unaudited financial statements, then (x) effective on the first Business Day of the month following receipt by the Agent of such audited financial statements, such Applicable Margin reduction shall be terminated and the Applicable Margin shall be as determined by the terms herein based on such audited financial statements, and (y) if the Applicable Margin pursuant to the terms herein based on the audited financial statements is greater than the Applicable Margin as reduced based on the unaudited financial statements, the Borrowers shall pay to the Agent, for the benefit of the Lenders, on the first Business Day of the month following receipt by the Agent of such audited financial statements, an amount equal to the excess of (i) the amount of interest or fees that would have been paid on the principal amount of the Obligations pursuant to the terms herein during the period of the reduction in the Applicable Margin (based on the unaudited financial statements of the Borrowers) if such reduction had not been implemented, over (ii) the amount of interest or fees actually paid during the period of the reduction in the Applicable Margin based on the unaudited financial statements of the Borrowers.

                  (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each calendar month on the first day of the next calendar month. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is 6 months or longer, also 3 months after the first day of the next calendar month. Upon the occurrence and during the continuation of an Event of Default, interest shall be payable monthly. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrowers and the Lenders by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (e) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Lenders, bear interest at the Default Rate from the date of such Event of Default (which date with respect to SECTION 5.19 shall be deemed to occur on the date such Event of Default occurred, not the date of delivery of the Compliance Certificate).

                  SECTION 2.07. Fees.

                  (a) The Borrowers shall pay to the Agent, for the ratable account of each Lender, the Unused Line Fee. Such Unused Line Fee shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable on the last Business Day of each calendar quarter and on the Termination Date.

                  (b) The Borrowers shall pay to the Agent, for the ratable account of each Lender, an up-front fee in an amount based upon each Lender's original commitment amount as follows: (i) .75% for commitments of $25,000,000 or more; and (ii) .50% for commitments under $25,000,000; such up-front fees shall be calculated by multiplying each Lender's Commitment as of the Closing Date times the applicable percentage based upon such Lender's original commitment and shall be payable on the Closing Date.

                  (c) The Borrowers shall pay to the Agent, for the account and sole benefit of the Agent and the Arranger, as applicable, such fees and other amounts at such times as set forth in the Fee Letter.

                  SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrowers may, upon at least 45 days' prior written notice to the Agent, terminate the Commitments in their entirety at any time, or upon at least 3 Domestic Business Days' prior written notice to the Agent, proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000, so long as such reduction shall not cause the Aggregate Commitments to be reduced below $50,000,000 (unless terminated in their entirety). If the Commitments are terminated in their entirety, all accrued fees (as provided under SECTION 2.07) shall be due and payable on the effective date of such termination and the Parent shall pledge in favor of the Agent cash collateral equal to the sum of
(i) at least 110% of the outstanding Letter of Credit Obligations, if any, and (ii) 100% of the principal amount of Interest Rate Protection Agreements up to the amount set forth in clause (c) of the definition of Obligations.

                  SECTION 2.09. Mandatory Reduction and Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date and the Parent shall pledge in favor of the Agent cash collateral equal to the sum of (i) at least 110% of the outstanding Letter of Credit Obligations, if any, and (ii) 100% of the principal amount of Interest Rate Protection Agreements up to the amount set forth in clause (c) of the definition of Obligations.

                  SECTION 2.10. Optional Prepayments.

                  (a) Upon notice to the Agent prior to 11:00 A.M. (Charlotte, North Carolina, time) on the same Domestic Business Day, the Borrowers may prepay any Borrowing which is a Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Lenders included in such Base Rate Borrowing.

                  (b) Upon notice to the Agent prior to 11:00 A.M. (Charlotte, North Carolina, time) 3 Euro-Dollar Business Days before such prepayment, the Borrowers may prepay any Borrowing which is a Euro-Dollar Borrowing in whole at any time, or from time to time in part in minimum amounts of $5,000,000 with additional increments of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Euro-Dollar Loans of the several Lenders included in such Euro-Dollar Borrowing. Euro-Dollar Borrowings may be prepaid before the end of the Interest Period applicable to such Loans, provided that such prepayments are subject to any compensation payments required by SECTION 8.05, unless the amount of such prepayment is deposited with the Agent as cash collateral to secure the Obligations with the direction and authorization given to the Agent to apply such cash collateral toward payment of such Euro-Dollar Loan at the end of such Euro-Dollar Loan's Interest Period.

                  (c) Upon receipt of a notice of prepayment pursuant to this SECTION 2.10, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment (except with respect to Settlement Loans, unless the Lenders have purchased interests therein pursuant to SECTION 2.01(b)) and such notice, once received by the Agent, shall not thereafter be revocable by the Borrowers.

                  (d) In the event that any Loan is prepaid on the same day such Loan was advanced, interest hereunder on such Loan shall be due and payable for that day.

                  SECTION 2.11. Mandatory Prepayments.

                  (a) On each date on which the Commitments are reduced pursuant to SECTION 2.08, the Borrowers shall repay or prepay such principal amount of the outstanding Revolving Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05(a)), as may be necessary so that after such payment the aggregate unpaid amount of the Working Capital Obligations does not exceed the aggregate amount of the Commitments as then reduced.

                  (b) On each date on which the Working Capital Obligations exceed the Borrowing Base, except as a result of an Overadvance Loan, the Borrowers shall immediately repay or prepay such principal amount of the outstanding Revolving Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05(a)), as may be necessary so that after such payment the Working Capital Obligations do not exceed the Borrowing Base; provided that, if the Working Capital Obligations remain in excess of the Borrowing Base after all Revolving Loans have been repaid or prepaid, the Borrowers shall immediately post cash collateral with the Agent against the Letter of Credit Obligations in such amount as is necessary so that the Letter of Credit Obligations, less the amount of such cash collateral is less than or equal to the Borrowing Base. Each such payment or prepayment of Revolving Loans shall be applied ratably to the Revolving Loans of the Lenders outstanding on the date of payment or prepayment in the following order of priority: (i) first, to Settlement Loans; (ii) secondly, to Base Rate Loans which are not Settlement Loans; and, (iii) lastly, to Euro-Dollar Loans.

                  SECTION 2.12. General Provisions as to Payments.

                  (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without any setoff, counterclaim or any deduction whatsoever, not later than 11:00 A.M. (Charlotte, North Carolina, time) on the date when due, in Federal or other funds immediately available in Charlotte, North Carolina, to the Agent at its address referred to in SECTION 10.01. All payments received by the Agent after 11:00 A.M. (Charlotte, North Carolina, time) on any Business Day shall be deemed to be received on the following Business Day. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders.

                  (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

                  (c) All payments of principal, interest and fees and all other amounts to be made by the Borrowers with respect to the Obligations or otherwise (including, without limitation, with respect to the Letter of Credit Obligations) pursuant to this Agreement shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof

(all such non- excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrowers are required by applicable law to make any such withholding or deduction of Taxes with respect to any of the Obligations, the Borrowers shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Lender additional amounts as may be necessary so that the amount received by such Lender after the required withholding or other payment shall equal the amount such Lender would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Obligations, the Borrowers shall furnish any Lender, at such Lender's reasonable request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Lender, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrowers fail to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrowers hereby agree to compensate such Lender for, and indemnify them with respect to, the tax consequences of the Borrowers' failure to provide evidence of tax payments or tax exemption. Before making any claim pursuant to this SECTION 2.12(c), such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (d) Each Lender which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrowers to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments with respect to the Obligations and interest thereon under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrowers shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

                  (e) In the event any Lender receives a refund of any Taxes paid by the Borrowers pursuant to this SECTION 2.12, it will pay to the Borrowers the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrowers shall promptly repay to it the amount of such refund.

                  (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Lenders contained in this SECTION 2.12 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall (i) be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  (g) Prior to the existence of an Event of Default and application of monies pursuant to SECTION 2.12(h), all payments made by the Borrowers in payment of the Obligations shall be allocated among the Agent and such of the Lenders as are entitled thereto

(and, with respect to monies allocated to the Lenders in accordance with their Commitment Percentage unless otherwise provided herein) as specified by the Borrowers; provided, however, that during such time that the provisions of
SECTION 2.15(a)(ii) are applicable, they shall be applied in the following order, except to the extent SECTION 2.11(b) is applicable (in each case, until all Obligations within each category itemized in this paragraph (g) below are fully paid):

                           (i) first, to the Agent for the benefit of the Lenders in payment of accrued interest then due and payable in respect of the Loans;

                           (ii) second, to Wachovia toward payment of principal of Settlement Loans then due and payable;

                           (iii)    third, ratably, to payment of principal of
                  (A) the Loans, (B) any obligations owing to any Lender with respect to any Interest Rate Protection Agreements up to the amount set forth in clause (c) of the definition of Obligations and (C) any obligations owing to any Lender with respect to any ForEx Obligations, in any event with respect to
                  (A), (B) or (C) to the extent then due and payable;

                           (iv) fourth, to the Lenders for any amounts then owed by the Borrowers under indemnification obligations under the Credit Documents that the Lenders have paid to the Agent and, with respect to any expenses under the Credit Documents, that the Lenders have reimbursed to the Agent;

                           (v) fifth, to the Agent to pay any amounts then owed by the Borrowers under indemnification obligations under the Credit Documents that have not been paid to the Agent by the Lenders or the Borrowers, together with interest accrued thereon;

                           (vi) sixth, to the Agent to pay any fees then due and payable to Agent;

                           (vii) seventh, to the Agent first, and then to the Lenders, to pay the amount of expenses that have not been reimbursed, respectively, to the Agent or the Lenders by the Borrowers (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon;

                           (viii)   eighth, to the payment of Fees then payable
                  (A) first with respect to any outstanding Letter of Credit Obligations then due and owing, then (B) second with respect to ForEx Obligations;

                           (ix) ninth, to payment of the Reimbursement Obligations and Special Foreign Guarantees then due and payable;

                           (x) tenth, to the Lenders in payment of accrued interest then due and payable in respect of any Obligations other than the Loans then outstanding; and

                           (xi) lastly, to any other Obligations then due and payable.

                  (h) During the existence of an Event of Default and at all times thereafter that the Obligations have become due and payable, all monies to be applied to the Obligations, whether such monies represent voluntary payments by the Borrowers or are received pursuant to acceleration of the Loans or realized from any disposition of Collateral, shall be allocated among the Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to the Lenders in accordance with their Commitment Percentage unless otherwise provided herein) in the following order (in each case, until all Obligations within each category itemized in this paragraph (h) below are fully paid):

                           (i) first, to the Agent to pay principal and accrued interest on any portion of the Revolving Loans which Agent may have advanced on behalf of any Lenders and for which Agent has not been reimbursed by such Lender or the Borrowers;

                           (ii) second, to Wachovia to pay the principal and accrued interest on any portion of the Settlement Loans outstanding;

                           (iii) third, to the Agent first, and then to the Lenders, to pay the amount of expenses that have not been reimbursed, respectively, to the Agent or the Lenders by the Borrowers (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon;

                           (iv) fourth, to the Agent to pay any amounts owed under indemnification obligations that have not been paid to Agent by the Lenders or the Borrowers, together with interest accrued thereon;

                           (v) fifth, to the Agent to pay any fees due and payable to Agent;

                           (vi) sixth, to the Lenders for any amounts owed under indemnification obligations that they have paid to the Agent and for any expenses that they have reimbursed to the Agent;

                           (vii) seventh, to the payment of Fees payable (A) first with respect to Letter of Credit Obligations, then (B) second with respect to ForEx Obligations;

                           (viii) eighth, as cash collateral for any Letter of Credit Obligations equal to 110% of the undrawn amount thereof;

                           (ix) ninth, to payment of the Reimbursement Obligations and Special Foreign Guarantees;

                           (x) tenth, to the Lenders in payment of accrued interest then due and payable in respect of the Loans and any other Obligations then outstanding;

                           (xi)     eleventh,ratably, to payment of principal of
                  (A) the Loans and (B) any obligations owing to any Lender with respect to any Interest Rate Protection Agreements up to the amount set forth in clause (c) of the definition of

                  Obligations, and (C) any obligations owing to any Lender with respect to any ForEx Obligations; and

                           (xii) lastly, to any other Obligations then due and payable. The allocations set forth in this SECTION 2.12(h) are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of the Borrowers or any other Person.

                  (i) The Borrowers hereby authorize and directs the Agent in the event that Borrowers have not timely made payment thereto, and each Lender hereby authorizes and directs the Agent, to advance Revolving Loans (pro rata for each Lender) for the amount due when the same becomes due (whether on a Domestic Business Day or on a day which is not a Domestic Business Day) with respect to any interest or fees on any of the Loans, subject to the terms and conditions of this Agreement; provided, however, in no event shall the Agent be obligated to make any such Loans at any time, and the Borrowers agree that they remain obligated to make any such payments when due; provided, further, that the Agent will promptly notify the Borrowers in the event the Agent does not make any such payments of interest or fees by advancing Revolving Loans, unless the Agent has notified the Borrowers that the Agent will no longer make such advances of Revolving Loans for the payment of interest and fees on any of the Loans. Unless the Agent shall have received a Notice of Borrowing on a timely basis prior to any such due date requesting a Euro-Dollar Loan, subject to the terms of this Agreement, any Loan advanced by the Agent under this SECTION 2.12(i) shall be advanced as a Base Rate Loan

                  SECTION 2.13. Computation of Interest and Fees. Interest on Base Rate Loans will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Unused Line Fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.14. All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of the Borrowers, on which each Borrower is jointly and severally liable, and shall be secured by the Liens on the Collateral in favor of the Agent; provided, however, that the Agent and each of the Lenders shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of all Obligations jointly and severally owed by the Borrowers to the Agent or such Lender.

                  SECTION 2.15. Lockbox; Collateral Reserve Accounts; Control Agreements.

                  (a)

                           (i) Simultaneously herewith, each Borrower and Guarantor (except to the extent that and for so long as the Agent has notified such Guarantor that the Agent has determined that, based on the types of assets of such Guarantor, compliance with this SECTION 2.15(a) will be suspended as to such Guarantor until notice to the contrary by the Agent) shall establish and continually maintain with the Agent one or more Collateral Reserve Accounts and it and the Agent shall execute Deposit Account Control Agreements with all depositary banks located in the United States other than Wachovia (so that all such banks become Approved Depositaries) into which is deposited (except into deposit accounts excluded from the definition of "Deposit Accounts") all cash, checks, drafts, items and other Instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment for the Inventory, payment on any of the Borrowers' or Guarantors' Accounts, Chattel Paper, or General Intangibles, or as proceeds of the Borrowers' or Guarantors' Inventory, Accounts, Chattel Paper, or General Intangibles. In addition, each Borrower and Guarantor receiving Net Casualty/Insurance Proceeds shall (or shall cause such other Person receiving such cash proceeds to) remit all such cash proceeds to Wachovia, if required pursuant to SECTION 5.08(b). In the event such items of payment are inadvertently received by any of the Borrowers or Guarantors or any other Person, whether or not in accordance with the terms of this Agreement, such Borrower, Guarantor or other Person shall be deemed to hold the same in trust for the benefit of Agent and promptly forward them to Wachovia or other Approved Depositary. Subject to the provisions of clauses (ii) and (iii) below, the Agent will not issue any instructions or other directions to any Approved Depositary directing disposition of funds in any Collateral Reserve Account, and the Borrowers shall have complete control over any and all funds held by Approved Depositaries and the exclusive right to direct the disposition of the funds therein notwithstanding any other provision in any Deposit Account Control Agreement or any other Credit Document to the contrary (subject to the underlying agreements establishing and governing such accounts with Wachovia or other such Approved Depositary, as the case may be).

                           (ii) If at any time Excess Borrowing Availability is less than $25,000,000, the provisions of this clause (ii) shall become applicable and shall be maintained thereafter, regardless of subsequent changes in Excess Borrowing Availability above $25,000,000. Promptly upon Excess Borrowing Availability becoming less than $25,000,000, each Borrower and Guarantor will open a lockbox with the Agent (or at the option of the Agent, the Agent shall be given exclusive control of the existing lockbox or lockboxes) and the Agent shall notify Wachovia and all other Approved Depositaries to remit balances in deposit accounts maintained by them to the Agent. The Agent will remove from such lockboxes and deposit all such items of payment received from Account Debtors and all amounts received from Approved Depositaries into a Collateral Reserve Account promptly upon receipt, and, subject to clause (iii) below, the Agent shall apply the proceeds from such items of payment against the Base Rate Loans then due and payable first, then the Euro-Dollar Loans then due and payable, then otherwise in accordance with the proviso contained in SECTION 2.12(g) (except that cash collateral for Letter of Credit Obligations shall not be required unless an Event of Default has occurred and is continuing), with any remaining collected amounts in each Collateral Reserve Account being transferred by the Agent on each Domestic Business Day to the Borrowers' operating accounts with respect to which the Borrowers shall have the exclusive right to direct the disposition of the funds therein notwithstanding any other provision in any Deposit Account Control Agreement or any other Credit Document to the contrary (subject to the underlying agreements establishing and governing such operating accounts with Wachovia or other Approved Depositary, as the case may be); provided, that Net Casualty/Insurance Proceeds shall be held subject to the provisions of SECTION 5.08(b), and any Net Casualty/Insurance Proceeds not required to be paid to the Agent for the account of the Lenders pursuant to SECTION 5.08(b) shall be paid to or retained by the Borrowers.

                           (iii) During the existence of an Event of Default the Agent may at any time in its commercially reasonable judgment or if requested in writing by the Required Lenders, direct Account Debtors to make payments on the Borrowers' and Guarantors' Accounts, Chattel Paper, or General Intangibles, or portions thereof, directly to the Agent, and the Account Debtors are hereby authorized and directed to do so by the Borrowers and each Guarantor upon the Agent's direction, and the funds so received shall be also deposited in a Collateral Reserve Account, and all amounts in a Collateral Reserve Account shall be subject to the provisions of SECTION 2.12(h).

                  (b) The Borrowers and Guarantors shall not open any Deposit Account with any depositary institution (except with the Agent and subject to the Liens created by this Agreement) unless the depository institution constitutes an Approved Depositary and it shall have entered into a Deposit Account Control Agreement with the Agent. As of the Closing Date, the Borrowers and Guarantors have no Deposit Accounts other than those listed in the Collateral Disclosure Certificates.

                  (c) The Borrowers and Guarantors shall not open any securities account with any securities intermediary (except with the Agent and subject to the Liens created by this Agreement) unless the securities intermediary constitutes an Approved Securities Intermediary and it shall have entered into a Securities Account Control Agreement with the Agent. As of the Closing Date, the Borrowers and Guarantors have no securities accounts other than those listed in the Collateral Disclosure Certificates. Notwithstanding any other provision in any Securities Account Control Agreement or any other Credit Document to the contrary but without limiting Agent's rights hereunder during the existence of an Event of Default, before such time (if any) that the provisions of SECTION 2.15(a)(ii) are applicable, (a) the Agent will not issue any entitlement orders or other instructions to any Approved Securities Intermediary concerning any such securities account, and (b) the Borrowers shall have complete control over any and all amounts held by Approved Securities Intermediaries and the exclusive right to direct the disposition of the funds and other investment property in such securities accounts. After such time that the provisions of SECTION 2.15(a)(ii) become applicable, Agent may issue entitlement orders directing withdrawals of amounts in such securities accounts, but only to the extent transferred to a Collateral Reserve Account to the extent necessary to cover obligations then due and payable to the Agent or the Lenders as provided by SECTION 2.15(a)(ii).

                  SECTION 2.16. Issuance of Letters of Credit. Upon satisfaction of the conditions set forth in SECTION 9.01, the Existing Letters of Credit shall for all purposes be deemed to have been issued pursuant to this Agreement (except without regard to SECTION 2.17 and SECTION 2.18) and shall constitute Letters of Credit hereunder. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers and Guarantors herein set forth, the LC Issuer shall issue for the account of Borrowers, upon request by the relevant Borrower pursuant hereto, one or more Letters of Credit denominated in Dollars, in accordance with this
ARTICLE 2, from time to time during the period commencing on the Closing Date and ending on the Domestic Business Day prior to the Termination Date.

                  SECTION 2.17. Conditions and Amounts of Letters of Credit. The LC Issuer shall have no obligation to issue any Letter of Credit:

                  (a) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon the LC Issuer;

                  (b) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations would exceed $20,000,000 or (ii) all of the then outstanding Working Capital Obligations would exceed the Borrowing Base;

                  (c) which has an expiration date (i) more than 364 days after the date of issuance or (ii) after the Termination Date;

                  (d) unless the relevant Borrower shall have delivered to the LC Issuer at such times and in such manner as the LC Issuer may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the LC Issuer and the terms of the proposed Letter of Credit shall be satisfactory in form and substance to the LC Issuer;

                  (e) if, as of the date of issuance of the requested Letter of Credit, any order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the LC Issuer from issuing such Letter of Credit and any law, rule or regulation applicable to the LC Issuer or any request or directive (whether or not having the force of law) from any Authority with jurisdiction over the LC Issuer shall prohibit or request that the LC Issuer refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit; or

                  (f) if the Unused Commitment shall be less than the amount of the requested Letter of Credit.

                  SECTION 2.18. Requests for Issuance of Letters of Credit.

                  (a) Request for Issuance. At least two Domestic Business Days before the effective date of issuance for any Letter of Credit, the relevant Borrower shall give the LC Issuer a written notice containing the original signature of an authorized officer or employee of such Borrower substantially in the form of EXHIBIT P-1. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested (which original face amount shall not be less than $100,000), the effective date (which day shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested Letter of Credit is to be issued.

                  (b) Issuance; Notice of Issuance. If the original face amount of the requested Letter of Credit is less than or equal to the Unused Commitment at such time and the applicable conditions set forth in this Agreement are satisfied, the LC Issuer shall issue the requested Letter of Credit. The LC Issuer shall give each Lender written or telex notice in substantially the form of EXHIBIT P-2, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit.

                  (c) No Extension or Amendment. The LC Issuer shall not extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so amended or extended would be prohibited by SECTION 2.17 or SECTION 2.18.

                  SECTION 2.19. Letter of Credit Reimbursement Obligations; Duties of the LC Issuer.

                  (a) Reimbursement. Notwithstanding any provisions to the contrary in any Letter of Credit Application Agreement:

                           (i) the relevant Borrower shall reimburse the LC Issuer for drawings under a Letter of Credit issued by it no later than the earlier of (A) the time specified in such Letter of Credit Application Agreement, or (B) 1 Domestic Business Day after the payment by the LC Issuer of such drawing;

                           (ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Domestic Business Days after the date of the related payment by the LC Issuer, the Base Rate and (B) thereafter, the Default Rate; and

                           (iii) to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless the LC Issuer is reimbursed in accordance with subsection (i) above, the Borrowers irrevocably authorize the Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation to the extent not repaid (except to the extent the Borrowers have otherwise requested a Borrowing pursuant hereto) and to make Revolving Loans to the Borrowers in such amount regardless of whether the conditions precedent to the making of Revolving Loans hereunder have been met. Each Borrower further authorizes the Agent to credit the proceeds of such Revolving Loans so as to immediately eliminate the liability of the relevant Borrower for Reimbursement Obligations under such Letter of Credit.

                  (b) Duties of the LC Issuer. Any action taken or omitted to be taken by the LC Issuer in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the LC Issuer under any resulting liability to any Lender, or assuming that the LC Issuer has complied with the procedures specified in SECTION 2.18 and such Lender has not given a notice contemplated by SECTION 2.20(a) that continues in full force and effect, relieve that Lender of its obligations hereunder to the LC Issuer. In determining whether to pay under any Letter of Credit, the LC Issuer shall have no obligation relative to the Agent or the Lenders other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face with the requirements of such Letter of Credit.

                  SECTION 2.20. Letter of Credit Participations.

                  (a) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with the procedures set forth in SECTION 2.17, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the LC Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage of such Letter of Credit (or guaranty pertaining thereto); provided, that a Letter of Credit shall not be entitled to the benefits of this SECTION
2.20 if the Agent and the LC Issuer shall have received written notice from any Lender on or before the Domestic Business Day immediately prior to the date of the LC Issuer's issuance of such Letter of Credit that one or more of the conditions contained in SECTION 2.17 or ARTICLE 9 is not then satisfied, and, in the event the Agent and the LC Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Lender or until the Required Lenders have effectively waived such condition in accordance with the provisions of this Agreement.

                  (b) Sharing of Letter of Credit Payments. In the event that the LC Issuer makes any payment under any Letter of Credit for which the applicable Borrower shall not have repaid such amount to the LC Issuer pursuant to SECTION 2.19 or which cannot be paid by a Revolving Loan pursuant to SECTION 2.19(a)(iii), the LC Issuer shall notify the Agent and the Agent shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the LC Issuer such Lender's Commitment Percentage of the amount of such payment in Dollars and in same day funds. If the Agent so notifies such Lender prior to 10:00 A.M. (Charlotte, North Carolina, time) on any Domestic Business Day, such Lender shall make available to the LC Issuer its Commitment Percentage of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the LC Issuer, such Lender agrees to pay to the LC Issuer forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the LC Issuer at the Federal Funds Rate for the first 3 days and thereafter at the Base Rate. The failure of any Lender to make available to the LC Issuer its Commitment Percentage of any such payment shall neither relieve nor increase the obligation of any other Lender hereunder to make available to the LC Issuer its Commitment Percentage of any payment on the date such payment is to be made.

                  (c) Sharing of Reimbursement Obligation Payments. Whenever the LC Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the LC Issuer has received any payments from the Lenders pursuant to this SECTION 2.20, it shall promptly pay to each Lender which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Lender's Commitment Percentage thereof. Each such payment shall be made by the LC Issuer on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 am. (Charlotte, North Carolina, time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

                  (d) Documentation. Upon the request of any Lender, the LC Issuer shall furnish to such Lender copies of any Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letters of Credit issued pursuant to this Agreement.

                  (e) Obligations Irrevocable. The obligations of the Lenders to make payments to the LC Issuer with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that the LC Issuer has issued such Letter of Credit in accordance with SECTION 2.18 and such Lender has not given a notice contemplated by SECTION 2.20(a) that continues in full force and effect), including, without limitation, any of the following circumstances:

                           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                           (ii) the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the LC Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                           (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

                           (v) payment by the LC Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in any Letter of Credit being untrue or inaccurate in any respect;

                           (vi) payment by the LC Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the LC Issuer; or

                           (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing;

except with respect to clauses (i) through (vii) above where circumstances or happenings result from the gross negligence or willful misconduct of the LC Issuer.

                  SECTION 2.21. Payment of Letter of Credit Reimbursement Obligations.

                  (a) Payments to the LC Issuer. The relevant Borrower agrees to pay to the LC Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the LC Issuer under or in connection with any Letter of Credit issued for such Borrower's account immediately when due as provided herein, irrespective of:

                           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                           (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the LC Issuer, the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                           (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

                           (v) payment by the LC Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (vi) payment by the LC Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the LC Issuer; or

                           (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing;

except with respect to clauses (i) through (vii) above where circumstances or happenings result from the gross negligence or willful misconduct of the LC Issuer.

                  (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the relevant Borrower received by the LC Issuer with respect to a Letter of Credit and distributed by the LC Issuer to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the LC Issuer in connection with any receivership, liquidation or bankruptcy proceeding, each Lender that received such distribution shall, upon demand by the LC Issuer, contribute such Lender's Commitment Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the LC Issuer upon the amount required to be repaid by it.

                  SECTION 2.22. Compensation for Letters of Credit and Reporting Requirements.

                  (a) Letter of Credit Commitment Fees. The relevant Borrower shall pay to the Agent with respect to all Letters of Credit issued hereunder a Letter of Credit Commitment Fee. Such Letter of Credit Commitment Fee shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable on the last Business Day of each calendar quarter and on the Termination Date. Letter of Credit Commitment Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Agent shall promptly remit such Letter of Credit Commitment Fees, when paid, to the Lenders in accordance with their Commitment Percentage thereof.

                  (b) Letter of Credit Fronting Fee. Each Borrower shall pay to the Agent with respect to each Letter of Credit issued hereunder a Letter of Credit Fronting Fee, payable on the Domestic Business Day on which such Letter of Credit is issued, solely for the account of the LC Issuer. The Agent shall promptly remit such Letter of Credit Fronting Fees, when paid, to the LC Issuer.

                  (c) LC Issuer Charges. Each Borrower shall pay to the LC Issuer, solely for its own account, the standard charges assessed by the LC Issuer in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit issued hereunder, which charges shall be those typically charged by the LC Issuer to its customers generally having credit and other characteristics similar to the relevant Borrower, as determined in good faith by the LC Issuer.

                  SECTION 2.23. Indemnification and Exoneration with respect to Letters of Credit.

                  (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article 2, the Borrowers shall protect, indemnify, pay and save the LC Issuer, the Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the LC Issuer, the Agent or any Lender may incur or be subject to as a consequence of the issuance of any Letter of Credit for a Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

                  (b) Assumption of Risk by the Borrowers. As between the Borrowers, the LC Issuer, the Agent and the Lenders, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued for such Borrower's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the

LC Issuer, the Agent and the Lenders shall not be responsible for (i) except for LC Issuer's obligation to examine the documents for conformity with the Letter of Credit, the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged,
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) except as provided in clause (i) above, failure of the beneficiary of a Letter of Credit to comply duly with conditions required to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (v) any loss or delay in the transmission or otherwise of any document required to make a drawing under any Letter of Credit or of the proceeds thereof, (vi) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (vii) any consequences arising from causes beyond the control of the LC Issuer, the Agent and the Lenders.

                  (a) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the LC Issuer under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the LC Issuer or any Lender under any resulting liability to the Borrowers or relieve the Borrowers of any of their obligations hereunder to any such Person.

                  (b) LC Issuer Reimbursement. Each Lender agrees to reimburse the LC Issuer on demand, pro rata in accordance with its respective Commitment Percentage, for (i) the reasonable out-of-pocket costs and expenses of the LC Issuer to be reimbursed by the Borrowers under this Agreement or any Letter of Credit Application Agreement or any Letter of Credit, to the extent not reimbursed by the Borrowers and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the LC Issuer in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Application Agreement, to the extent not reimbursed by the Borrowers as required by any Credit Document, except to the extent that such liabilities, losses, costs or expenses were incurred by the LC Issuer as a result of the LC Issuer's gross negligence or willful misconduct or by the LC Issuer's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

                                   ARTICLE 3
                                   COLLATERAL

                  SECTION 3.01. Grant of Security Interest. As security for the payment of all Obligations, each Borrower and Guarantor (by execution and delivery of the Guaranty) hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the ratable benefit of the Lenders, a continuing, general lien upon and security interest and security title in and to all of its right, title and interest in, to and under all of its personal property and other assets other than Real Properties, tangible personal property located outside of the United States and assets excluded from the categories of assets listed below, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Borrower or Guarantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Borrower or Guarantor, and regardless of where located, including, without limitation:

                  (a)      all Accounts;

                  (b)      all Chattel Paper;

                  (c)      all Documents;

                  (d)      all General Intangibles;

                  (e)      all Inventory;

                  (f)      all Equipment;

                  (g)      all Goods;

                  (h)      all Instruments;

                  (i)      all Investment Property;

                  (j)      all Deposit Accounts;

                  (k) all money, cash, and cash equivalents (except to the extent in deposit accounts excluded from the definition of "Deposit Accounts");

                  (l)      all Supporting Obligations;

                  (m)      all Letter of Credit Rights;

                  (n)      all Commercial Tort Claims;

                  (o) to the extent not otherwise covered by or specifically excluded from (including exclusions contained in the definitions of) any of the foregoing, all its other personal property and assets other than
(i) Real Properties and (ii) tangible personal property located outside of the United States; and

                  (p) to the extent not otherwise included above, all proceeds, tort claims, insurance claims, and other rights to payments not otherwise included in the foregoing, all products of the foregoing, all accessions to, substitutions and replacements for, and rents, leases, and profits of, each of the foregoing, other than (i) Real Properties and (ii) tangible personal property located outside of the United States.

                  SECTION 3.02. Further Assurances. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrowers and the Guarantors, the Borrowers and the Guarantors will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of perfecting the assignments and security interests granted hereunder and obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any relevant jurisdiction with respect to the security interests created hereby, (b) in the case of Investment Property, Deposit Accounts, Electronic Chattel Paper, Letter of Credit Rights and any other relevant Collateral, taking any actions requested by the Agent to enable the Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto; provided, however, that in any event, and without any specific request therefor, the Borrowers and the Guarantors shall deliver to the Agent on the Closing Date or promptly upon receipt thereof, if later, all Pledged Notes in a principal amount of $100,000 or more, (c) complying with any requirements of law (including the Federal Assignment of Claims Act) as to any Collateral if such compliance is reasonably deemed necessary or advisable by the Agent for the attachment, perfection or priority of, or the ability of the Agent to enforce, the Agent's security interest in such Collateral, (d) obtaining consents and approvals from any governmental authority or other Person, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (e) executing and delivering such documents, agreements, invoices, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading, orders, and instruments as may be reasonably required by the Agent to further evidence and perfect its security interests in the Collateral, (f) obtaining waivers from mortgagees, landlords and repairmen in form and substance reasonably satisfactory to the Agent, and (g) taking all actions required by the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, provided, however, that notwithstanding anything in this SECTION 3.02 to the contrary, no instruments or documents related to the Collateral will be executed or delivered or other actions taken with respect to the laws of any foreign jurisdiction. The Borrowers shall perform or cause to be performed such acts as the Agent may reasonably request to establish and maintain for the Agent a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than Permitted Encumbrances. Each Borrower hereby acknowledges that it authorized the Agent to file financing statements relating hereto prior to the Closing Date and hereby ratifies the filing of such financing statements prior to the Closing Date.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         Each of the Borrowers and Guarantors (by execution and delivery of the Guaranty) represents and warrants to the Agent and the Lenders that:

                  SECTION 4.01. Corporate Existence and Power. Each of the Borrowers and each Domestic Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (as set forth on SCHEDULE 4.01 as supplemented in writing to the Agent from time to time), and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any such failure to qualify or have all required governmental licenses, authorizations, consents and approvals does not have and would not reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrowers of this Agreement, the Notes and the other Credit Documents to which they are a party and by each of the Guarantors of the Guaranty, the Contribution Agreement and the other Credit Documents to which they are a party (a) are within the relevant Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, and have been executed on behalf of the Borrowers or Guarantors (as the case may be) by duly authorized officers, (c) require no action by or in respect of or filing with, any governmental body, agency or official, except for periodic filings under the Securities Exchange Act of 1934,
(d) do not contravene, or constitute a material default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrowers or Guarantors or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrowers or any of the Subsidiaries, and (e) do not result in the creation or imposition of any Lien on any asset of the Borrowers or any of the Subsidiaries, except in favor of the Agent.

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrowers enforceable in accordance with its terms, and the Notes and the other Credit Documents executed by each of the Borrowers, and the Guaranty, the Contribution Agreement and the other Credit Documents executed by each Guarantor, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrowers or Guarantors (as the case may be) enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.04. Financial Information.

                  (a) The (i) audited consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries for the Fiscal Year ending on December 31, 2002, reported on by Ernst & Young LLP, copies of which have been delivered to each of the Lenders, and (ii) unaudited consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries, for the interim period ended June 30, 2003, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP (except, with respect to the unaudited statements for the interim period, for the absence of footnotes and normal year-end adjustments), the consolidated financial position of the Parent and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                  (b) Since December 31, 2002, there has been no event, act, condition or occurrence having a Material Adverse Effect.

                  SECTION 4.05. Litigation. Except as disclosed in SCHEDULE 4.05, there is no judgment, order, writ or decree outstanding against the Borrowers or any of the Subsidiaries, or any action, suit or proceeding pending, or to the knowledge of the Borrowers threatened, against or affecting the Borrowers or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official, which would in any of the foregoing events reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.06. Compliance with ERISA.

                  (a) The Borrowers and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA that has not been appropriately accrued for.

                  (b) Neither the Borrowers nor any member of the Controlled Group is or within the preceding 5 years has been obligated to contribute to any Multiemployer Plan.

                  SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrowers and the Subsidiaries are in material compliance with all applicable laws, regulations and similar requirements of governmental authorities (including, without limitation, the Fair Labor Standards Act of 1938, as amended), except as set forth in SECTION 4.13 or where such compliance is being contested in good faith through appropriate proceedings, and except where any such failure to comply (other than with respect to the Fair Labor Standards Act of 1938, as amended) does not have and would not reasonably be expected to cause a Material Adverse Effect, and the Borrowers have adopted and continue to follow appropriate compliance programs, policies or business activities satisfactory to assure the accuracy of the foregoing statement. There have been filed on behalf of the Borrowers and the Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrowers or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrowers and the Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrowers, adequate. United States income tax returns of the Borrowers and the Subsidiaries have been examined and closed at least through the Fiscal Year ended on or about December 31, 1998.

                  SECTION 4.08. Investment Company Act. Neither the Borrowers nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.09. Public Utility Holding Company Act. Neither the Borrowers nor any of the Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.10. Ownership of Property; Liens. Each of the Borrowers and the Subsidiaries has title to its material properties sufficient for the conduct of its business, and none of such property is subject to any Lien except for Permitted Encumbrances.

                  SECTION 4.11. No Default. Neither the Borrowers nor any of the Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which would cause or would reasonably be expected to cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 4.12. Full Disclosure. All information heretofore furnished by the Borrowers and the Guarantors to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrowers and the Guarantors to the Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. To the best knowledge of the executive officers of the Borrowers, the Borrowers have disclosed to the Lenders in writing any and all facts which would reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.13. Environmental Matters. Except as disclosed in
SCHEDULE 4.13:

                  (a) As of the Closing Date, neither the Borrowers nor any Guarantor is subject to any Environmental Liability which would cause or would reasonably be expected to cause a Material Adverse Effect and, to the knowledge of the Borrowers, neither the Borrowers nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the knowledge of the Borrowers, none of the Aggregate Real Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA, except to the extent the foregoing are disclosed in writing to the Agent after the Closing Date.

                  (b) To the knowledge of the Borrowers and Guarantors, except where any of the following would not cause and would not reasonably be expected to cause a Material Adverse Effect, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Aggregate Real Properties or are otherwise present at, on, in or under the Aggregate Real Properties, or, to the best of the knowledge of the Borrowers and Guarantors, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in substantial compliance with all applicable Environmental Requirements.

                  (c) To the knowledge of the Borrowers and Guarantors, the Borrowers and each of the Guarantors have procured all Environmental Authorizations necessary for the conduct of its business, and are in substantial compliance with all Environmental Requirements in connection with the operation of the Aggregate Real Properties and the Borrowers' and each of the Guarantors' respective businesses, except to the extent such non-procurement or non-compliance would not cause and would not reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.14. Capital Stock. All Capital Stock, Redeemable Preferred Stock, debentures, bonds, notes and all other securities of the Borrowers and the Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock and Redeemable Preferred Stock of the Parent's Wholly Owned Subsidiaries are directly or indirectly owned by the Parent free and clear of any Lien or adverse claim, except for Permitted Encumbrances. At least a majority of the issued shares of capital stock of each of the Parent's other Subsidiaries (other than Wholly Owned Subsidiaries) is directly or indirectly owned by the Parent free and clear of any Lien or adverse claim, except for Permitted Encumbrances.

                  SECTION 4.15. Margin Stock. Neither the Borrowers nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

                  SECTION 4.16. Insolvency. After giving effect to the execution and delivery of the Credit Documents and the incurrence of the Obligations under this Agreement: (a) the Borrowers will not collectively (i) be "insolvent," within the meaning of such term as defined in Section 101 of the Bankruptcy Code, or either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (ii) be unable to pay their debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (iii) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (b) the Obligations of the Borrowers and the Guarantors under the Credit Documents to which they are party will not be rendered avoidable under any Other Applicable Law. For purposes of this SECTION 4.16, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

                  SECTION 4.17. Insurance. The Parent and each of the Subsidiaries have (either in the name of the Parent or in such Subsidiary's own name), with financially sound and reputable insurance companies and with a Best's Rating of at least "A", insurance in at least such amounts and against at least such risks (including on all its property, and business interruption, public liability and worker's compensation, to the extent not self insured as to worker's

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

compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                  SECTION 4.18. Purchase of Collateral. Within the 12 months period preceding the Closing Date, none of the Borrowers or Guarantors has purchased any material portion of the Collateral located in the United States
(i) in a bulk transfer or (ii) to the Borrowers' and Guarantors' knowledge, in a transaction which was outside the ordinary course of the business of such Borrower's or Guarantor's seller except as disclosed on the Collateral Disclosure Certificates.

                  SECTION 4.19. Possession of Permits. Each Borrower and each Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and no Borrower or Subsidiary is in violation of any thereof except where any such failure to possess or violation of any of the foregoing does not have and would not reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.20. Labor Disputes. Except as disclosed in SCHEDULE
4.20 (and with respect to clauses (a), (b) and (c) below, except as disclosed in writing to the Agent after the Closing Date), (a) there is no collective bargaining agreement or other labor union contract covering employees of the Borrowers or any Subsidiary, (b) no such collective bargaining agreement or other labor union contract is scheduled to expire during the term of this Agreement, (c) to the Borrowers' knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any of the Borrowers or any Subsidiary or for any similar purpose and (d) except as would not reasonably be expected to cause a Material Adverse Effect, there is no pending, or to the Borrower's knowledge, threatened, strike, work stoppage, unfair labor practice claim, or other labor dispute against or affecting any Borrower or any Subsidiary or their respective employees.

                  SECTION 4.21. Surety Obligations. Except as shown on SCHEDULE
4.21 or disclosed in writing to the Agent after the Closing Date, none of the Borrowers nor any of their Domestic Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other similar contract issued or entered into to assure payment (except as permitted in SECTION 5.20), performance or completion of performance of any undertaking or obligation of any Person.

                  SECTION 4.22. Restrictions. Except as permitted by SECTION 5.03, none of the Borrowers nor any of their Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which affects its business or the use or ownership of any of its assets in a manner which materially and adversely impedes Borrowers' and Guarantors' ability to conduct their activities in the ordinary course of business. Except as set forth on SCHEDULE 4.22, none of the Borrowers nor any of their Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Debt, none of which prohibit the execution of or compliance with this Agreement or the other Credit Documents by the Borrowers or any of their Subsidiaries, as applicable.

                  SECTION 4.23. Leases. SCHEDULE 4.23 is a complete listing of all capitalized and operating leases of the Borrowers and their Domestic Subsidiaries on the Closing Date hereof (a) which are real property leases in the United States where Collateral is located; and (b) otherwise that are individually in excess of $100,000 annually in amount. Each of the Borrowers and their Domestic Subsidiaries is in compliance in all material respects with all of the terms of each of its respective capitalized and operating leases, except to the extent that such noncompliance would not cause and would not reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.24. Business Conduct. To the best of Borrowers' and Guarantors' knowledge, there exists no present condition or state of facts or circumstances which would affect the Borrowers or any of their Subsidiaries or prevent the Borrowers or any of their Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which they have heretofore been conducted, and, to the best of each Borrower's knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Borrowers, the Guarantors or any of their Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrowers or any of their Subsidiaries, or with any material supplier, except to the extent that any of the foregoing would not cause and would not reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.25. Capital Structure. As of the Closing Date,
SCHEDULE 4.25 states (a) the correct name of each of the Subsidiaries of Parent and each Borrower, its jurisdiction of incorporation and the percentage of its Capital Stock and Redeemable Preferred Stock owned by the Parent and each Borrower, (b) the name of each of the Parent's and the Borrowers' Affiliates and the nature of such affiliation, (c) the number, nature and holder of all Capital Stock and Redeemable Preferred Stock of each Borrower and each Domestic Subsidiary of such Borrower, and (d) the number of authorized, issued and treasury shares of each Borrower and each Domestic Subsidiary of such Borrower. The Borrowers have good title to all of the shares they purport to own of the Capital Stock and Redeemable Preferred Stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Encumbrances. All such shares have been duly issued and are fully paid and non-assessable.

                  SECTION 4.26. Article 9 Information. Except as disclosed in writing to the Agent after the Closing Date, such disclosure to be given at least thirty (30) days' prior to the effectiveness of the change to the relevant information, each Borrower's and Guarantor's jurisdiction of incorporation or organization, type of organization, exact legal name, federal taxpayer identification number, organizational identification number (if any) issued by its state of incorporation or organization, and the location of such Borrower's or Guarantor's Executive Office or sole or principal place of business is specified correctly in such Borrower's or Guarantor's Collateral Disclosure Certificate.

                  SECTION 4.27. Accounts. Each right to payment which any Borrower or Guarantor claims or asserts is an "Account" will arise under a contract between a Borrower and the respective Account Debtor and would constitute an "Account" as such term is defined herein.

                  (a) The amounts represented by the Borrowers or Guarantors to the Agent from time to time as owing to the Borrowers or Guarantors in respect of the Accounts will at such times be accurate in all material respects.

                  (b) No amount payable to any Borrower or Guarantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been or will not be delivered to the Agent, or if such Chattel Paper constitutes Electronic Chattel Paper, over which the Agent has or will have control.

                  SECTION 4.28. Good Title to Collateral. The Borrowers and Guarantors have good title to the Collateral free and clear of all Liens, other than any Permitted Encumbrances, and no assertable financing statement covering the Collateral is on file in any public office other than any evidencing Permitted Encumbrances.

                  SECTION 4.29. Right to Assign and Grant Security Interest. The Borrowers and Guarantors have full right, power and authority to assign the Accounts pursuant to this Agreement and to grant a security interest in all of the Collateral.

                  SECTION 4.30. Trade Styles.

                  Except as may be set forth on the Collateral Disclosure Certificates, the Borrowers and the Guarantors use no trade names or trade styles (herein, "Trade Styles") in their business operations and warrant that the same shall continue, except for any additional Trade Styles after the date hereof with respect to which the Borrowers or the Guarantors have given the Agent at least 30 days prior written notice thereof. In any event, to the extent that, now or hereafter, the Borrowers or the Guarantors use any Trade Styles, the Borrowers and Guarantors hereby represent and warrant in favor of the Agent that:(a) all of the Accounts and proceeds with respect thereto arising out of sales under the Trade Styles shall be the property of, and belong to, the Borrowers and Guarantors and shall constitute Accounts as such term is defined herein; (b) each of the Trade Styles is a trade name and trade style (and not an independent corporation or other legal entity) by which the Borrowers and the Guarantors identify and sell certain of their products or services and under which they may conduct a portion of their business; (c) all Accounts, proceeds thereof, and returned merchandise which arise from the sale of products invoiced under the names of any of the Trade Styles shall be owned solely by the Borrowers or Guarantors and shall be subject to the terms of this Agreement as they relate to Accounts and the Collateral; and (d) each Borrower and Guarantor hereby appoints the Agent as its attorney-in-fact to file such certificates disclosing such Borrower's or Guarantor's use of the Trade Styles and to take such other actions on its behalf as are necessary to comply with the statutes of any states relating to the use of fictitious or assumed business names, to the extent that such Borrower or Guarantor fails to do so after notice to such Borrower or Guarantor and an opportunity to cure for a period of thirty (30) calendar days.

                  SECTION 4.31. Farm Products.

                  None of the Collateral constitutes, or is the proceeds of, Farm Products.

                  SECTION 4.32. Investment Property.

                  (a) Each Borrower's and Guarantor's Pledged Interests constitute all of the issued and outstanding Equity Interests owned by such Borrower or Guarantor in such Person. All of the Pledged Interests owned by each Borrower and Guarantor are represented by the certificates (or are in non-certificated form) as listed in such Borrower's or Guarantor's Collateral Disclosure Certificate or as disclosed in writing to the Agent after the Closing Date.

                  (b) All the Borrowers' and Guarantors' Pledged Interests have been duly and validly issued and are fully paid and nonassessable. There is no amount or other obligation owing by any Borrower or Guarantor to any issuer of such Pledged Interests in exchange for or in connection with the issuance of the Pledged Interests or the Borrowers' or Guarantors' status as a stockholder, member, or partner of any such issuer.

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency and reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (d) The relevant Borrower or Guarantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Encumbrances.

                  SECTION 4.33. Intellectual Property.

                  (a) As of the Closing Date, all Intellectual Property owned by each Borrower and Guarantor consisting of Patents or applications therefor, registered Trademarks, unregistered Trademarks (to the extent that the Borrowers or the Guarantors consider such Trademark material to such Borrower's or Guarantor's business) or applications for registration thereof, and registered Copyrights or applications for registration of Copyrights is listed on such Borrower's or Guarantor's Collateral Disclosure Certificate.

                  (b) Each Borrower and Guarantor owns or has all necessary and defensible right to use, whether through ownership, license or otherwise, all Intellectual Property material to the business of each Borrower and Guarantor as such businesses are conducted on the date hereof (subject to such changes in such business as permitted in SECTION 5.03). All Intellectual Property of each Borrower and Guarantor is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person, except as any of the foregoing would not reasonably be expected to cause a Material Adverse Effect.

                  (c) None of any Borrower's or Guarantor's Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Borrower or Guarantor is the licensee or franchisee, except as shown on such Borrower's or Guarantor's Collateral Disclosure Certificate or as disclosed in writing to the Agent after the Closing Date.

                  (d) No holding, decision or judgment has been rendered by any governmental authority or arbitrator which would limit, cancel or question the validity of, or the Borrowers' or Guarantors' rights in, any material Intellectual Property in any material respect, except as shown on SCHEDULE 4.33 or as disclosed in writing to the Agent after the Closing Date.

                  (e) No action or proceeding is pending, or, to the knowledge of any of the Borrowers or the Guarantors, threatened, on the date hereof seeking to limit, cancel or question the validity of any Borrower's or Guarantor's Intellectual Property or such Borrower's ownership interest therein in any material respect except as shown on SCHEDULE 4.33 or as disclosed in writing to the Agent after the Closing Date.

                  SECTION 4.34. Account Debtor Capacity and Solvency. To the best of Borrowers' knowledge, except for Account Debtors whose accounts are not included as an Eligible Account in the Borrowing Base computation, each Account Debtor (a) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (b) such Account Debtor was not at the time of the sale and is not "insolvent" as that term is defined in
SECTION 4.16.

                  SECTION 4.35. Proceedings with Respect to Accounts. To the best of Borrowers' knowledge, except for Account Debtors whose accounts are not included as an Eligible Account in the Borrowing Base computation, there are no proceedings or actions which are threatened or pending against any Account Debtor which are reasonably likely to have a material adverse change in such Account Debtor's financial condition or the collectibility of Accounts owing by it to a Borrower or a Guarantor.

                  SECTION 4.36. Location of Collateral. The Collateral consisting of Goods of the Borrowers or the Guarantors is situated only at one or more of the Collateral Locations and each Borrower or Guarantor has exclusive possession and control over the Equipment and Inventory owned by it (subject to any rights of holders of Permitted Encumbrances), except in any event for (a) Inventory on consignment or subject to bailment agreements provided that the Borrowers or Guarantors have filed a financing statement with respect to such Goods, (b) Goods in transit from one Collateral Location to another or from a Collateral Location to a customer location in connection with a sale, (c) metal or wooden reels on which Goods are placed (to the extent such reels are empty of such Goods), (d) other Goods having an aggregate value of $75,000 or less and
(e) changes in locations of Goods in connection with transactions permitted by
SECTION 5.31.

                  SECTION 4.37. Inventory. All of the Borrowers' and Guarantors' Inventory has been produced in compliance in all material respects with all requirements of the Fair Labor Standards Act.

                  SECTION 4.38. Material Contracts. Each Borrower's and Guarantor's Material Contracts are listed on such Borrower's or Guarantor's Collateral Disclosure Certificate or as disclosed in writing to the Agent after the Closing Date. Each Borrower and Guarantor is in compliance in all material respects with all terms and provisions of each Material Contract except as disclosed in writing after the Closing Date.

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                  SECTION 4.39. Force Majeure. None of the Borrowers' business is suffering from effects of fire, accident, strike, drought, storm, earthquake, embargo, tornado, hurricane, act of God, acts of a public enemy or other casualty that would have a Material Adverse Effect.

                  SECTION 4.40. Survival of Representations and Warranties. The Borrowers and Guarantors covenant, warrant and represent to the Agent and each Lender that all representations and warranties of the Borrowers, the Guarantors and their Subsidiaries contained in this Agreement or any of the other Credit Documents shall be true at the time of the execution of this Agreement or the other Credit Documents, as applicable, and shall survive the execution, delivery and acceptance thereof by Agent and the parties thereto and the closing of the transactions described therein or related thereto.

                                    ARTICLE 5
                                    COVENANTS

                  Each of the Borrowers and each of the Guarantors (by execution and delivery of the Guaranty) agree that, so long as any Lender has any Commitment hereunder or any amount payable hereunder or any of the Obligations remains unpaid (each Borrower making such covenants as to itself and each Guarantor making such covenants as to itself):

                  SECTION 5.01. Information. The Borrowers will deliver to each of the Lenders:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, audited consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Year and for such Fiscal Year, setting forth in comparative form the figures for the previous fiscal year, all certified by the Certified Public Accountants, with such certification to be free of limitation as to scope of audit or qualification as to going concern; provided that the delivery within the time period specified above of the Parent's Annual Report on Form 10-K for such Fiscal Year (together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with such Certified Public Accountants' opinion, shall be deemed to satisfy the requirements of this
Section 5.01(a);

                  (b) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries, as of the end of such Fiscal Quarter, and for such Fiscal Quarter and the portion of the Fiscal Year ending on such date, setting forth in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year and in comparison to the projections furnished pursuant to SECTION 5.01(f), all certified (subject to the absence of footnotes and other presentation items and normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Senior Officer of the Parent (such quarterly financial statements may be furnished by furnishing to the Lenders the Form 10-Q for such Fiscal Quarter filed with the Securities and Exchange Commission, provided

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

that the Lenders are furnished separate comparisons for such Fiscal Quarter to the projections furnished pursuant to SECTION 5.01(f));

                  (c) as soon as available and in any event within 30 days after the end of each Fiscal Month, (i) consolidated financial statements (including the balance sheet and statements of income) of the Parent and its Consolidated Subsidiaries, and (ii) consolidating financial information in the format reflected in SCHEDULE 5.01(c) of the Parent and all Subsidiaries, in each case as of the end of such Fiscal Month, and for the portion of the Fiscal Year ending on such date, setting forth in each case in comparative form the figures for the corresponding Fiscal Month and the corresponding portion of the previous Fiscal Year, all certified (subject to the absence of footnotes and other presentation items and normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Senior Officer;

                  (d) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a), (b) and (c) above, a Compliance Certificate, of the Senior Officer (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance (or if the covenant set forth in SECTION 5.19(a) is not then applicable in accordance with its terms, would be in compliance if it were then applicable) with the requirements of SECTIONS 5.16, 5.17, 5.19 and 5.20, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Parent or any Borrower is taking or proposes to take with respect thereto;

                  (e) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, (i) a statement of the Certified Public Accountants to the effect that (A) such accountants acknowledge and agree that the Agent and the Lenders may rely upon such financial statement in the administration of this Agreement, and (B) nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements under SECTIONS 5.16, 5.17, 5.19 or 5.20, insofar as they relate to accounting matters (which statement may be limited to the extent required by accounting rules or guidelines and it being acknowledged by the Agent and the Lenders that the audit of the Certified Public Accountants was not directed primarily toward obtaining knowledge of such compliance or noncompliance), and (ii) a copy of any management letter furnished to the Parent by the Certified Public Accountants;

                  (f) as soon as available and in no event later than the end of each Fiscal Year, projections of the Borrowers and their Subsidiaries on a consolidated basis for the forthcoming Fiscal Year, including income statements, balance sheets, statements of cash flow, and borrowing base availability and financial covenant calculations (including those set forth in SECTION 5.19(a) and (b), whether or not then applicable), and set forth Fiscal Quarter by Fiscal Quarter, together with all material assumptions made in connection therewith;

                  (g) promptly, but in any event within 5 Domestic Business Days after any Senior Officer actually becomes aware of the occurrence of any Default, a certificate of the Senior Officer setting forth the details thereof and the action which the Borrowers or Guarantors are taking or propose to take with respect thereto; provided that, so long as the Parent has complied with this subsection (g) in respect of any Default, the Agent agrees in good faith that,

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

for so long (but only for so long) as (i) the Parent is negotiating or discussing with the Agent and the Lenders whether such Default could be cured by waiver, amendment or similar arrangement and (ii) the Required Lenders are willing in their sole and absolute discretion to continue such negotiations and discussions regarding the terms and conditions of any such waiver, amendment or similar arrangement (it being understood that neither the Agent nor the Lenders shall be under any obligation at any time to enter into or participate in or continue any such negotiations or discussions or to agree to the terms and conditions of any such waiver, amendment or similar arrangement), the Agent will not notify the Parent, any Borrower or any Guarantor of such Default or otherwise declare that such Default has occurred if doing so would trigger an obligation on the part of the Parent under applicable federal securities laws and regulations to disclose publicly the occurrence of such Default;

                  (h) promptly upon the mailing thereof (i) to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and (ii) to the holders of the Senior Notes, copies of the certificates concerning covenant compliance furnished pursuant to Section 7.2(a) of the Senior Note Purchase Agreements;

                  (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual or quarterly reports which the Parent shall have filed with the Securities and Exchange Commission;

                  (j) promptly after the date that any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in SECTION 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (k) as soon as practicable, but in any event on or before 15 days after the end of each Fiscal Month, or such more frequent intervals as required by the Agent from time to time in its commercially reasonable judgment, a duly executed Borrowing Base Certificate (and to the Agent any accompanying documentation required by the Agent), with respect to satisfaction of the requirement that the Working Capital Obligations shall not exceed the Borrowing Base, as of the last day of the reporting period, in the form of EXHIBIT F or such other form as the Agent may deliver for such purpose to the Borrowers from time to time hereafter, the statements in which, in each instance, shall be certified as to truth and accuracy by the Senior Officer;

                  (l)      written notice of the following:

                           (i) promptly after a Senior Officer obtains actual knowledge thereof, of (A) the commencement of any litigation affecting any Borrower or Guarantor or any of their respective Subsidiaries or any of their respective assets, whether or not the claim is considered by the Borrowers or the Guarantors to be covered by

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

                  insurance, and (B) the institution of any administrative proceeding, which in either case of clause (A) or (B) would be reasonably expected to cause a Material Adverse Effect;

                           (ii) within 30 days after the opening of any new office (excluding sales offices) or place of business of any Borrower or any Guarantor or the closing of any existing office or place of business of any Borrower or Guarantor;

                           (iii) promptly after such Borrower's learning thereof, of any labor dispute to which any Borrower or Subsidiary may become a party, or any strikes or walkouts relating to any of its plants or other facilities, which in either case would reasonably be expected to cause a Material Adverse Effect, and the expiration of any labor union contract to which it is a party or by which it is bound which expiration would cause or would reasonably be expected to cause a Material Adverse Effect;

                           (iv) promptly after a Senior Officer obtains actual knowledge thereof, of any default by any obligor under any note or other evidence of indebtedness payable to any Borrower or Guarantor exceeding $1,000,000;

                           (v) promptly after the rendition thereof, of any judgment in an amount exceeding $1,000,000 rendered against any Borrower or any of its Subsidiaries;

                           (vi) promptly after any Borrowers' learning thereof, (1) knowledge of any and all Environmental Liabilities, pending or threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Aggregate Real Properties, and all facts, events, or conditions that could lead to any of the foregoing, and (2) the designation of the Borrowers or any Subsidiary as a potentially responsible party under CERCLA or under any state statute similar to CERCLA, if any of the foregoing in clause (1) or (2) would cause or would reasonably be expected to cause a Material Adverse Effect;

                           (vii) within 15 days after the end of each Fiscal Quarter, an update of SCHEDULE 4.25 if there are changes thereto; and

                           (viii) promptly upon the execution thereof, of any amendment to the Senior Note Purchase Agreements entered into by any Borrower, and such Borrower shall send the Agent a copy thereof promptly thereafter;

                  (m) from time to time such additional information regarding the financial position or business (including, without limitation, tax returns and bank statements) of the Borrowers and the Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

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

                  SECTION 5.02. Inspection of Property, Books and Records.

                  (a) The Borrowers will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity (on a consolidated basis) with GAAP shall be made of all dealings and transactions in relation to its business and activities; and
(ii) permit, and cause each Subsidiary to permit, the Agent or representatives of the Agent and any Lender (at the Borrowers' expense if a Default or Event of Default is in existence or at the Agent's or such Lender's respective expense, as the case may be, prior to the occurrence of a Default or Event of Default) to visit and inspect any of their respective properties, verify information with any Person, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and the Certified Public Accountants, the Borrowers agreeing to cooperate and assist in such visits and inspections, in each case (x) prior to the occurrence of a Default, at such reasonable times and as often as may reasonably be requested but upon reasonable prior notice, and
(y) after the occurrence of a Default, at any time and without prior notice.

                  (b) In addition to the rights granted the Agent and the Lenders pursuant to SECTION 5.02(a), the Agent (or any person or persons designated by it) shall, in its commercially reasonable discretion, have the right to call at any place of business of the Borrowers at any time upon reasonable prior notice prior to the occurrence of a Default and after the occurrence of a Default at any time without prior notice, and, without hindrance or delay, examine, inspect, and audit all or any portion of the Collateral and to examine, inspect, audit and check and make copies of and extracts from the Borrowers' books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to the Borrowers' business or to any other transactions between the parties hereto.

                  SECTION 5.03. Maintenance of Existence. The Borrowers shall maintain, and shall cause each Material Subsidiary to maintain, (a) their corporate existence and not substantially change the general nature of the business in which the Borrowers and their Subsidiaries, taken as a whole, are engaged, except as permitted by SECTIONS 5.04 and 5.05, and (b) their respective corporate charters, by-laws, partnership agreements, operating agreements and other similar documents and agreements relating to their legal existence and organization, and not permit any amendment or other modification thereto except for any amendment or modification that would not affect the Obligations or result in a Material Adverse Effect.

                  SECTION 5.04. Dissolution. The Parent shall not suffer or permit dissolution or liquidation either in whole or in part of any Borrower or Guarantor, except through corporate reorganization to the extent permitted by
SECTION 5.05.

                  SECTION 5.05. Consolidations and Mergers.

                  The Borrowers will not, nor will they permit any Subsidiary to, merge or consolidate with any Person, except for (i) a merger or consolidation between or among Borrowers, between or among Subsidiaries of the Borrowers, or involving only a Borrower and one or more of its Subsidiaries in which such Borrower is the surviving entity, or (ii) a merger or

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consolidation in which a Borrower or a Subsidiary is the surviving entity (or if such Subsidiary would not be the surviving Person, the surviving Person would be a Subsidiary of the Parent) and such Person merging into a Borrower or a Subsidiary is organized and existing under the laws of a State of the United States of America, if (A) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing, (B) immediately after giving effect to such merger or consolidation on a pro forma basis (including, without limitation, any Debt incurred or anticipated to be incurred in connection with such merger or consolidation), such Borrower or Subsidiary would be able to incur at least $1.00 of additional Debt under SECTION 5.21, and (C) immediately after giving effect to such merger or consolidation on a pro forma basis, Consolidated Tangible Net Worth shall be equal to or greater than Consolidated Tangible Net Worth immediately prior to such merger or consolidation.

                  SECTION 5.06. Use of Proceeds. The proceeds of the Loans shall be used to refinance indebtedness, for capital expenditures, for working capital and for other general corporate purposes. In no event may the proceeds of any of the Loans be used by any Borrower or any Subsidiary (a) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of SECTION 5.16 would not be violated, (b) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (c) for any purpose in violation of any applicable law or regulation.

                  SECTION 5.07. Compliance with Laws; Payment of Taxes. The Borrowers and the Guarantors will, and will cause each of the other Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA and the Fair Labor Standards Act of 1938, as amended), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where failure to comply would not cause and would not reasonably be expected to cause a Material Adverse Effect. The Borrowers and the Guarantors will, and will cause each of the other Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, reasonably might become a lien against any of the Collateral or against any other property of the Borrowers or the Guarantors except in either case as permitted by SECTION 5.17, except for liabilities being contested in good faith and against which, if requested by the Agent, the Borrowers, the Guarantors or such Subsidiary will set up reserves in accordance with GAAP.

                  SECTION 5.08. Insurance; Net Casualty/Insurance Proceeds.

                  (a) The Borrowers and the Guarantors will maintain (either in the name of the Borrowers or the Guarantors), with financially sound and reputable insurance companies with a Best's Rating of at least "A", insurance on all of their property in at least such amounts and against at least such risks (including on all its property, public liability and worker's compensation (but solely with respect to worker's compensation, only to the extent not self-insured), and business interruption insurance) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business, subject to deductibles and self insurance retentions acceptable to the Agent in its commercially reasonable judgment. The Agent agrees that such deductibles and self insurance retention amounts currently in place are acceptable and agrees that it will not unreasonably withhold its approval of future modifications to such amounts. The Borrowers shall deliver copies (which copies shall be certified if requested by the Agent) of such policies to the Agent and with respect to any property insurance policy related to the Collateral, with satisfactory lender's loss payable endorsements naming the Agent, as agent for the Lenders, as sole loss payee, as its interests may appear. Each policy of insurance or endorsement shall contain a clause (i) not permitting cancellation by a Borrower or Guarantor without the prior written consent of the Agent, (ii) requiring the insurer to give not less than 30 days' prior written notice to the Agent in the event of cancellation or non-renewal by the insurance company of the policy for any reason whatsoever, and (iii) specifying that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrowers or the Guarantors or the owner of the property. Upon the date of this Agreement, and from time to time thereafter upon the Agent's reasonable request, the Borrowers and the Guarantors shall provide within a reasonable time after such request the Agent with a statement from each insurance company providing the foregoing coverage, acknowledging in favor of the Agent the continued effectiveness of the foregoing insurance clauses. If any Borrower or any Guarantor fails to provide and pay for such insurance, the Agent may, at its option, but shall not be required to, procure the same and charge the Borrowers therefor as a part of the Obligations.

                  (b) Net Casualty/Insurance Proceeds must be applied to either (i) the payment of the Obligations, or (ii) the repair and/or restoration of the Collateral. If either an Event of Default has occurred, or the cost to repair or restore the Collateral exceeds $1,000,000, then, in such event, the Agent, at the direction of the Required Lenders, shall determine, in their sole discretion, the manner in which Net Casualty/Insurance Proceeds are to be applied. If no Event of Default has occurred and the cost to repair or restore the Collateral is $1,000,000 or less, the relevant Borrower shall determine the manner in which Net Casualty/Insurance Proceeds are to be applied. The proceeds arising under a Chubb fidelity policy involving a former employee and Belden Communications Company relating to a claim in the amount of approximately $3,000,000 shall not be considered Net Casualty/Insurance Proceeds hereunder.

                  SECTION 5.09. Change in Fiscal Year. The Parent will not change its Fiscal Year, or the fiscal year of any Borrower or any Subsidiary, without the consent of the Required Lenders.

                  SECTION 5.10. Maintenance of Property. The Borrowers and the Guarantors shall maintain all of their respective properties and assets reasonably necessary for the conduct of their business in reasonably good condition, repair and working order, ordinary wear and tear excepted. The Borrowers and the Guarantors shall maintain all Equipment reasonably necessary for the conduct of their business in good operating condition and repair, reasonable wear and tear excepted and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of such Equipment shall be maintained and preserved, reasonable wear and tear excepted. Without the prior written consent of the Agent, none of the Equipment may be affixed to any real property such that it is characterized as a fixture under applicable law, provided, however, that any Goods that, at the time of acquisition, are intended to become an integral part of a larger whole or system that will be installed in, and become such a part of, any building or improvement on any Real Properties that they are not readily removable without material damage to the value or usefulness of such building or improvement (such as a heating, ventilating and air-conditioning system, but not including a manufacturing production line), shall not constitute Equipment, shall not be subject to the foregoing, and no such consent shall be required.

                  SECTION 5.11. Material Contracts. Except where the failure to comply would not cause and would not reasonably be expected to cause a Material Adverse Effect, each Borrower and Guarantor shall comply, and cause each other Subsidiary to comply, with all terms and conditions of any Material Contract to which it is a party. No Borrower or Guarantor may, without written notice to the Agent, (a) enter into any amendment or modification to any Material Contract of a material nature, or (b) permit any Material Contract to be cancelled or terminated prior to its stated maturity. Each Borrower and Guarantor shall promptly notify the Agent and deliver to the Agent any notice received by such Borrower or Guarantor with respect to any event which constitutes a default by such Borrower or Guarantor under any Material Contract to which such Borrower or such Guarantor is a party or by which any of the assets of such Borrower or Guarantor may be bound.

                  SECTION 5.12. Environmental Matters. Except where such actions would not cause and would not reasonably be expected to cause a Material Adverse Effect, the Borrowers and the Guarantors will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Aggregate Real Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

                  SECTION 5.13. Environmental Release. Each Borrower and each Guarantor agrees that upon the occurrence of an Environmental Release at or on any of the Aggregate Real Properties it will act in accordance with sound business practices to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  SECTION 5.14. Transactions with Affiliates. Other than (i) transactions or arrangements existing on the Closing Date and described on
SCHEDULE 5.14, and (ii) transactions otherwise permitted under this Agreement, neither the Borrowers nor the Guarantors shall be a party to any transaction involving $1,000,000 or more with any Affiliate of the Borrowers or the Guarantors (which Affiliate is not one of the Borrowers or one of the Guarantors ), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to such Borrower or such Guarantor than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate. All obligations (consisting of Debt or otherwise) owed to any Affiliate of the Parent (other than any Borrower or Guarantor) by any Borrower or Guarantor shall by its terms be subordinated in full to the payment of the Obligations.

                  SECTION 5.15. Special Provisions Concerning Subsidiaries. The Borrowers and Guarantors shall notify the Agent promptly upon the creation or acquisition of any Domestic

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

Subsidiary. Neither the Borrowers nor any of the Guarantors shall hereafter divest itself of any material assets by transferring them to any Subsidiary that is not a Borrower or a Guarantor, except as otherwise permitted under this Agreement. In the event that the Borrower or any Guarantor acquires or creates any Domestic Subsidiary which is not a Borrower or a Guarantor which is a Material Subsidiary or if any Domestic Subsidiary that is not a Borrower or a Guarantor becomes a Material Subsidiary, then, promptly upon such event, the Borrower or such Guarantor shall:

                  (a) cause such Domestic Subsidiary to execute and deliver to the Agent a joinder agreement in the form of EXHIBIT T, pursuant to which (1) it shall become a Guarantor and a party to the Guaranty, (2) it shall become a "Contributing Party" and a party to the Contribution Agreement, and (3) it shall become a party to each Security Document that is relevant to the type of assets held by it, granting to the Agent a first priority perfected Lien in all of the assets of the type which would constitute Collateral hereunder of such Domestic Subsidiary subject only to Permitted Encumbrances, and deliver to the Agent evidence of corporate authority therefor and opinions of counsel with respect thereto, all satisfactory to the Agent in its commercially reasonable judgment; and

                  (b) execute and deliver to the Agent an amendment to the Pledge Agreement, if it is already a party thereto, otherwise a joinder agreement in the form of EXHIBIT T becoming a party to the Pledge Agreement, in either case pursuant to which it grants to the Agent, a first priority perfected Lien on all of the equity interests held by it in such Domestic Subsidiary, and in the latter case, such evidence of corporate authority therefor and opinions of counsel with respect thereto, all satisfactory to the Agent in its commercially reasonable judgment.

                  SECTION 5.16. Restricted Payments and Investments and Acquisitions. The Parent will not declare or make any Restricted Payment during any Fiscal Year, and the Borrowers and the Guarantors shall not, and shall not permit any of the other Subsidiaries to, make Investments in any Person or their assets except:

                           (i) loans or advances to employees not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with historical practices existing on the Closing Date;

                           (ii) repurchases of Capital Stock of the Parent from terminated or departing employees in an aggregate amount not exceeding $500,000 for any Fiscal Year;

                           (iii) deposits required by government agencies, public utilities or insurance companies;

                           (iv) Investments existing on the Closing Date, including (A) existing Investments by any Borrower or Guarantor in any other Borrower or Guarantor, (B) existing Investments by any Borrower or Guarantor in any Subsidiary (other than a Borrower or Guarantor), and (C) existing Investments by any Subsidiary

                  (other than a Borrower or Guarantor) in any other Subsidiary (other than a Borrower or Guarantor) or in any Borrower or Guarantor;

                           (v) Investments in (A) direct obligations of the United States Government or any agency thereof maturing within one year after the date of acquisition thereof, (B) direct obligations of any state of the United States of America or any political subdivision of any such state or public instrumentality thereof maturing within one year after the date of acquisition thereof and having, at the time of acquisition, one of the two highest ratings obtainable from S&P or Moody's, (C) domestic and Eurodollar certificates of deposit or time deposits maturing within 90 days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or European Economic Community (or any member state thereof) or Canada having combined capital and surplus of not less than $500,000,000, (D) bankers' acceptances maturing no more than 90 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's, (E) commercial paper rated "A1" or the equivalent thereof by S&P or "P1" or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, (F) auction rate bonds, auction rate preferred stock and other similar corporate securities of a type and with terms consistent with the Borrower's short-term investment policies and that, at the time of acquisition, either (i) bear one of the two highest ratings obtainable from either S&P or Moody's or (ii) are fully supported by a letter of credit issued by a bank satisfying the criteria set forth in clause (G) below, (G) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least "AA" or the equivalent thereof by S&P and "Aa" or the equivalent thereof by Moody's, (H) repurchase agreements with respect to United States government securities, with contract periods not to exceed 30 days, and (I) money market mutual funds that invest primarily in the instruments set forth in the foregoing clauses of this definition;

                           (vi) (A) Investments made after the Closing Date by any Borrower or Guarantor in any other Borrower or Guarantor, (B) Investments made after the Closing Date by any Borrower or Guarantor in any Subsidiary (other than a Borrower or Guarantor) in an aggregate amount (for all such Subsidiaries) not to exceed $7,500,000 at any time outstanding, and (C) Investments made after the Closing Date by any Subsidiary (other than a Borrower or Guarantor) in any other Subsidiary (other than a Borrower or Guarantor);

                           (vii) Restricted Payments in payment of any Debt arising in connection with Investments permitted by SECTION
                  5.16 (iv) or (vi) above;

                           (viii) Investments as a result of Interest Rate Protection Agreements not entered into for speculative purposes;

                           (ix) Investments as a result of ForEx Contracts not entered into for speculative purposes;

                           (x) Investments in newly created Domestic Subsidiaries, provided that the applicable requirements of
                  SECTION 5.15 are satisfied;

                           (xi)     Investments made in exchange for Capital
                  Stock;

                           (xii) Investments made with respect to Tax Related Foreign Advances, provided that Tax Related Foreign Advances shall not be permitted at any time during which Excess Borrowing Availability is less than $25,000,000;

                           (xiii) payment of dividends in an amount not to exceed $6,000,000 each year made in the ordinary course of business and consistent with practices existing on the Closing Date; and

                           (xiv) other Investments not existing on the Closing Date that do not exceed $500,000;

                  provided, however, that immediately after giving effect to the making of any Investment permitted by this SECTION 5.16, no default under this
SECTION 5.16 or any Event of Default shall have occurred and be continuing.

                  SECTION 5.17. Permitted Liens. The Borrowers and the Guarantors will not, and will not permit any other Subsidiary to, create, assume or suffer to exist any Lien, directly or indirectly, on any asset now owned or hereafter acquired by it, except, (i) with respect to the Collateral, (A) the Liens set forth on SCHEDULE 3.01, (B) Liens in favor of the Agent or the Lenders pursuant to the Credit Documents and (C) Liens of the type set forth below in clauses (a) through (h) and, to the extent of statutory liens only, clause (i) below, and (ii) with respect to assets other than Collateral, the Liens set forth in clauses (a) through (l) below:

                  (a) Liens existing on the date of this Agreement securing Debt or other obligations outstanding on the date of this Agreement and disclosed in the Collateral Disclosure Certificates;

                  (b) any Lien existing on any specific fixed asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                  (d) any Lien on any specific fixed asset of any Person existing at the time such Person is merged or consolidated with or into the Borrowers, the Guarantors or another Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrowers, the Guarantors or another Subsidiary and not created in contemplation of such acquisition;

                  (f) Purchase Money Liens, securing Debt not to exceed $1,000,000 in the aggregate incurred during any Fiscal Year of the Parent;

                  (g) any attachment or judgment Lien, unless the judgment it secures has not, within 30 days after the entry thereof, been discharged or execution thereof stayed pending appeal;

                  (h) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this SECTION 5.17, provided that to the extent such paragraphs set forth a limitation thereon, (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                  (i) Liens incidental to the conduct of their business or the ownership of their assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of their assets or materially impair the use thereof in the operation of their business;

                  (j)      any Lien on Margin Stock;

                  (k) any Lien created by a Foreign Subsidiary securing Debt as allowed under SECTION 5.20(i); and

                  (l) Liens not otherwise permitted by the foregoing paragraphs of this SECTION 5.17 securing Debt in an aggregate principal amount at any time outstanding not exceeding $500,000;

                  provided, however, that immediately after giving effect to the creation, assumption, existence or incurrence of any Liens permitted by this
SECTION 5.17, no default under this SECTION 5.17 or any Event of Default shall have occurred and be continuing.

                  SECTION 5.18. Restrictions on Ability of Borrower and Subsidiaries to Pay Dividends. The Borrowers and the Guarantors shall not, and shall not permit any other Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or restriction on the ability of any Subsidiary to (a) pay any dividends or make any other distributions on its Capital Stock or Redeemable Preferred Stock or any other interest or (b) make or repay any loans or advances to the Borrowers or the Guarantors.

                  SECTION 5.19. Financial Covenants. The financial covenants set forth in this SECTION 5.19 shall be determined on a consolidated basis and tested monthly, commencing the first full Fiscal Month following the Closing Date, and shall be in effect and applicable at all times, except that the covenant set forth in subsection (a) of this SECTION 5.19 shall not be in effect or applicable during any period in which Excess Borrowing Availability is, or after giving effect to the making of a Loan or the issuance of any Letter of Credit would be, greater than or equal to $25,000,000, or on or after the Appraisal Approval Date, $30,000,000.

                  (a) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio will be equal to or greater than 1.25 to 1.0.

                  (b) Minimum Liquidity. The sum of the Excess Borrowing Availability and Unrestricted Cash Balances shall not be any time be less than
(i) $94,000,000 from June 1, 2004 until payment of the Senior Notes that are due on September 1, 2004; and (ii) $45,000,000 from June 1, 2005 until the $15,000,000 payment required on the Senior Notes on August 1, 2005).

                  (c) Capital Expenditures. No Borrower shall, nor shall it permit any Subsidiary to, make any expenditures (including obligations incurred under any lease) in any Fiscal Year that are required to be capitalized under GAAP in the aggregate for the Borrowers and the Subsidiaries, on a consolidated basis, exceeding the amount set forth below for the Fiscal Year set forth below plus, for each Fiscal Year, the lesser of (i) the amount permitted to be but not expended during the prior Fiscal Year and (ii) 30% of the amount set forth below for such prior Fiscal Year:

 FISCAL YEAR                                     MAXIMUM CAPITAL EXPENDITURE AMOUNT
 -----------                                     ----------------------------------
    2003                                                    $26,000,000
    2004                                                    $30,000,000
2005 and 2006                                               $34,000,000

                  SECTION 5.20. Permitted Debt. The Borrowers and the Guarantors will not, and will not permit any other Subsidiary to, create, assume, incur or suffer to exist any Debt, except as follows:

                  (a) (x) intercompany Debt as shown on SCHEDULE 5.20 or otherwise arising in connection with an Investment permitted by SECTION 5.16(iv), (vi) or (xii), (v) Debt arising after the Closing Date owing by any Borrower or Guarantor to any other Borrower or Guarantor, (w) Debt arising after the Closing Date owing by any Subsidiary (other than a Borrower or Guarantor) to any Borrower or Guarantor in an aggregate principal amount (for all such Subsidiaries) not to exceed $7,500,000 at any time outstanding, (y) Debt arising after the Closing Date owing by any Subsidiary (other than a Borrower or Guarantor) to any other Subsidiary (other than a Borrower or Guarantor), and (z) Debt consisting of Guarantees by the Parent, the Borrowers or any Subsidiaries incurred in the ordinary course of business for the benefit of the Parent, the Borrowers or any Subsidiary, provided that the primary obligation being guaranteed is permitted by this Agreement, and provided, further, that immediately after giving effect to the creation, assumption or incurrence of any Debt permitted by clause (z) of this paragraph (a), no Default or Event of Default shall have occurred and be continuing;

                  (b) Debt to the Agent and the Lenders under this Agreement and the other Credit Documents and to Wachovia or the LC Issuer under any document or agreement pertaining to any Letter of Credit;

                  (c) Debt to Persons other than that described in the foregoing clauses (a) and (b) existing on the date of this Agreement and described in SCHEDULE 5.20;

                  (d)      Subordinated Debt;

                  (e) Debt consisting of accrued pension fund and other employee benefit plan obligations and liabilities;

                  (f)      Debt consisting of deferred taxes;

                  (g) Debt resulting from endorsements of negotiable instruments received in the ordinary course of business;

                  (h)      Debt secured by Purchase Money Liens as permitted in
SECTION 5.17(f);

                  (i) (A) Debt arising in connection with trade letters of credit, performance letters of credit or similar instruments issued for the account of any Foreign Subsidiary in the ordinary course of such Foreign Subsidiary's business, (B) Debt of Foreign Subsidiaries (in addition to Debt owing to the Parent or any Subsidiary of the Parent to the extent permitted in this SECTION 5.20) in an aggregate principal amount not to exceed $15,000,000 at any time outstanding, and (C) (without duplication) Guarantees by the Parent, any other Borrower or any Guarantor thereof in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

                  (j) contingent obligations with respect to letters of credit or similar instruments which have been issued but not drawn upon;

                  (k) Debt as a result of Interest Rate Protection Agreements and ForEx Contracts as the same are permitted under SECTION 5.16;

                  (l) other Debt in an aggregate principal amount at any time outstanding not exceeding $500,000 in the aggregate for the Borrowers, the Guarantors and all other Subsidiaries; and

                  (m) Debt arising out of the refinancing, extension, renewal or refunding of any Debt permitted by any of the foregoing paragraphs of this SECTION 5.20 so long as, in the case of Debt permitted under clause (c), the principal amount thereof is not increased from the amount outstanding on the date of refinancing, and in the case of Debt permitted under clauses (i) and
(l), the principal amount thereof is not increased in violation of such clauses;

provided, however, that immediately after giving effect to the creation, assumption, existence or incurrence of any Debt permitted by this SECTION 5.20, no default under this SECTION 5.20 or any Event of Default shall have occurred and be continuing.

                  SECTION 5.21. Limitation on Issuance and Sale of Capital Stock and Redeemable Preferred Stock of Subsidiaries. The Borrowers and the Guarantors shall not, nor permit any Subsidiary to, permit any Wholly Owned Subsidiary to issue any Capital Stock or Redeemable Preferred Stock other than to a Borrower or one of its Wholly Owned Subsidiaries or permit any Person other than a Borrower or one of its Wholly Owned Subsidiaries to own any Capital Stock or Redeemable Preferred Stock of a Wholly Owned Subsidiary (other than directors' qualifying shares); or sell any of the Capital Stock or Redeemable Preferred Stock of a Subsidiary of a Borrower, or permit any Subsidiary of a Borrower to sell any of the Capital Stock or Redeemable Preferred Stock of any other Subsidiary, unless (a) such Borrower or such Subsidiary, as the case may be, receives consideration at the time of such sale at least equal to the fair market value of the Capital Stock and Redeemable Preferred Stock disposed of and at least sixty percent 60% of the consideration received by such Borrower or such Subsidiary for such Capital Stock or Redeemable Preferred Stock is in the form of cash or cash equivalents, (b) no Default or Event of Default exists prior to and as a result of such sale, and (c) after giving effect to any such sale of Capital Stock or Redeemable Preferred Stock on a pro forma basis (and the resulting elimination of such Subsidiary's accounts and inventory from the Borrowing Base, if applicable), the Borrowers are able to borrow $1.00 or more under SECTION 2.01(a).

                  SECTION 5.22. Change of Location of Collateral. None of the Borrowers or Guarantors shall locate the Collateral consisting of Goods of the Borrowers or the Guarantors at any location other than a Collateral Location as set forth on the Collateral Disclosure Certificates without at least 30 days' prior written notice to the Agent, except in any event for (a) Inventory on consignment or subject to bailment agreements provided that the Borrowers or Guarantors have filed a financing statement with respect to such Goods, (b) Goods in transit from one Collateral Location to another or from a Collateral Location to a customer location in connection with a sale, (c) metal or wooden reels on which Goods are placed (to the extent such reels are empty of such Goods), (d) other Goods having an aggregate value of $75,000 or less and (e) changes in locations of Goods in connection with transactions permitted by
SECTION 5.31.

                  SECTION 5.23. Physical Inventories. The Borrowers and the Guarantors shall conduct a physical inventory at all Collateral Locations (other than such locations exempt from Belden's annual inventory based upon cycle counts reflecting at least 98% accuracy) no less frequently than annually and shall provide to the Agent a report of such physical inventory promptly thereafter, together with such supporting information as the Agent shall reasonably request.

                  SECTION 5.24. Inventory Returns. If at any time or times hereafter any Account Debtor returns any Inventory of any Borrower or Guarantor the shipment of which generated an account on which such Account Debtor is obligated in excess of $500,000 (or $1,000,000, as to returns due to stock rotation pursuant to and in accordance with any distributor agreements), such Borrower or Guarantor shall promptly notify the Agent of the same, specifying the reason for such return and the location and condition of the returned Inventory.

                  SECTION 5.25. Intellectual Property. Except in each instance where the failure to comply with any of the following covenants (a) through (g) would not cause and would not reasonably be expected to cause a Material Adverse
Effect:

                  (a) Each Borrower and each Guarantor (either itself or through licensees) will (i) use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration (if applicable) and all other notices and legends required by applicable requirements of law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (b) Each Borrower and each Guarantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public, and will continue to mark any products covered by such Patent as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws, to the extent such Borrower or Guarantor deems it important to its business to maintain such business.

                  (c) Each Borrower and each Guarantor (either itself or through licensees) (i) will employ each registered Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of such Copyright may become invalidated or otherwise impaired. Each Borrower and each Guarantor will not (either itself or through licensees) do any act whereby any portion of such Copyright may fall into the public domain.

                  (d) Each Borrower and each Guarantor (either itself or through licensees) will not knowingly use any Intellectual Property to infringe the intellectual property rights of any other Person.

                  (e) Each Borrower and each Guarantor will notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent, registered Trademark or registered Copyright may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any other governmental authority in any country) regarding such Borrower's or such Guarantor's ownership of, or the validity of, such Intellectual Property or such Borrower's or such Guarantor's right to register the same or to own and maintain the same.

                  (f) Each Borrower and each Guarantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents, registered Trademarks, unregistered Trademarks (to the extent that the Borrowers or the Guarantors consider such Trademark material to such Borrower's or Guarantor's business) and registered

Copyrights, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (g) In the event that any Intellectual Property is infringed, misappropriated or diluted by a third party, the affected Borrower or Guarantor shall (i) take such actions as such Borrower or such Guarantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Agent after it learns thereof and, if required or advisable in the exercise of good business judgment, sue for infringement, misappropriation or dilution, to seek injunctive relief and to recover any and all damages for such infringement, misappropriation or dilution.

                  (h) Whenever a Borrower or a Guarantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, unregistered Trademark (to the extent that the Borrowers or the Guarantors consider such Trademark material to such Borrower's or Guarantor's business) or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, such Borrower or such Guarantor shall report such filing to the Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, each Borrower and each Guarantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Agent may reasonably request to evidence the Agent's security interest hereunder in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Borrower or the Guarantor relating thereto or represented thereby, provided, however, no instruments or documents related to the Agent's security interest in any Copyright, Patent or Trademark will be executed or delivered or any other actions taken by the Agent with respect to the laws of any foreign jurisdiction.

                  SECTION 5.26. Records Respecting Collateral. The principal records of the Borrowers and the Guarantors with respect to the Collateral will be kept at their respective Executive Offices and will not be removed from such address without the prior written consent of Agent.

                  SECTION 5.27. Reports Respecting Collateral. The Borrowers and the Guarantors shall, as soon as practicable, but in any event on or before 15 days after the end of each Fiscal Month, furnish or cause to be furnished to the Agent a status report, certified by a duly authorized officer of Borrowers and Guarantors, showing: (a) the aggregate dollar value of the Collateral comprising the Accounts and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as the Agent may request in its commercially reasonable judgment, including, without limitation, by Account Debtor name, address, invoice number, due date and invoice date); (b) the aggregate dollar value of the Accounts subject to "bill and hold" arrangements (segregating such items in such manner and to such degree as the Agent may request in its commercially reasonable judgment); (c) the aggregate dollar value of the items comprising the accounts payable of the Borrowers and the Guarantors and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as the Agent may request in its commercially reasonable judgment); (d) the type, age, dollar value and location of the Inventory as at the end of the preceding Fiscal Month, valued at the lower of its FIFO cost or market value; and (e) the aggregate dollar value of all returns, repossessions or discounts with respect to Inventory in excess of $1,000,000. Additionally, the Agent may, at any time in its commercially reasonable judgment (and upon prior notice to the Parent if no Event of Default has occurred and is continuing), require the Borrowers or the Guarantors to permit the Agent in its own name or any designee of the Agent in its own name to verify the individual account balances of or any other matter relating to the individual Account Debtors promptly upon its request therefor by mail, telephone, telegraph or otherwise. The Borrowers and the Guarantors shall cooperate fully with the Agent in an effort to facilitate and promptly conclude any such verification process. In any event, with the above described status report for the month of December of each year and upon reasonable request from the Agent made at any time hereafter, the Borrowers and the Guarantors shall furnish the Agent with a then current customer and Account Debtor name and address list, together with (if requested by the Agent in its commercially reasonable judgment) updates of Equipment lists, and updates of the appraisal of the Equipment after the Appraisal Approval Date, and inventory appraisals or updates of previously furnished inventory appraisals. Upon the Agent's commercially reasonable request therefor, the Borrowers and the Guarantors shall deliver to the Agent copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to all accounts listed on any Borrowing Base Certificate and such other matters and information relating to the status of the Accounts of the Borrowers and the Guarantors as the Agent shall reasonably request.

                  SECTION 5.28. Collateral Location Waivers. With respect to each of the Collateral Locations at which are Borrower or Guarantor maintains Collateral having a value in excess of $100,000, the Borrowers and the Guarantors will use reasonable best efforts to obtain such waivers of lien, estoppel certificates or subordination agreements as the Agent may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations.

                  SECTION 5.29. Appraisals; Field Examinations. The Agent reserves the right, exercisable from time to time hereafter in its commercially reasonable judgment to require that the Borrowers and/or the Guarantors obtain, and the Borrowers and/or the Guarantors shall so obtain, at the Borrowers' expense, appraisals reflecting then current values of the Accounts and Inventory. After the Appraisal Approval Date, the Agent reserves the right, exercisable from time to time hereafter in its commercially reasonable judgment, to require that the Borrowers and/or the Guarantors obtain, and the Borrowers and/or the Guarantors shall so obtain, at the Borrowers' expense, appraisals reflecting then current values of the Equipment. The Agent anticipates that it will conduct 2 field examinations per year, but reserves the right, exercisable from time to time hereafter, to conduct field examinations on a more frequent basis in its commercially reasonable judgment, and all such field examinations shall be at the Borrowers' expense.

                  SECTION 5.30. Payment of Taxes On and Use of Collateral. The Borrowers and Guarantors shall timely pay all taxes and other charges against the Collateral except liabilities being contested in good faith and other liabilities the nonpayment of which would not otherwise violate the provisions of this Article 5, and the Borrowers will not use the Collateral illegally.

                  SECTION 5.31. Dispositions of Collateral.

                  (a) Except for (i) sales or other dispositions of Inventory in the ordinary course of business, (ii) sales, leases or transfers among the Borrowers and the Guarantors, and (iii) dispositions of Equipment pursuant to SECTION 5.31(b), neither any of the Borrowers nor any of the Guarantors will sell, lease, exchange, arrange for a sale and leaseback, or otherwise dispose of any of the Collateral without the prior written consent of the Agent, acting at the direction of (A) as to Collateral of the types described in the definition and used in the calculation of the Borrowing Base, all of the Lenders, and (B) as to all other Collateral, the Required Lenders; provided, however, that for the avoidance of doubt, this SECTION 5.31 shall not be deemed to restrict the Borrowers' or the Guarantors' dispositions of Collateral consisting of money, cash or cash equivalents.

                  (b) Except for sales, leases or transfers among the Borrowers and Guarantors, neither any of the Borrowers nor any of the Guarantors will sell, lease, exchange, arrange for a sale and leaseback, or otherwise dispose of any of the Equipment without the prior written consent of the Agent; provided, however, that, with notice to, but without the necessity of consent of, the Agent, from time to time hereafter, in the ordinary course of any Borrower's or any Guarantor's business, such Borrower or Guarantor may (i) sell, lease, exchange, arrange for a sale and leaseback or otherwise dispose of such portions of its Equipment which in the aggregate during any Fiscal Year, has a market value or a book value, whichever is more, of $5,000,000 or less, provided, that the Amortizing Equipment Availability Amount shall be reduced by the amount of the proceeds from such sales of such sold Equipment that was included in such calculation (if such Equipment was, immediately prior to the sale thereof, included in the Amortizing Equipment Availability Amount), and provided further that no default under this SECTION 5.31 or any Event of Default exists, and (ii) sell, exchange or otherwise dispose of portions of its Equipment which are obsolete, worn-out or unsuitable for continued use by the Borrower or such Guarantor if (unless the Borrower or such Guarantor determines in its commercially reasonable good faith judgment that replacement is not necessary in the continued operation of its business) such Equipment is replaced promptly upon its disposition and (if so replaced other than through (x) the incurrence of Debt secured by a Purchase Money Lien permitted under SECTION 5.20 or (y) an operating lease) in which the Agent shall obtain and have a first priority security interest pursuant hereto subject only to Permitted Encumbrances.

                  SECTION 5.32. Changes to Federal Taxpayer Identification Number; Organizational Identification Number. None of the Borrowers or Guarantors may change its federal taxpayer identification number without 30 days' prior written notice to the Agent. If a Borrower or a Guarantor does not have an organizational identification number as of the Closing Date, but receives one at a later date, it will promptly notify Agent of its organizational identification number. Each Borrower and each Guarantor will promptly notify the Agent of any change in its organizational identification number.

                  SECTION 5.33. Discounts and Allowances. Upon the granting of any discounts, allowances or credits by a Borrower or a Guarantor in excess of $250,000 or not in the ordinary course of business and which in either case are not shown on the face of the invoice for the Account involved, such Borrower or such Guarantor shall promptly report such discounts, allowances or credits, as the case may be, to the Agent and in no event later than the time of its

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submission to the Agent of the next status report as required by SECTION 5.27.
In the event any amounts due and owing in excess of $250,000 are in dispute between any Borrower or Guarantor and any Account Debtor, such Borrower or such Guarantor shall provide the Agent with a report thereon, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. During the existence of an Event of Default, and without affecting the Borrowers' liability with respect to the Obligations (except that the Borrowers will receive a credit for the amounts collected), the Agent, in the exercise of its commercially reasonable discretion, may settle disputes and otherwise deal with the Account Debtors and the Borrowers shall reimburse the Agent as a part of the Obligations any reasonable out-of-pocket expenses incurred by the Agent in connection therewith.

                  SECTION 5.34. Taxes Owing with Respect to Accounts. If an Account of any Borrower or any Guarantor includes a charge for any tax payable to any governmental taxing authority, the Agent is authorized, in its sole discretion, after giving notice to the Borrowers and allowing the Borrowers thirty (30) calendar days to pay, to pay the amount thereof to the proper taxing authority for the Account of such Borrower or such Guarantor.

                  SECTION 5.35. Commercial Tort Claims. Each Borrower and each Guarantor shall, within 30 days after each Borrower or each Guarantor makes a filing or appearance in court with respect to its assertion of a Commercial Tort Claim for damages equal to or exceeding $250,000 (which amount, if not expressly set forth in a filing, shall be the amount the Borrower or the Guarantor in good faith believes to be such amount of damages), send the Agent and the Lenders written notice, signed by the relevant Borrower or Guarantor, containing the following: (a) a summary description of the parties involved, the amount claimed for damages by the relevant Borrower or Guarantor, and the events that gave rise to such Commercial Tort Claim, and (b) a grant of a security interest in such Commercial Tort claim in favor of the Agent for the benefit of the Lenders. The Agent is hereby authorized to amend any financing statements in order to include such Commercial Tort Claim.

                  SECTION 5.36. Senior Note Purchase Agreements. Borrowers shall not amend or modify either of the Senior Note Purchase Agreements or guaranties related thereto in any material respect without the prior written consent of the Agent (acting at the direction of the Required Lenders) which consent shall not be unreasonably withheld or delayed.

                  SECTION 5.37. Other Restrictive Agreements. Except in agreements pertaining to Liens permitted under SECTION 5.17, neither the Borrowers nor any Domestic Subsidiary will become bound by any provision not in existence on the Closing Date contained in any other agreement that directly or indirectly prohibits, materially restrains or imposes materially adverse conditions on (including the requirement for an equal and ratable Lien), the ability of the Borrower or its Domestic Subsidiaries to create any Lien on any of its assets in favor of the Agent to secure the Obligations.

                                   ARTICLE 6
                                    DEFAULTS

                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

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                  (a)      any Borrower shall fail to pay when due (i) any
principal of any Loan, or any Reimbursement Obligations with respect to any Letter of Credit when such amount becomes due, (ii) any interest on any Loan, any fee in any Credit Documents or other Obligations (except as provided in (a)(iii) below) within 5 days after such interest, fee or other Obligations becomes due, or (iii) any Obligations of the type described in clauses (c) and
(d) of the definition of "Obligations" within 10 days after written notice thereof has been given to the Borrowers by the Agent; or

                  (b) any Borrower or any Guarantor shall fail to observe or perform any covenant contained in SECTIONS 5.01(g), 5.02(a)(ii), 5.02(b),
5.03 through 5.06, inclusive, 5.08 (but only with respect to insurance regarding Collateral), 5.15, 5.16, and 5.18 through 5.21, inclusive; or

                  (c) any Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or any Credit Document and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrowers by the Agent or (ii) any Senior Officer otherwise becomes actually aware of any such failure; or

                  (d) any representation, warranty, certification or statement made by any Borrower or any Guarantor in ARTICLE 4 of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Credit Document shall prove to have been incorrect (including by virtue of a material omission) in any material respect when made (or deemed made); or

                  (e) any Borrower or any Guarantor shall fail to make any payment in respect of Debt outstanding (other than the Notes) in an aggregate principal amount greater than $3,000,000 when due, after taking into account any applicable grace period; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of any Borrower or any Subsidiary in an aggregate principal amount greater than $3,000,000 (including, without limitation, any required mandatory prepayment or "put" of such Debt to any Borrower or any Subsidiary) or enables the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment prior to its normal expiration (including, without limitation, any required mandatory prepayment or "put" of such Debt to, any Borrower or any Subsidiary); or

                  (g) any Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally,

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or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against any Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) any Borrower, any Subsidiary or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Borrower, any Subsidiary, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated provided each of the foregoing described in this SECTION 6.01(i) only if it results in an unfunded vested liability under a Plan that is $3,000,000 or more; or

                  (j) (i) one or more judgments or orders of any court or other judicial body for the payment of money in an aggregate amount in excess of $3,000,000 (in excess of amounts covered by insurance) shall be rendered after the Closing Date against any of the Parent, any Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days or give rise to a Lien on any Collateral at any time unless the judgment or order it secures has not, within 30 days after the entry thereof, been discharged or execution thereof stayed pending appeal; or (ii) a warrant or writ of attachment or execution or similar process shall be issued against any property of any Borrower or any Subsidiary which exceeds, individually or together with all other such warrants, writs and processes since the Closing Date, $3,000,000 (in excess of amounts covered by insurance) and such warrant, writ or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that in the event a bond has been issued in favor of the claimant or other Person obtaining such attachment or writ, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Borrower or any Subsidiary; or

                  (k) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Parent; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of

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the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                  (l) if, on any day, any Borrower could not truthfully make the representations and warranties contained in SECTION 4.16; or

                  (m) there shall have occurred material uninsured damage to, or loss, theft or destruction of, any material part of the Collateral, or any security interest of the Agent in any material part of the Collateral, ceases to be a first priority security interest or Lien, except for Permitted Encumbrances (other than those described in SECTION 5.17(g) and those described in SECTION 5.17(i) that are not statutory liens), or any Guarantor shall terminate or repudiate the Guaranty or the Guaranty shall be declared unenforceable or the Guaranty shall no longer be in full force and effect; or

                  (n) any Borrower or any Guarantor repudiates, revokes or attempts to repudiate or revoke its obligations with respect to the Obligations or under the Credit Documents to which it is a party; or

                  (o) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty or injunction, court order, or order or act of a governmental authority which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any Subsidiaries if any such event or circumstance would cause or would reasonably be expected to cause a Material Adverse Effect;

then, and in every such event, the Agent will, if requested by the Required Lenders and the Agent: (i) by notice to the Borrowers terminate the Commitments and they shall thereupon terminate and terminate the LC Issuer's obligations to issue Letters of Credit hereunder; (ii) by notice to the Borrowers declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Credit Documents, to be, and the same shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrowers, without any notice to the Borrowers or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Credit Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; or (iii) exercise any rights, powers or remedies under this Agreement and the other Credit Documents. In addition, upon the occurrence of an Event of Default, to the extent of any existing Letter of Credit Obligations, the Agent may immediately advance the amount thereof as a Revolving Loan and set aside the

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amounts so advanced as a collateral reserve for payment of the Reimbursement
Obligations relating to Letters of Credit which are subsequently funded. After all Letters of Credit have been cancelled and all Reimbursement Obligations have been satisfied, and the LC Issuer has been reimbursed all amounts funded by it with respect thereto, any balance remaining in said collateral reserve may be applied to other amounts owed by the Borrowers hereunder, and, if none, shall be remitted to the relevant Borrower. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders. In no event may any Lender or Lenders exercise any rights, remedies or powers with respect to the Obligations of the types described in clauses (a) and (b) of the definition thereof, this Credit Agreement and the other Credit Documents without the consent of the Agent and the Required Lenders.

                  SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrowers of any Default promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                  SECTION 6.03. Remedies with Respect to Collateral.

                  (a) Upon the occurrence of an Event of Default, the Agent or any representative of Agent shall have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to require the Borrowers and the Guarantors to assemble the Collateral, at the Borrowers' expense, and make it available to the Agent at a place designated by the Agent which is reasonably convenient to both parties, and enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the property of any Borrower, any Guarantor or any of its Subsidiaries, such Borrower or such Guarantor agrees not to charge the Agent for storage thereof), to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, and the Agent shall have the right to conduct such sales on the premises of the Borrowers or the Guarantors, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. The Agent may sell, lease or dispose of Collateral for cash, credit, or any combination thereof, and shall have the right to appoint a receiver of the Accounts and the Inventory or any part thereof, and the right to apply the proceeds therefrom as set forth in SECTION 6.03(b) below. The Agent shall give the Borrowers and the Guarantors written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to the Borrowers and the Guarantors at least 10 days before such disposition. Expenses of retaking, verifying, restoring, holding, insuring, collecting, preserving, liquidating, protecting, preparing for sale or selling, or otherwise disposing of or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute a part of the Obligations.

                  (b) Proceeds of any of the Collateral and payments by the Borrowers or the Guarantors during the existence of an Event of Default received by the Agent or any Lender shall be applied by the Agent in accordance with the provisions of SECTION 2.12(h), and, after all of the Obligations have been paid in full and no Letters of Credit, ForEx Obligations, or Interest

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Rate Protection Agreement or liability with respect thereto remains outstanding, then, such excess proceeds shall be payable to the Borrowers and the Guarantors (as they may direct) or any other Person as required by applicable law. In the event that the proceeds of the Collateral are not sufficient to pay the Obligations in full, the Borrowers and the Guarantors shall remain liable for any deficiency.

                  (c) To the extent permitted by law, the Borrowers and the Guarantors hereby waive all rights which the Borrowers and the Guarantors have or may have to notice and to a judicial hearing prior to seizure of any Collateral by the Agent.

                  (d) Unless and except to the extent expressly provided for to the contrary herein, the rights of the Agent specified herein shall be in addition to, and not in limitation of, the Agent's or Lender's rights under the UCC, or any other statute or rule of law or equity, or under any other provision of any of the Credit Documents, or under the provisions of any other document, instrument or other writing executed by the Borrowers or the Guarantors in favor of Agent, all of which may be exercised successively or concurrently.

                  (e) Upon the occurrence and during the continuance of an Event of Default, the Agent is granted a license or other right to use, without charge, Borrowers' and Guarantors' labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Intellectual Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and the Borrowers' and the Guarantors' rights under all licenses and all franchise agreements shall inure to the Agent's benefit in such regard.

                  (f) Neither the Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except the Agent or the Lenders for reasonable care in the custody thereof while any Collateral is in the Agent's or Lenders' actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrowers' and the Guarantors' sole risk.

                  (g) Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any of the Borrowers, the Guarantors or any other Person or against or in payment of any or all of the Obligations.

                  SECTION 6.04. Power of Attorney. Each Borrower and each Guarantor irrevocably designates and appoints the Agent its true and lawful attorney, during the existence of an Event of Default, either in the name of the Agent or in the name of such Borrower or such Guarantor to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Inventory or the Accounts and, in connection therewith, to take any and all actions as the Agent may deem necessary or desirable to realize upon the Inventory and the Accounts, including, without limitation, power to endorse in the name of such Borrower or such Guarantor, any checks, drafts, notes or other instruments received in payment of or on account of the Inventory or the Accounts, but the Agent shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of the Inventory or the Accounts.

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                                    ARTICLE 7
                            THE AGENT AND THE LENDERS

                  SECTION 7.01. Appointment; Powers and Immunities.

                  (a) Each Lender (and Wachovia or the LC Issuer, as applicable, with respect to the Letter of Credit Obligations and the ForEx Obligations) hereby irrevocably appoints and authorizes the Agent (including its successors by merger) to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (i) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (ii) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any Lender under this Agreement or any other Credit Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor to perform any of its obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document except to the extent requested by the Required Lenders, and then only on terms and conditions which do not, in the reasonable judgment of the Agent, subject the Agent to any undue risk; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Except to the extent the Borrowers are given rights under SECTION 7.09 and
SECTION 7.14, the provisions of this ARTICLE 7 are solely for the benefit of the Agent and the Lenders, and no Borrower or Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers or the Guarantors. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender. The Agent shall remit to the Lenders, as soon as reasonably practical following receipt thereof, all payments and other amounts received by it hereunder for the account of the Lenders.

                  (b) Unless and until its authority to do so is revoked in writing by the Required Lenders, the Agent alone shall be authorized to determine hereunder whether any accounts or inventory of any Borrower or any Guarantor constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to any Lender or any other Person for any errors in judgment.

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

                  (c) As between the Agent and the Lenders, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the other Credit Documents; (ii) execute and deliver each Credit Document (other than this Credit Agreement) on behalf of the Lenders and accept delivery of each such agreement delivered by any Borrower, any Guarantor or any other Person; (iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders where applicable, for all other purposes stated therein; (iv) subject to the direction of the Required Lenders where applicable, manage, supervise or otherwise deal with the Collateral; and (v) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to the Agent or Lenders with respect to any of the Collateral under the Credit Documents relating thereto, or under applicable law or otherwise. As to any matters not expressly provided for otherwise by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders to the Agent in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent.

                  SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of any of the Obligations) unless the Agent has received written notice from a Lender or any Borrower or any Guarantor specifying such Default or Event of Default and stating that such notice is a "Notice of Default," each of the Lenders hereby agreeing to promptly notify in writing the Agent of any Default to which such Lender obtains knowledge. In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall give each Lender prompt notice of each nonpayment of any of the Obligations whether or not it has received any notice of the occurrence of such nonpayment.

                  SECTION 7.04. Rights of Agent and its Affiliates as a Lender. With respect to the Loans made by the Agent and any Affiliate of the Agent, Wachovia in its capacity as a Lender hereunder and any Affiliate of the Agent or such Affiliate in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though Wachovia were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any Affiliate of the Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrowers and the Guarantors (and any of the Borrowers' or Guarantors' Affiliates) as if

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Wachovia were not acting as the Agent, and the Agent and any Affiliate of the
Agent may accept fees and other consideration from the Borrowers or Guarantors (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrowers and the Agent) for services in connection with this Agreement or any other Credit Document or otherwise without having to account for the same to the Lenders and Agent shall not be subject to any liability by reason of its acting or refraining to act pursuant to any request of the Required Lenders except as a result of its own willful misconduct or gross negligence.

                  SECTION 7.05. Indemnification. Each Lender severally agrees to indemnify the Agent and hold the Agent harmless from, to the extent the Agent shall not have been reimbursed by the Borrowers, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits (including, without limitation, counsel fees and disbursements), and costs and expenses (but not fees) Agent may be required to bear with respect to any lockbox or collateral collection account arrangement, or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal out-of-pocket administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  SECTION 7.06. Payee of Note Treated as Owner. The Agent may deem and treat each Person in whose name a Loan is registered as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of SECTION 10.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                  SECTION 7.07. Nonreliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and the Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. Except as expressly provided in SECTION 7.03, the Agent shall not be required to keep itself (or any Lender) informed as to the performance or observance by the Borrowers of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers, the Guarantors or any other Person. Except for notices, reports and other documents

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and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Credit Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers, the Guarantors or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

                  SECTION 7.08. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action. In any event, if the Agent requests in writing the authorization or direction of the Required Lenders (or all Lenders if required) and the Lenders do not timely respond to such request in writing, the Agent may act or refrain from acting with respect to the matters set forth in such request by the Agent without liability to any of the Lenders with respect to such matters.

                  SECTION 7.09. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation the Required Lenders shall have the right to appoint a successor Agent, subject to the consent of the Borrowers, if no Event of Default is in existence, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation, then the retiring Agent may, on behalf of the Lenders and after consultation with the Borrowers, appoint a successor Agent. Any successor Agent shall be a Lender hereunder or other bank or financial institution which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                  SECTION 7.10. Joinder of Lenders. The rights, remedies, powers and privileges conferred upon the Agent hereunder and under the other Credit Documents may be exercised by the Agent without the necessity of the joinder of any other parties unless otherwise required by applicable law.

                  SECTION 7.11. Agreements Regarding Collateral. Each Lender shall have an interest, in accordance with its Commitment Percentage, in the security interests and Liens in and to the Collateral and any other assets granted and assigned to the Agent under the Credit Documents. The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien upon any Collateral (a) as authorized by this Agreement or any of the other Credit Documents, (b) upon the termination of the Commitments and payment or satisfaction of all of the Obligations, or (c) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if the Borrowers and Guarantors certify to the

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Agent that the disposition is made in compliance with the terms of this
Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry). Except as expressly authorized or required by this Agreement or applicable law, the Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders. The Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by any Borrower or any Guarantor or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at all or in any manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights or powers granted or available to the Agent pursuant to this Agreement or any of the other Credit Documents, it being understood and agreed among the Lenders that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its discretion, given the Agent's own interests in the Collateral in its capacity as one of the Lenders.

                  SECTION 7.12. Agent Field Examinations; Appraisals. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field examinations by the Agent with respect to the Borrowers or the Guarantors and any appraisals obtained by the Agent with respect to any of the Collateral. The Agent shall have no liability to any Lender for any errors in or omissions from any field examination or other examination of the Borrowers or the Guarantors or the Collateral, or in any such appraisal, unless such error or omission was the direct result of the Agent's willful misconduct or gross negligence.

                  SECTION 7.13. Designation of Co-Agent. It is the purpose of this Agreement that there shall be no violation of any applicable law denying or restricting the right of financial institutions to transact business as an agent in any jurisdiction. It is recognized that, in case of litigation under any of the Credit Documents, or in case the Agent deems that by reason of present or future laws of any jurisdiction the Agent might be prohibited from exercising any of the powers, rights or remedies granted to the Agent or the Lenders hereunder or under any of the Credit Documents or from holding title to or a Lien upon any Collateral as provided hereunder or thereunder or from taking any other action which may be necessary hereunder or under any of the Credit Documents, the Agent may appoint an additional Person or Persons as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If the Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Credit Documents and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Credit Documents to be exercised by or vested in or conveyed to the Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by any of them. Should any instrument from the Lenders be required by the separate collateral agent or co-collateral agent so appointed by the Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lenders whether or not a Default or Event of Default then exists. In case any

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separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, power, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by applicable law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

                  SECTION 7.14. Replacement of Certain Lenders. If a Lender ("Affected Lender") shall have (a) failed to fund its Commitment Percentage of any Loan requested by the Borrowers which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (b) requested compensation from the Borrowers under SECTION 8.03 to recover increased costs or reduced returns incurred by such Lender (or its Lending Office, parent or holding company) which are not being incurred generally by the other Lenders (or their respective Lending Office, parent or holding company), or (c) delivered (or its respective parents or holding companies shall have delivered) a notice pursuant to ARTICLE 8 claiming that such Lender (or its Lending Office or affiliate) is unable to extend Euro-Dollar Loans to the Borrowers for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that the Agent, any other Lender or the Borrowers may have against such Affected Lender, the Borrowers or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrowers and a copy to the Borrowers in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more assignees approved by the Agent (such approval not to be unreasonably withheld), all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Obligations owing to it) in accordance with SECTION 10.08; provided, however, the Agent shall have no duty to locate an assignee for the purposes of accepting such assignment. The Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive from the assignee, in case and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Credit Document, including the aggregate outstanding principal amount of the Obligations owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 7.14, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of the Agent in any Collateral and such Affected Lender shall have no further liability to the Agent, any Lender or any other Person under any of the Credit Documents (except with respect to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase any participations in the Letters of Credit.

                                    ARTICLE 8
                      CHANGE IN CIRCUMSTANCES; COMPENSATION

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

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                  (a)      the Agent determines that deposits in Dollars (in the
applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) the Required Lenders advise the Agent that the London Interbank Offered Rate, as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding the relevant type of Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make the type of Euro-Dollar Loans specified in such notice, or to permit continuations or conversions into such type of Euro-Dollar Loans, shall be suspended. Unless the Borrowers notify the Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Euro-Dollar Loans for which a Notice of Borrowing has previously been given, or continuation or conversion into such type of Euro-Dollar Loans for which a Notice of Continuation or Conversion has previously been given, that it elects not to borrow or so continue or convert on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or such Euro-Dollar Loan shall be converted to a Base Rate Loan.

                  SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority issued after the date hereof shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or issue Letters of Credit and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrowers, whereupon until such Lender notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans or issue Letters of Credit shall be suspended. Before giving any notice to the Agent pursuant to this SECTION 8.02, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity or issue Letters of Credit, and shall so specify in such notice, the Borrowers shall immediately prepay in full the then outstanding principal amount of each affected Euro-Dollar Loan of such Lender, together with accrued interest thereon and any amount due such Lender pursuant to SECTION 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan the Borrowers may borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and if so requested by the Borrowers such Lender shall make such a Base Rate Loan.

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

                  SECTION 8.03. Increased Cost and Reduced Return.

                  (a) If after the date hereof, a Change of Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority issued after the date hereof:

                           (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit or letter of credit extended by, any Lender (or its Lending Office); or

                           (ii) shall impose on any Lender (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, Letters of Credit, its Notes or its obligation to make Euro-Dollar Loans;

                  and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Euro-Dollar Loan or Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Notes with respect thereto (other than resulting from income taxes), by an amount reasonably deemed by such Lender to be material, then, within 30 days after demand by such Lender (with a copy to the Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If any Lender shall have determined in good faith that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Authority, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority issued after the date hereof, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations (whether with respect to Loans or the Letters of Credit) hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within 30 days after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Each Lender will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION
8.03 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. No Lender shall claim compensation under this SECTION 8.03 for any period of time before 120 days prior

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to the delivery of such notice (unless such notice relates to a matter having retroactive effect in which case such 120 days shall be extended by such period of retroactivity).

                  (d) A certificate of any Lender claiming compensation under this SECTION 8.03 and setting forth the additional amount or amounts to be paid to it hereunder shall be rebuttable presumptive evidence thereof if rendered in good faith. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  (e) The provisions of this SECTION 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

                  SECTION 8.04. Base Rate Loans or Other Euro-Dollar Loans Substituted for Euro-Dollar Loans. If (a) the obligation of any Lender to make or maintain Euro-Dollar Loans has been suspended pursuant to SECTION 8.02 or (b) any Lender has demanded compensation under SECTION 8.03, and the Borrowers shall, by at least 5 Euro-Dollar Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this SECTION 8.04 shall apply to such Lender, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Lender as, or permitted to be continued as or converted into, Euro-Dollar Loans shall be made instead as or converted into Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

                  (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

                  SECTION 8.05. Compensation. Upon the request of any Lender, delivered to the Borrowers and the Agent, the Borrowers shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

                  (a) any payment or prepayment (pursuant to SECTION 2.10, 2.11, 6.01, 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or

                  (b) with respect to prepayment of a Euro-Dollar Loan on any day other than the last day of the Interest Period with respect thereto, any failure by the Borrowers to prepay such Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment; or

                  (c) any failure by the Borrowers to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to
SECTION 2.02;

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

such compensation to consist of an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market. No Lender shall claim compensation under this SECTION 8.05 for any period of time before 120 days prior to the delivery of such notice.

                  SECTION 8.06. Failure to Pay in Foreign Currency.

                  If any Borrower is unable for any reason to effect payment in a foreign currency as required to repay a draw under an Existing Letter of Credit or a call under any of the Special Foreign Guarantees or if any Borrower shall default in the foreign currency, Wachovia may require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which any Borrower shall make such payment in Dollars, such Borrower agrees to hold Wachovia harmless from any loss incurred by Wachovia arising from any change in the value of Dollars in relation to such foreign currency between the date such payment became due and the date of payment thereof.

                  SECTION 8.07. Judgment Currency.

                  If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any foreign currency into any other currency, the rate of exchange used shall be the Agent's spot rate of exchange for the purchase of the foreign currency with such other currency at the close of business on the Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the relevant Borrower in respect of any amount due from it hereunder in a foreign currency shall, notwithstanding any judgment or order for a liquidated sum or sums in a currency other than the relevant foreign currency in respect of amounts due hereunder (but with due regard to such judgment or order apart from the currency exchange issue addressed in this paragraph), be discharged only to the extent that the relevant Borrower pays the amount due in the relevant foreign currency or, on the Business Day following receipt by the Agent of any payment in a currency other than the relevant foreign currency, the Agent is able (in accordance with normal lending procedures) to purchase the relevant foreign currency with such other currency. If the amount of the relevant foreign currency that the Agent is able to purchase with such other currency is less than the amount due in the relevant foreign currency, such Borrower shall indemnify the Lenders for the shortfall.

                                    ARTICLE 9
           CONDITIONS TO BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT

                  SECTION 9.01. Conditions to Initial Borrowing and issuance of any Letter of Credit. The obligation of each Lender to make a Loan or the LC Issuer to issue a Letter of Credit

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

on the occasion of the earlier of (i) the initial Borrowing or (ii) the initial issuance of a Letter of Credit is subject to the satisfaction of the conditions set forth in SECTION 9.02 and receipt by the Agent of the following (as to the documents described in paragraphs (a), (c), (d) and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Lender and retention of one counterpart by the Agent):

                  (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Agent by overnight courier;

                  (b) a duly executed Revolving Loan Note for the account of each Lender, and a duly executed Settlement Loan Note for Wachovia for the account of each Lender, in each case complying with the provisions of SECTION 2.04;

                  (c) an opinion letter from each of Kevin Bloomfield, General Counsel, and Bryan Cave LLP, special counsel for the Borrowers and the Guarantors, dated as of the Closing Date, substantially in the form of EXHIBIT B-1 and EXHIBIT B-2, respectively, and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Lender may reasonably request;

                  (d) an opinion of Jones Day, special counsel for the Agent, dated as of the Closing Date, substantially in the form of EXHIBIT C and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

                  (e) a certificate (the "Closing Certificate") substantially in the form of EXHIBIT H, dated as of the Closing Date, signed by a principal financial officer of the Borrowers and the Guarantors, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing under this Agreement, and (ii) the representations and warranties of the Borrowers and the Guarantors contained in ARTICLE 4 are true in all material respects on and as of the date of the first Borrowing or first Letter of Credit issuance hereunder;

                  (f) all documents which the Agent or any Lender may reasonably request relating to the existence of each of the Borrowers and the Initial Subsidiary Guarantors, the corporate authority for and the validity of this Agreement, the Notes and the other Credit Documents to which it is a party and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent, including, without limitation, an Officer's Certificate of each of the Borrowers and the Initial Subsidiary Guarantors, signed by the Secretary or an Assistant Secretary of such Borrower or Initial Subsidiary Guarantor, certifying as to the names, true signatures and incumbency of the officer or officers of such Borrower or Initial Subsidiary Guarantor authorized to execute and deliver the Credit Documents to which it is a party, and certified copies of the following items: (i) such Borrower's or Initial Subsidiary Guarantor's Certificate of Incorporation, (ii) such Borrower's or Initial Subsidiary Guarantor's Bylaws, (iii) a certificate of good standing or valid existence of the Secretary of State of the State of the jurisdiction of its incorporation and of each State in which it is qualified to do business as a foreign corporation, and (iv) the action taken by the Board of Directors of each of the Borrowers and Initial Subsidiary Guarantors authorizing such Borrower's or Initial Subsidiary Guarantor's

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

execution, delivery and performance of this Agreement, the Notes and the other Credit Documents to which such Borrower or Initial Subsidiary Guarantor is a party;

                  (g) an initial Borrowing Base Certificate showing, after giving effect to any Revolving Loan Borrowings on the Closing Date or issuance of Letters of Credit and the payment of all fees and expenses in connection with this Credit Agreement that have been billed or are due and payable on the Closing Date, and after deducting for any past due trade payables, that the Excess Borrowing Availability is at least $50,000,000 in excess of the Working Capital Obligations;

                  (h) two counterparts, duly executed by each of the Initial Subsidiary Guarantors, of each of the Contribution Agreement, the Pledge Agreement, each Waiver Agreement requested by the Agent, the Guaranty and the Collateral Disclosure Certificates;

                  (i) UCC-1 financing statements (satisfactory in form and content to the Agent in all respects) pertaining to the Collateral shall have been filed or are ready for filing in all filing offices reasonably deemed necessary by the Agent;

                  (j) receipt of field examinations pertaining to the Borrowers' and the Guarantors' Accounts and Inventory reasonably acceptable to the Agent;

                  (k) the reasonable satisfaction of the Agent with the level and condition of accounts payable of the Borrower;

                  (l) receipt of all consents and approvals of shareholders, governmental entities and other third parties as are necessary in connection with this transaction;

                  (m) receipt of projections reasonably satisfactory to the Agent and the Arranger for the Parent and its Subsidiaries (i) prepared on a quarterly basis for Fiscal Year 2003 and (ii) prepared on an annual basis for Fiscal Years 2004, 2005 and 2006;

                  (n) receipt of lien searches reasonably acceptable to the Agent, showing no Liens other than Permitted Encumbrances;

                  (o)      since December 31, 2002, except as disclosed in
Schedule 4.04, no Material Adverse Effect shall have occurred and be continuing;

                  (p)      evidence of insurance as required by this Agreement;

                  (q) delivery to the Agent of an Instruction Letter in substantially the form of EXHIBIT K;

                  (r) payment of all fees owed to the Agents and the Lenders hereunder;

                  (s) a Notice of Borrowing for any Borrowing on the Closing Date; and

                  (t) establishment of the lockboxes and the Collateral Reserve Accounts and execution of the Deposit Account Control Agreements, as required by SECTION 2.15(a).

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

                  In addition, if the Borrowers desire funding of a Euro-Dollar Loan on the Closing Date, the Agent shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which (A) the Agent and the Borrowers shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Euro-Dollar Loan, and (B) the Borrowers shall indemnify the Lenders from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Euro-Dollar Loan on such date (other than any such failure caused by a failure by the Lenders to fund such Euro-Dollar Loan in violation of this Agreement).

                  SECTION 9.02. Conditions to All Borrowings and Issuances of Letters of Credit. The obligation of each Lender to make a Loan, or the LC Issuer to issue a Letter of Credit, on the occasion of each Borrowing or issuance of a Letter of Credit is subject to the satisfaction of the following conditions:

                  (a) (i) except for Refunding Loans, the fact that, immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing, and (ii) the fact that the Borrowers have certified to Agent that Borrowers have not caused and such Borrowing or issuance of a Letter of Credit will not cause: (A) any "Lien" (as defined in the Senior Note Purchase Agreements) to exist which is not permitted under Section 10.2 of the 1997 Note Purchase Agreement and Section 10.3 of the 1999 Note Purchase Agreement; (B) "Priority Debt" outstanding to exceed 20% of "Consolidated Total Capitalization" (as such terms are defined in the Senior Note Purchase Agreements); and (C) "Indebtedness" (as defined in the Senior Note Purchase Agreements) to be incurred and be outstanding in an amount which would cause "Consolidated Indebtedness" to exceed 65% of "Consolidated Total Capitalization" (as such terms are defined in the Senior Note Purchase Agreements);

                  (b) the fact that the representations and warranties of the Borrowers and the Guarantors contained in ARTICLE 4 shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit (except to the extent any such representation or warranty is expressly made as of a prior date); and

                  (c) the fact that, immediately after such Borrowing or issuance of a Letter of Credit, the conditions set forth in clauses (i) and (ii) of SECTION 2.01(a) shall have been satisfied.

                  Each Syndicated Borrowing, each Settlement Loan Borrowing, each Notice of Continuation or Conversion and each issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrowers and the Guarantors on the date of such Borrowing or issuance of a Letter of Credit as to the truth and accuracy of the facts specified in paragraphs (a), (b) and (c) of this SECTION 9.02; provided, that (i) if such Syndicated Borrowing is a Euro-Dollar Borrowing which consists solely of a Refunding Loan or such Notice of Continuation or Conversion is to a Euro-Dollar Rate Loan, such Syndicated Borrowing or Notice of Continuation or Conversion shall be deemed to be such a representation and warranty by the Borrowers and the Guarantors only as to the matters set forth in paragraphs (a) and (c) above, and (ii) if such Syndicated Borrowing is a Base Rate Borrowing which consists solely of a Refunding Loan or such Notice of Continuation or Conversion is to a Base Rate Loan, such

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

Syndicated Borrowing or Notice of Continuation or Conversion shall be deemed to be a representation and warranty by the Borrowers and the Guarantors only as to the matters set forth in paragraphs (a)(ii) and (c) above.

                                   ARTICLE 10
                                  MISCELLANEOUS

                  SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (a) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this SECTION 10.01 and the confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this SECTION; provided that notices to the Agent under ARTICLE 2 or ARTICLE 8 shall not be effective until received.

                  SECTION 10.02. No Waivers. The failure of a Borrower to satisfy, or the waiver by the Agent and the Lenders of, any condition set forth in SECTION 9.02 shall not constitute a waiver of any such condition with respect to any subsequent advance of a Loan, unless such waiver is expressly agreed to in writing as required by SECTION 10.06. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Credit Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 10.03. Expenses; Documentary Taxes. The Borrowers and the Guarantors (by execution and delivery of the Guaranty) shall pay (a) all reasonable out-of-pocket expenses (including, without limitation, all reasonable attorney and paralegal fees and expenses of the Agent, recording costs, and recording or intangible taxes, if any) of the Agent incurred in connection with this Agreement and the other Credit Documents, including, without limitation (in any event only to the extent relating to this Agreement or the other Credit Documents and only to the extent reasonable), (i) all costs, fees and taxes pertaining to the obtaining, preparation or filing of all equipment and inventory appraisals, audit reports, field examinations, lien searches, UCC-1 financing statements (including, without limitation, any release thereof), (ii) all fees and disbursements of special counsel for the Lenders and the Agent,
(iii) all costs and fees incurred in connection with the preparation, negotiation, administration and execution and delivery of this Agreement and the other Credit Documents, and any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, (iv) sums paid or incurred to pay for any amount or to take any action required of the Borrowers or the Guarantors under this Agreement that any Borrower fails to pay or take after any grace period applicable thereto; (v) costs and expenses of preserving and protecting the Collateral; and (b) during the existence of an Event of Default, costs and expenses (including reasonable attorney and paralegal fees and expenses and reasonable costs and

                                                                             104
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expenses of financial consultants) paid or incurred to obtain payment of the
Obligations, enforce the Lien in the Collateral, preserve and protect the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions hereof or of any Credit Document or to defend any claim made or threatened against the Agent or any of the Lenders arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions hereof, or of any Credit Document regarding costs and expenses to be paid by the Borrowers and the Guarantors. In the event any Borrower or any Guarantor becomes a debtor under the Bankruptcy Code, the Agent's and each Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred), all to the extent allowed by the Bankruptcy Code. The Borrowers and the Guarantors (by execution and delivery of the Guaranty) shall indemnify the Agent and each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Credit Documents.

                  SECTION 10.04. Indemnification. The Borrowers and the Guarantors (by execution and delivery of the Guaranty) shall indemnify the Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrowers of the proceeds of any extension of credit by any Lender hereunder or breach by the Borrowers of this Agreement or any other Credit Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Lenders to enforce this Agreement or any of the other Credit Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrowers and the Guarantors shall reimburse the Agent and each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person (or agent thereof) to be indemnified.

                  SECTION 10.05. Setoff; Sharing of Setoffs.

                  (a) Each of the Borrowers and each of the Guarantors hereby grants to the Agent and each Lender, and to Wachovia as to the Settlement Loans, the ForEx Obligations and the LC Issuer as to the Letter of Credit Obligations, a lien to secure all Obligations owing to them from the Borrowers or the Guarantors upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Lender or otherwise in the possession or control of the Agent or any such Lender for any purpose for the account or benefit of the Borrowers or the Guarantors and including any balance of any deposit account or of any credit of the Borrowers or the Guarantors with the Agent or any such Lender, whether now existing or hereafter established hereby authorizing the Agent and each Lender at any time or times that an Event of Default has occurred and is continuing, with or without prior notice, to apply such balances or any part thereof to such of the Obligations owing by the Borrowers or the Guarantors to the Lenders, Wachovia, the LC Issuer and/or the Agent then past due and in such amounts as they may elect, and whether or not the Collateral or other collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. The Agent appoints, authorizes and directs each Lender to act as a collateral sub-agent for the Agent and the Lenders with respect to any property of each Borrower or each Guarantor left with such Lender or in the possession, custody or control now or hereafter of such Lender, all Deposit Accounts of each Borrower or each Guarantor now or hereafter opened with such Lender, all certificates of deposit issued by such Lender to any Borrower or any Guarantor, and all Instruments, drafts, checks and other items deposited in or with such Lender by any Borrower or any Guarantor for collection now or hereafter. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent, Wachovia, the LC Issuer or any such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

                  (b) Each Lender and the LC Issuer agrees that if it shall, by exercising any right of setoff (with the consent or direction of the Required Lenders) or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of the principal and interest owing with respect to the Loans held by it, or the Letter of Credit Obligations which is greater than the proportion received by any other Lender in respect of the aggregate amount of all principal and interest owing with respect to the Loans held by such other Lender or the LC Issuer with respect to the Letter of Credit Obligations, the Lender or the LC Issuer receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders owing to such other Lenders and the Letter of Credit Obligations, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders owing to such other Lenders or the LC Issuer and the Letter of Credit Obligations shall be shared by the Lenders and the LC Issuer in accordance with their Commitment Percentage; provided that (i) nothing in this
SECTION 10.05 shall impair the right of any Lender to exercise any right of setoff or counterclaim it may otherwise have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than their indebtedness under the Loans or the Letter of Credit Obligations, and (ii) if all or any portion of such payment received by the purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from each other Lender or the LC Issuer shall be rescinded and such other Lender or the LC Issuer shall repay to the purchasing Lender or the LC Issuer the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lender's or the LC Issuer's ratable share (according to the proportion of (A) the amount of such other Lender's or the LC Issuer's required repayment to (B) the total amount so recovered from the purchasing Lender or the LC Issuer) of any interest or other amount paid or payable by the purchasing Lender or the LC Issuer in respect of the total amount so recovered. Each of the Borrowers and the Guarantors agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, or risk participant with respect to the Letter of Credit Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers or the Guarantors in the amount of such participation.

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

                  SECTION 10.06. Amendments and Waivers.

                  (a) Any provision of this Agreement, the Notes or any other Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers (and the Guarantors, to the extent party to the applicable Credit Documents) and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall: (1) unless signed by all Lenders directly affected thereby, (i) change the Commitment of such Lender or subject such Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees (other than fees payable to the Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, or (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof; and
(2) unless signed by all Lenders, (i) increase the aggregate amount of the Commitments, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this SECTION
10.06 or any other provision of this Agreement, (iii) change the manner of application of any payments made under this Agreement or the Notes, or the provisions with respect to pro rata treatment among Lenders (including, without limitation, as to sharing of payments and expenses), (iv) except as expressly provided in this Agreement or any of the other Credit Documents, release of all or any substantial part of the Collateral held as security for the Loans, (v) release any Guaranty or any other Guarantee given to support payment of the Loans, (vi) change the definitions of "Borrowing Base," "Eligible Accounts," "Eligible Inventory," or "Required Lenders", (vii) change the provisions of any of ARTICLE 7 or SECTIONS 10.04 or 10.20, (viii) increase the limit on Overadvance Loans as provided in Section 2.01(c), or (ix) change the joint and several nature of the obligations of the Borrowers, or the several nature of the obligations of the Lenders under their respective Commitments; and provided further that, no provision of this Agreement relating to Settlement Loans, ForEx Obligations and Letter of Credit Obligations may be amended without the prior written consent of the LC Issuer or Wachovia, as applicable.

                  (b) The Borrowers will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Agent, or unless each Lender shall be informed thereof by the Borrowers and shall be afforded an opportunity of considering the same and shall be supplied by the Borrowers with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrowers to the Agent (for distribution to each Lender) forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders. The Borrowers will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Lenders.

                  SECTION 10.07. No Margin Stock Collateral. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by

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

negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 10.08. Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrowers may not assign or otherwise transfer any of its rights under this Agreement.

                  (b) Any Lender may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender hereunder or any other interest of such Lender hereunder; provided, however, that if a Lender is selling a participation in only a portion of its Commitment or any other interest of such Lender hereunder, the participation being sold (determined as of the effective date of the sale of the participation) shall be in an amount not less than $5,000,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the extension of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the reduction of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the reduction of the principal of the related loan or loans, (iv) any reduction in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Lender selling a participating interest to any Person other than an Affiliate or Related Fund of such Lender in any Loan, Note, Commitment or other interest under this Agreement, will, within 10 Domestic Business Days of such sale, provide the Borrowers and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of ARTICLE 8 with respect to its participation in Loans outstanding from time to time.

                  (c) Any Lender may at any time assign to one or more Persons, provided that any such Person is a commercial bank, finance company, insurance company or other financial institution or fund which, in each case, in the ordinary course of business extends credit of the type contemplated herein and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA, is organized under laws of the United States of America or any state and having total assets in excess of $5,000,000,000 or an Affiliate or Related Fund of any such Person, and is acceptable to Agent in its sole discretion (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the

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Notes and the other Credit Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender and the Agent (and, in the case of an Assignee that is not then a Lender, subject to clause (iii) below, by the Borrowers); provided that (i) no interest may be sold by a Lender pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Lender's Commitment, (ii) if a Lender is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000, (iii) no interest may be sold by a Lender pursuant to this paragraph (c) to any Assignee that is not then a Lender (or an Affiliate or Related Fund of a Lender) without the prior written consent of the Agent, and, unless a Default or Event of Default is in existence, the Borrowers (whose consent shall not be unreasonably withheld or delayed), and (iv) a Lender may not have more than 3 Assignees that are not then Lenders (or an Affiliate or Related Fund thereof) at any one time. Upon (v) execution of the Assignment and Acceptance by such transferor Lender, such Assignee, the Agent and (if applicable) the Borrowers, (w) delivery of an executed copy of the Assignment and Acceptance to the Borrowers and the Agent, (x) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, (y) payment of a processing and recordation fee of $4,000 to the Agent, and (z) recordation of such assignment on the Register, as defined and provided below, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required. The Borrowers hereby designate the Agent to serve as the Borrowers' agent, solely for purposes of this SECTION 10.08(c), to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lender and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lenders, the transfer of any Commitment of such Lenders and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Acceptance pursuant to this SECTION 10.08(c). Coincident with the delivery of such an Assignment and Acceptance to the Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the aggregate principal amount so assigned shall be issued to the new Lender and, if applicable, a new Note shall be issued to the assigning or transferor Lender in the remaining aggregate principal amount of its Commitment and/or Loan not so assigned. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this SECTION 10.08(c); but excluding any such losses, claims, damages and liabilities incurred by reason of the gross negligence or willful misconduct of the Agent. Each Lender agrees to indemnify the Borrowers and the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Borrowers or the Agent by reason of the inaccuracy of any information which is furnished by such Lender concerning such Lender or its Lending Office or the amount assigned pursuant to an Assignment and Acceptance Agreement.

                  (d) Subject to the provisions of SECTION 10.09, the Borrowers and the Guarantors authorize each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers or the Guarantors which has been delivered to such Lender by the Borrowers or the Guarantors pursuant to this Agreement or which has been delivered to such Lender by the Borrowers or the Guarantors in connection with such Lender's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under SECTION 2.11 or 8.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of SECTION 8.02 or 8.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) Anything in this SECTION 10.08 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrowers to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

                  SECTION 10.09. Confidentiality. The Agent and each Lender acknowledges and agrees that each of the Borrowers and each of the Guarantors regard all information provided by it or on its behalf to the Agent or any Lender pursuant hereto or in connection herewith, other than information that is or becomes publicly available without breach of a confidentiality obligation (collectively, "Information"), as proprietary, highly confidential and sensitive. Accordingly, the Agent and each Lender agrees to use Information only for purposes of this Agreement and the transactions contemplated hereby and keep confidential all Information from anyone other than persons employed by the Agent or such Lender on a strict "need to know" basis and so long as such parties are notified of the confidential nature of such Information; provided that nothing herein shall prevent the Agent or any Lender from disclosing such information (a) to any other Lender, (b) upon the order of any court or administrative agency having jurisdiction over the Agent or such Lender, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or such Lender, (d) which has

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

been publicly disclosed other than as a result of breach of this Agreement, (e) to the extent reasonably required in connection with any litigation relating to this Agreement to which the Agent, any Lender or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender's legal counsel and independent auditors and (h) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this SECTION 10.09; provided that should disclosure of any Information be required by virtue of clause (b) or (c) of the immediately preceding sentence, to the extent permitted by law, any relevant Lender shall promptly notify the Borrowers or the Guarantors of same so as to allow the Borrowers or the Guarantors to seek a protective order or to take any other appropriate action; provided, further, that, no Lender shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrowers or the Guarantors to effect any such action.

                  Notwithstanding anything herein to the contrary, "Information" shall not include, and the Lender may disclose to any and all persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Lender relating to such tax treatment and tax structure.

                  SECTION 10.10. Representation by Lenders. Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to SECTION 10.08, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.

                  SECTION 10.11. Obligations Several. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Credit Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                  SECTION 10.12. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law).

                  SECTION 10.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Credit Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                  SECTION 10.14. Interest.

                  In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Credit Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrowers shall notify such Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrowers not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Lenders hereunder or under any of the Notes or the other Credit Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, each of the Borrowers covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrowers of such Excess, and (ii) the Borrowers shall not seek or pursue any other remedy, legal or equitable, against the Agent or any Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Lender, all interest at any time contracted for, charged or received from the Borrowers in connection with this Agreement, the Notes or any of the other Credit Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrowers, the Agent and each Lender shall, to the maximum extent permitted under applicable law, (x) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (y) exclude voluntary prepayments and the effects thereof. The provisions of this SECTION 10.14 shall be deemed to be incorporated into each Note and each of the other Credit Documents (whether or not any provision of this SECTION 10.14 is referred to therein). All such Credit Documents and communications relating to any Interest owed by the Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Credit Documents be automatically recomputed by the Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION 10.14.

                  SECTION 10.15. Interpretation. No provision of this Agreement or any of the other Credit Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  SECTION 10.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE BORROWERS (A) AND EACH OF THE LENDERS AND THE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY OF THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF NEW YORK, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF NEW YORK FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER CREDIT DOCUMENTS, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 10.01 FOR THE GIVING OF NOTICE TO THE BORROWERS. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWERS PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWERS, WITHIN ANY OTHER STATE OR JURISDICTION.

                  SECTION 10.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 10.18. Source of Funds -- ERISA. Each of the Lenders hereby severally (and not jointly) represents to the Borrowers that no part of the funds to be used by such Lender to fund the Loans hereunder from time to time constitutes (a) assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest nor (b) any other assets of any employee benefit plan. As used in this
SECTION 10.18, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  SECTION 10.19. Credit Inquiries. Each Borrower and each Guarantor hereby authorizes and permits the Agent and each Lender, at its discretion and without any obligation to do so, to respond to credit inquiries from third parties concerning any Borrower, any Guarantor or any of its Subsidiaries, subject to SECTION 10.09.

                  SECTION 10.20. Consequential Damages. NONE OF (A) THE LENDERS NOR THE AGENT SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWERS, THE GUARANTORS OR ANY OTHER PERSON OR ENTITY, NOR (B) THE BORROWERS NOR THE GUARANTORS SHALL BE RESPONSIBLE OR LIABLE TO THE LENDERS, THE AGENT OR ANY OTHER PERSON OR ENTITY, FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  SECTION 10.21. Entire Agreement. This Agreement, together with the other Credit Documents, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede and replace any agreement, written or oral, existing between or among the parties hereto in respect of such subject matter.

                  SECTION 10.22. Continuing Agreement. This Agreement, together with all other Credit Documents, shall continue in full force and effect, notwithstanding the termination of any one, or more or all of the Commitments or the payment in full of one, or more of all of the Obligations, unless and until all Commitments have been terminated, all Letters of Credit have expired or terminated and all Obligations due and owing on the date of termination (other than any Obligations of the type described in clauses (c) and (d) of the definition of such term) have been fully paid and satisfied, each in accordance with the terms and conditions hereof and of the other Credit Documents; provided, however, that so long as Obligations of the type described in clauses
(c) and (d) of the definition of such term are outstanding, such Obligations shall continue to be secured by the Collateral, the Agent shall continue to serve as collateral agent with respect thereto and the covenants in this Agreement and the Credit Documents pertaining to insuring, maintaining and preserving the Collateral, and Events of Default pertaining thereto, shall continue in force and effect, unless and only to the extent waived by Wachovia or any other Lender or any Affiliate of either to whom any such Obligations are owed or that is the other contracting party in any agreement giving rise to such Obligations. Once all Obligations have been paid or collateralized pursuant hereto or waived, the Agent and the Lenders shall execute, deliver and record all documents and instruments necessary to release all Liens and security interests in favor of the Agent and the Lenders on all Collateral at the Borrowers' expense.

                  [Signatures are contained on the following pages.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                    BORROWERS:

                                    BELDEN INC.

                                    By: /s/ Richard K. Reece   (SEAL)
                                        ----------------------
                                        Name: Richard K. Reece
                                        Title: V.P.

                                    7701 Forsyth Boulevard
                                    Suite 800
                                    St. Louis, MO 63105
                                    Telecopier No. (314) 854-8001
                                    Confirmation No. (314) 854-8000

                                    BELDEN TECHNOLOGIES, INC.

                                    By: /s/ Richard K. Reece   (SEAL)
                                        ----------------------
                                        Name: Richard K. Reece
                                        Title: V.P.

                                    7701 Forsyth Boulevard
                                    Suite 800
                                    St. Louis, MO 63105
                                    Telecopier No. (314) 854-8001
                                    Confirmation No. (314) 854-8000

                                    BELDEN COMMUNICATIONS COMPANY

                                    By: /s/ Richard K. Reece   (SEAL)
                                        ----------------------
                                        Name: Richard K. Reece
                                        Title: V.P.

                                    505 North 51st Avenue
                                    Phoenix, AZ  85043
                                    Telecopier No. (602) 233-5782
                                    Confirmation No. (602) 233-5000

                                    BELDEN WIRE & CABLE COMPANY

                                    By: /s/ Richard K. Reece    (SEAL)
                                        -----------------------
                                        Name: Richard K. Reece
                                        Title: V.P.

                                    2200 U.S. Highway 27 South
                                    Richmond, IN  47374
                                    Telecopier No.  (765) 983-5548
                                    Confirmation No.  (765) 983-5200

COMMITMENTS                         U.S. BANK NATIONAL ASSOCIATION (SEAL)

Revolving Loan
Commitment:
$22,500,000.00
                                    By: /s/
                                        ----------------------------------------
                                        Title

                                    Lending Office
                                    U.S. Bank National Association
                                    One US Bank Plaza, 5th Floor
                                    MLC: SL-MO-T5BC
                                    St. Louis, Missouri  63101
                                    Attention: Carolyn M. Rooney
                                    Telecopier number: 314-418-8556
                                    Confirmation number: 314-418-8340

COMMITMENTS                         COMERICA BANK,                        (SEAL)

Revolving Loan
Commitment:
$7,500,000.00
                                    By: /s/
                                        ----------------------------------------
                                        Title

                                    Lending Office
                                    Comerica Bank
                                    500 Woodward Avenue
                                    Detroit, Michigan  48226
                                    Attention: Mark Leveille
                                    Telecopier number: 313-222-9516
                                    Confirmation number: 313-222-3958

COMMITMENTS                         THE NORTHERN TRUST COMPANY            (SEAL)

Revolving Loan
Commitment:
$7,500,000.00
                                    By: /s/
                                        ----------------------------------------
                                        Title

                                    Lending Office
                                    The Northern Trust Company
                                    50 South LaSalle Street
                                    Chicago, Illinois 60675
                                    Attention: Fredric McClendon
                                    Telecopier number: 312-444-7028
                                    Confirmation number: 312-557-1893

COMMITMENTS                         ING BANK N.V.                         (SEAL)

Revolving Loan
Commitment:
$7,500,000.00
                                    By: /s/
                                        ----------------------------------------
                                        Title

                                    Lending Office
                                    ING Bank N.V.
                                    P.O. Box 32g
                                    ____________________________________________
                                    ____________________________________________
                                    Attention: B.F.G. Jacobs
                                    Telecopier number:__________________________
                                    Confirmation number:________________________

COMMITMENTS                         FIFTH THIRD BANK, INDIANA             (SEAL)

Revolving Loan
Commitment:
$5,000,000.00
                                    By: /s/
                                        ----------------------------------------
                                        Title

                                    Lending Office
                                    Fifth Third Bank
                                    20 N.W. Third Street
                                    Evansville, Indiana  47705
                                    Attention: Shawn Hagan
                                    Telecopier number: 314-889-3377
                                    Confirmation number: 314-889-3388

COMMITMENTS                         WACHOVIA BANK, NATIONAL
                                    ASSOCIATION,
                                    as Agent and as a Lender              (SEAL)

Revolving Loan
Commitment:
$25,000,000.00
                                    By: /s/
                                        ----------------------------------------
                                        Title

                                    Lending Office
                                    Wachovia Bank, National Association
                                    Mail Code GA 8056
                                    191 Peachtree Street
                                    Atlanta, Georgia  30303
                                    Attention: Capital Finance
                                    Telecopier number: 404-332-6920
                                    Confirmation number: 404-332-1201

                                    copy to:

                                    Wachovia Bank, National Association
                                    201 South College Street
                                    CP-8
                                    Charlotte, North Carolina 28288-0680
                                    Attention: Agency Services
                                    Telecopier number:  704-383-0288
                                    Confirmation number: 704-383-3721

TOTAL COMMITMENTS:

Revolving Loans:
$75,000,000.00
                                                                             122